As Filed with the Securities and Exchange Commission on April 12, 1999

                                               Registration No. 33-96292

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549

            POST EFFECTIVE AMENDMENT NUMBER SEVEN TO FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   FREMONT FUND, LIMITED PARTNERSHIP
         (Exact name of registrant as specified in its charter)

                                INDIANA
                        [State of organization]

               6289                                        35-1949364
       (Primary SIC Number)                               (I.R.S. EIN)

                            5916 N. 300 West
                         Fremont, Indiana 46737
                       Telephone:  (219) 833-1306
 (address and telephone number of registrant's principal executive offices)

                          Ms. Shira Del Pacult
                            5916 N. 300 West
                         Fremont, Indiana 46737
            Telephone:  (219) 833-1306; Facsimile (219) 833-1505
    (Name, address and telephone number of agent for service of process)

                              Copies to:
                    William Sumner Scott, Esquire
                         The Scott Law Firm
                         5121 Sarazen Drive
                      Hollywood, Florida 33021
              (954) 964-1546; Facsimile (954) 964-1548

The sale of these securities commenced August 12, 1996. No sales have been made since April, 1997.

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  5,000           $1,000               $5,000,000         $1,724
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) The actual sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.

The registrant hereby amends this registation statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

                       FREMONT FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST

                              $5,000,000 of Units

                      Sold at Month End Net Unit Value(1)

Fremont Fund, Limited Partnership (the "Partnership") is an Indiana limited partnership, which is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right, without notice to the Limited Partners, to employ, terminate and change the equity assigned to independent trading managers ("Commodity Trading Advisors") to select trades. A prospectus to disclose all material information will be delivered to each subscriber either at or before the time of confirmation of the investment in the Units. THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 9 OF THE PROSPECTUS.

* Futures, commodity option, and forward trading are speculative, volatile and involves a high degree of risk. The investors could lose all, or substantially all, of their investment.

* The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership. Assuming Net Assets of $621,134.80 (as of Dec 31, 1998), the General Partner estimates the Partnership must generate a 37.3% return on investment during its first twelve months of trading to offset expenses and approximately 40.3% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. If both expenses and redemption charges are not offset, investors will not receive any return on their investment.
See "Charges to the Partnership".

* The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Unit Value (the "Redemption Rights"). No public market for the Units exists and none is expected to develop. See "No Right To Transfer Units And Limited Ability To Realize Return On Investment", and "Redemptions", and "The Limited Partnership Agreement, Redemptions".

* The Partnership does not expect to make distributions. Limited Partners must rely on their limited right of transfer and redemption to realize a return on their investment. See "No Right To Transfer Units - Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

* The General Partner and its principal and Affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

* Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

* The General Partner and its principal have limited experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Initial Price to   Sales           Proceeds to
                              Public(1)          Commissions(2)  Partnership(3)

Per Limited Partnership Unit  Net Asset Value    6%              Net Asset Value
Total Maximum                 $5,000,000         $300,000        $4,700,000

See Notes on page i

                     FREMONT FUND, LIMITED PARTNERSHIP
                5916 N. 300 West - Fremont, Indiana 46737
                        Telephone:  (219) 833-1306

                Date of this Prospectus us April 12, 1999

NOTES:

(1) Units are offered for sale, from time to time, in the discretion of the General Partner, at a price per Unit equal to the value of the Units adjusted to reflect the results from trading after payment of expenses and fees, (the "Net Unit Value"), as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement.

The Units are being offered through Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, (219) 833-1306, (the "Selling Agent" or "FIC"), a National Association of Securities Dealers, Inc. ("NASD") registered broker-dealer, on a "best efforts" basis.

(2) See "Plan of Distribution - The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including the principal and Affiliates of the General Partner, who sold the Units.

(3) The Partnership sold the Minimum of six hundred (600) Units and commenced trading in November, 1996. The Partnership continues to offer up to a maximum of $5,000,000 of Units until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.

The General Partner may accept or reject subscriptions within five (5) business days of receipt. If a subscription is rejected or if subscriptions for at least six hundred (600) Units are not accepted during the Initial Offering Period, or any extended Offering Period, all subscriptions will be returned to prospective subscribers as soon as practicable.

        [The balance of this page has been intentionally left blank.]

                    COMMODITY FUTURES TRADING COMMISSION
                          RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 26 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 22.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 9.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

          [THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                      NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE TERMINATION OF THIS OFFERING, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, ARE REQUIRED TO DELIVER A PROSPECTUS AND ALL POST EFFECTIVE AMENDMENTS TO ALL PROSPECTIVE PURCHASERS OF THE UNITS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: FREMONT FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF
THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD

AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN (i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                     VARIOUS SPECIFIC STATE NOTICES

NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS COMMODITY POOL. THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. ACCORDINGLY, (a) THE LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE; AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT TO
SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE. THE CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS FOLLOWS: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA,
EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES".

NOTICE TO IDAHO INVESTORS

INVESTORS WHO ARE RESIDENTS OF IDAHO ARE REQUIRED TO HAVE A NET WORTH OF $100,000 OR NET WORTH OF $50,000 AND ANNUAL INCOME OF $50,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.

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                         TABLE OF CONTENTS

COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT      ii
NOTICE TO RESIDENTS OF ALL STATES      iii
  VARIOUS SPECIFIC STATE NOTICES      iv
PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION      1
SUMMARY OF THE OFFERING      1
  RISK FACTORS      1
  CONFLICTS OF INTEREST      3
  DIAGRAM OF PARTNERSHIP STRUCTURE & COMMISSIONS  FREMONT FUND, LIMITED
  PARTNERSHIP      4
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION      5
      Business Objective and Expenses      5
      Securities Offered      5
  CHARGES TO THE PARTNERSHIP      5
      Compensation of the General Partner      5
      Management and Incentive Fees      6
      Charges to the Partnership      6
  USE OF PROCEEDS      7
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY      7
  FEDERAL INCOME TAX ASPECTS      8
      No Legal Opinion As To Certain Material Tax Aspects      8
  REDEMPTIONS      8
  PLAN OF DISTRIBUTION      9
  SUBSCRIPTION PROCEDURE      9
RISK FACTORS      9
  PAST 10-K AND 10-Q FORMS WERE FILED LATE      9
  LIMITED OPERATION EXPERIENCE OF THE GENERAL PARTNER      10
  THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES - INVESTORS HAVE LIMITED
  OPPORTUNITY TO REALIZE RETURN ON INVESTMENT      10
  NO RIGHT TO TRANSFER UNITS - LIMITED ABILITY TO REALIZE RETURN ON
  INVESTMENT      10
  INVESTORS MUST RELY UPON THEIR LIMITED RIGHT OF TRANSFER AND REDEMPTION
  RIGHTS TO REALIZE A RETURN ON THEIR INVESTMENT      11
  RELIANCE ON THE PRINCIPAL OF THE GENERAL PARTNER COULD BE RESTRICTIVE
  TO PARTNERSHIP ACTIVITIES      11
  GENERAL PARTNER AND CTA TO SERVE OTHER COMPETING BUSINESSES      11
  PARTNERSHIP HAS LIMITED OPERATING HISTORY      11
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE      12
  LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED      12
  PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE      12
  LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT      12
  COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE - UNITS MAY NOT
  BE REDEEMABLE BEFORE SUBSTANTIAL DEVALUATION OF NET UNIT VALUE      12
  LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT      13
  TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP - PARTNERSHIP MAY
  BECOME DEVALUED BEFORE GENERAL PARTNER IS ABLE TO TAKE REMEDIAL ACTION    13
  PARTNERSHIP COULD LOSE SUBSTANTIAL ASSETS DUE TO LACK OF MARKET
  LIQUIDITY      13
  INCREASED TRADING EQUITY TO CTA MAY ADVERSELY AFFECT THEIR PERFORMANCE    13
  PARTNERSHIP WILL NOT BE COMPENSATED IF PARTNERSHIP ACTIVITY RESULTS IN
  LOWER COMMISSIONS FOR OTHER ACCOUNTS      14
  FAILURE OF COMMODITY BROKERS OR BANKS COULD RESULT IN LOSS OF ASSETS      14
  COUNTERPARTY CREDITWORTHINESS MUST BE RELIED UPON IN FOREIGN MARKETS      14
  TRADING ON FOREIGN EXCHANGES INHERENTLY RISKIER THAN U.S. MARKETS      14
  TRADING FORWARD CURRENCY CONTRACTS ARE NOT SUBJECT TO U.S. REGULATION
  AND ARE INHERENTLY RISKY      14
  OPTIONS TRADING PUTS MORE PARTNERSHIP CAPITAL AT RISK      14
  POSITION LIMITS MAY AFFECT PROFIT POTENTIAL      15
  COMPETITION IS INTENSE      15
  ALLOCATION OF EQUITY TO A CTA MAY OCCUR AT SUBOPTIMAL TIME FOR
  MAXIMIZING PROFITS      15
  CHANGES IN THE SIZE OF THE PARTNERSHIP MAY ADVERSELY AFFECT CTA's
  ABILITY TO TRADE PROFITABLY      15
  FAILURE TO MAINTAIN NET WORTH OF THE GENERAL PARTNER MAY RESULT IN
  SUSPENSION OF TRADING AND SUSTAINED LOSSES      16
  INABILITY TO MAINTAIN NET WORTH OF GENERAL PARTNER COULD RESULT IN
  POSSIBILITY OF TAXATION AS A CORPORATION      16
  GENERAL PARTNER NOT TO ADVISE INVESTORS - INCLUDING RETIREMENT PLAN AND
  IRA PARTICIPANTS      16
  INVESTORS NOT PROTECTED BY THE INVESTMENT COMPANY ACT OF 1940      16
  POSSIBILITY OF AUDIT - PARTNERS MAY BE SUBJECT TO AUDIT AND PENALTIES     16
  GENERAL PARTNER MAY SETTLE IRS CLAIM NOT IN THE BEST INTEREST OF THE
  PARTNERS      17
  POSSIBLE ADVERSE DETERMINATION BY THE IRS - PARTNERS MAY BE SUBJECT TO
  BACK TAXES AND PENALTIES      17
CONFLICTS OF INTEREST      17
  GENERAL PARTNER, THE CTA, AND THEIR PRINCIPALS MAY PREFERENTIALLY
  MANAGE EQUITY FOR THEMSELVES AND OTHERS      17
  POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER MAY LIMIT
  PARTNERS' ABILITY TO CONTROL CERTAIN ISSUES      18
  GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP   18
  FEES AND CHARGES TO THE PARTNERSHIP NOT NEGOTIATED AND MAY DISCOURAGE
  PROFITABLE TRADING      18
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE      18
  THE PARTNERSHIP MAY ENGAGE MULTIPLE CTAs      19
  GENERAL PARTNER TO DISCOURAGE REDEMPTIONS      19
  CTA MAY ENGAGE IN HIGH RISK TRADING TO GENERATE INCENTIVE FEES      19
  IB AFFILIATED WITH THE GENERAL PARTNER  RETAINS A SHARE OF THE
  COMMISSIONS AND IS NOT LIKELY TO BE REPLACED      19
  NO RESOLUTION OF CONFLICTS PROCEDURES      19
  INTERESTS OF NAMED EXPERTS AND COUNSEL      19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION      20
  THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS      20
  THE COMMODITY TRADING ADVISOR      20
  THE ADVISORY CONTRACT AND POWER OF ATTORNEY      20
  BUSINESS OBJECTIVE AND EXPENSES      20
  EXPENSES PER UNIT FOR THE FIRST 12-MONTH PERIOD OF OPERATIONS      21
  SECURITIES OFFERED      22
  MANAGEMENT'S DISCUSSION      23
  FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER      24
  INDEMNIFICATION      24
  RELATIONSHIP WITH THE FCM AND THE IB      25
  RELATIONSHIP WITH THE CTA      25
  RISK CONTROL      26
CHARGES TO THE PARTNERSHIP      26
  COMPENSATION OF GENERAL PARTNER      26
  MANAGEMENT FEE AND INCENTIVE FEES TO THE CTA      26
  FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER      27
  ALLOCATION OF COMMISSIONS      27
  OTHER EXPENSES      28
  CHARGES TO THE PARTNERSHIP      28
  INVESTOR SUITABILITY      29
POTENTIAL ADVANTAGES      29
  EQUITY MANAGEMENT      29
  INVESTMENT DIVERSIFICATION      29
  LIMITED LIABILITY      29
  ADMINISTRATIVE CONVENIENCE      30
  ACCESS TO THE CTA      30
USE OF PROCEEDS      30
DETERMINATION OF THE OFFERING PRICE      30
NO MARKET AND LIMITATION OF RIGHT OF TRANSFER      31
THE GENERAL PARTNER      31
  IDENTIFICATION      31
  THE PRINCIPAL AND OFFICER OF THE GENERAL PARTNER      31
  TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL      31
LIMITED PRIOR PERFORMANCE AND REGULATORY NOTICE      31
  TRADING MANAGEMENT      32
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY      32
  THE ADVISORY CONTRACTS      32
  FREQUENCY OF CTA AND EQUITY REALLOCATIONS      32
  THE COMMODITY TRADING ADVISORS      33
PERFORMANCE OF FREMONT FUND, LIMITED PARTNERSHIP      36
THE FUTURES COMMISSION MERCHANT      45
FEDERAL INCOME TAX ASPECTS      46
  SCOPE OF TAX PRESENTATION      46
  NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS      47
  PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER      47
  NO IRS RULING      47
  TAX OPINION      47
  PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES      48
  BASIS LOSS LIMITATION      48
  AT-RISK LIMITATION      49
  INCOME AND LOSSES FROM PASSIVE ACTIVITIES      49
  ALLOCATION OF PROFITS AND LOSSES      49
  TAXATION OF FUTURES AND FORWARD TRANSACTIONS      49
  SECTION 988 FOREIGN CURRENCY TRANSACTIONS      50
  CAPITAL GAIN AND LOSS PROVISIONS      50
  BUSINESS FOR PROFIT      50
  SELF-EMPLOYMENT INCOME AND TAX      50
  INDIVIDUAL ALTERNATIVE MINIMUM TAX      50
  INTEREST RELATED TO TAX EXEMPT OBLIGATIONS      50
  NOT A TAX SHELTER      51
  TAXATION OF FOREIGN PARTNERS      51
  PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES      51
EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S      51
THE LIMITED PARTNERSHIP AGREEMENT      52
  FORMATION OF THE PARTNERSHIP      52
  UNITS      52
  MANAGEMENT OF PARTNERSHIP AFFAIRS      52
  ADDITIONAL OFFERINGS      52
  PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS      52
  FEDERAL TAX ALLOCATIONS      53
  TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER      53
  TERMINATION OF THE PARTNERSHIP      53
  MEETINGS      53
  REDEMPTIONS      53
PLAN OF DISTRIBUTION      54
SUBSCRIPTION PROCEDURE      54
LEGAL MATTERS      54
LITIGATION AND CLAIMS      54
LEGAL OPINION      55
EXPERTS      55
ADDITIONAL INFORMATION      55

FINANCIAL STATEMENTS

A.    FREMONT FUND, LIMITED PARTNERSHIP
      Audited Balance Sheets and Income Statements as of December 31, 1996, 1997 and 1998
      With Notes to Statement of Financial Condition
      Unaudited Balance Sheet and Income Statement as of February 28, 1999

B.    PACULT ASSET MANAGEMENT, INC.
      Audited Balance Sheets and Income Statements as of December 31, 1996, 1997 and 1998
      With Notes to Statement of Financial Condition
      Unaudited Balance Sheet and Income Statement as of February 28, 1999

APPENDIX I - Commodity Terms And Definitions; State Regulatory Glossary

APPENDIX II - Performance Record Of The Fund

APPENDIX III - Supplemental Performance Information for Bell Fundamental Futures, L.L.C.

EXHIBIT A - Limited Partnership Agreement

EXHIBIT B - Request For Redemption

EXHIBIT C - Suitability Information

EXHIBIT D - Subscription Agreement And Power Of Attorney

EXHIBIT E - Form of Advisory Agreement for Bell Fundamental Futures, L.L.C.

EXHIBIT F - Form of Advisory Agreement for Hanseatic Corporation

                PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION

Fremont Fund, Limited Partnership (the "Partnership") is an Indiana limited partnership. Its main business office is 5916 N. 300 West, P.O. Box C, Fremont, Indiana (219) 833-1306. It is managed by Pacult Asset Management, Inc., a Delaware corporation, its general partner (the "General Partner"), with its main business office c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139. The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. The objective of the Partnership is substantial capital appreciation with controlled volatility. There can be no assurance that the Partnership will achieve its objectives or avoid substantial losses.

The Partnership commenced operation in November, 1996. Therefore the General Partner and its principal have limited experience in the management of a commodity pool; however, the principal of the General Partner, Ms. Shira Pacult, has been engaged in supervision of individual managed commodity accounts for over 18 years. In addition, Ms. Pacult is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business. See "Description of the General Partner". The Partnership hereby offers to sell $5,000,000 of units of limited partnership interest (the "Units") under the terms and conditions described herein. The Units are offered at a price per Unit equal to the value of the Units adjusted to reflect the results from trading after payment of expenses and fees, (the "Net Unit Value"), as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement. The minimum purchase per investor is $25,000; provided, however, the General Partner, in its sole discretion, may reduce this amount while maintaining regulatory compliance.

The transferability of Units is subject to the approval of the General Partner and no trading or market for the Units now exists or is expected to develop on any exchange or over the counter market. Consequently, Units should be purchased for long-term investment only. There also can be no assurance that any additional Units will be sold.

                         SUMMARY OF THE OFFERING

The following summary is qualified, in its entirety, by the more detailed information appearing elsewhere in this Prospectus, in the Exhibits, and other documents identified herein. Reference to subsections in this Prospectus are in quotation marks. Terms with the initial letter capitalized are defined in the Glossary in Appendix I to this Prospectus.

RISK FACTORS
An investment in the Partnership is speculative and involves substantial risks which include, but are not limited to, the risk of loss of a Partner's entire investment. See "Description of Charges", "Risk Factors", "Conflicts of Interest", and Exhibit A.

* The Partnership relies upon the General Partner to conduct the main business of the Partnership's affairs. The Limited Partners do not participate in the management of the Partnership, and the General Partner has absolute discretion over the selection of the CTAs, the allocation of assets, and the commencement and cessation of trading. The General Partner is also the general partner of a private commodity pool, Auburn Fund, Limited Partnership, which commenced operation in April, 1998. In that regard, the General Partner has limited experience as a commodity pool operator and in conducting such business, although the principal of the general partner has 18 years experience supervising individual managed commodity accounts.

* Past SEC reporting forms 10-K and 10-Q for the Fund were filed late due to misinterpretation of the law by legal counsel. However, the Fund did not suffer any adverse consequences and the General Partner has taken steps to assure that the quarterly Form 10-Q is filed within 45 days after each quarter and the annual Form 10-K is filed within 90 days after the end of each year.

* The Limited Partners have a limited opportunity to realize a return on their investment. This is due to the substantial fees, commissions, and repayment of offering costs to which the Partnership is subject. The Partnership must earn income of $290.31 per Unit during the first year of a subscriber's investment to permit an investor to redeem a Unit at the original per unit subscription amount. The Partnership does not expect to make distributions, and if it does, those distributions may be subject to being recalled if the Partnership becomes insolvent. Accordingly, the Limited Partners must rely upon their limited rights of transfer and redemption to realize a return on their investment. The Limited Partners are also subject to redemption fees during the first two years of investment and there are restrictions upon the transfer and redemption procedures.

* Both the General Partner and the CTAs it selects to trade for the Partnership may serve other businesses with competing interests. See "Conflicts of Interest". The General Partner also serves as the general partner of a privately offered commodity pool, Auburn Fund, Limited Partnership. As the principal of the General Partner, Ms. Shira Del Pacult, is also a principal of the Introducing Broker, which receives fixed commissions for payment of brokerage commissions, it would be in Ms. Pacult's interest to select CTAs who minimize the number of trades at the expense of the Partnership. The General Partner is also required by federal law to maintain a minimum net worth. If the minimum is not maintained, the Partnership would be forced to suspend trading, in which case it could experience significant losses.

* The CTAs conduct trades for both themselves and other clients, in addition to the Partnership. It would be possible for a CTA to experience limitations on the number of positions it may take, therefore not maximizing the profit potential, as a result of taking the same position with several clients' funds. It would also be possible for a CTA to preferentially liquidate positions in one account while the others sustain significant losses.

* Futures, commodity options, and forward contract trading are speculative and volatile, and are thus inherently risky. In addition, only a fraction of the commodity contract value is required as a security deposit. Should a trade perform poorly, the Partnership is at risk of a demand for money to cover the balance of the transaction. Such a demand could deplete the Partnership of all its assets. The CTAs sell option contracts, which often require less security deposit. There are also limits placed upon (i) the total number of positions a trader may take; (ii) the total number of positions that may be taken by all traders in a given market as a whole; and
(iii) the amount of change in price a given commodity may fluctuate in a given day. Such limits may restrict the profit potential of the Partnership. In addition, it is possible that a trader may not be able to liquidate a position due to successive daily changes in the price of a commodity reaching their maximum limit. There is no guarantee that Partners will be able to redeem Units before substantial losses are incurred through trading.

* The CTAs also trade on foreign markets, which are not regulated by the United States and are thus inherently riskier to trade than U.S. markets. Specifically, there would be little recourse to recover trading assets lost as a result of the collapse of a foreign government or private institution. The trades are also denominated in the foreign currency particular to the location of the trade, and are thus adversely affected by inflation and currency fluctuation. The CTAs may also trade forward currency contracts not subject to U.S. regulation, in which there are no limitations on daily price moves or on the number of positions available to be taken. The Partnership's assets are at greater risk by the CTAs taking positions on such foreign markets.

* There are also risks inherent to operation of the Partnership, including the intense competition in commodity futures trading, the limited experience of the General Partner, the right of the CTAs to resign without notice, and the fact that trades are executed without notice to the Partnership. The Partnership competes with others who may have greater financial and analytical resources at their disposal. The CTAs assigned by the General Partner have complete discretion over the execution of trades, and as a result, the Partnership may experience substantial losses before the General Partner is able to take remedial action. The Partnership also relies upon the solvency of the commodity brokers and banks which hold a substantial portion of the Partnership's assets. A failure of one of these entities could result in unrecoverable loss to the Partnership's assets.

* There are several risks to investors due to the amount of capital raised through this offering and the amount of Partnership assets. Increases or decreases in the amount of trading equity assigned to the CTAs may adversely affect their performance and cause the Partnership to suffer losses.

* There are significant tax issues which present risks to investors. The Limited Partners are subject to taxes on profits not distributed. The Partnership is currently not taxed as a corporation, but should the IRS rule to the contrary because a limited partner has taken management, the Partnership and its Partners may be subject to higher taxes on profits, as well as possible back taxes, interest, penalties, and an audit. The General Partner also has the power to settle IRS claims on behalf of certain Limited Partners when such settlement may not be in their best interest.

CONFLICTS OF INTEREST

Significant potential and actual conflicts of interest may arise, including:

(i) The principal of the General Partner, Ms. Shira Del Pacult, the General Partner, and the CTAs have the right to manage other commodity pools and/or accounts. They may also engage in trading for their own accounts without making those records available for inspection. It is possible for these persons to trade other accounts preferentially over the Partnership. Additionally, a CTA is limited in the number of simultaneous positions it may take, and may therefore favor accounts which offer greater financial incentives.

(ii) The General Partner, its principal, Ms. Shira Del Pacult, and their Affiliates may purchase enough Units in the Partnership to retain voting control. This may limit the ability of the Limited Partners to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in the basic investment policy of the Partnership, dissolution of the Partnership, or the sale or distribution of the Partnership's assets. The General Partner is not allowed to vote on the issue of its own removal, but it is not likely to voluntarily remove itself as it receives a fixed management fee of 2%.

(iii) An Affiliate of the General Partner receives the difference between the fixed commissions and the actual round-turn commissions paid from the Partnership's trading activities, creating a disincentive for the General Partner to replace the IB which is Affiliated with it even if such replacement may be in the best interest of the Partnership.

(iv) A 12% fixed commission is paid to the Introducing Broker (the "IB") Affiliated with the General Partner in lieu of round-turn brokerage commissions which have not been negotiated at arm's length, nor has the 2% management fee paid to the General Partner. It is not likely that the General Partner would remove itself or the IB even if it were in the best interest of the Partnership.

(v) The Selling Agent is Affiliated with the principal of the General
Partner and, therefore, no independent due diligence of the offering has been nor will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

(vi) The General Partner selects the trading advisors for the Partnership and the trading advisors determine the frequency of trading, resulting in a conflict of interest of the General Partner between it selecting trading advisors who will trade to maximize profits rather than to minimize the number of trades; i.e., it is in the best interest of the General Partner to reduce the frequency of trading to maximize the difference between the fixed commission and the share of the fixed commission, after payment of the round-turn commissions, the IB Affiliated with it receives.

(vii) If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. Also, as incentive fees are paid with respect to the individual performance of each CTA, it is possible for the Partnership to experience a net loss and be required to pay out incentive fees.

(viii) The General Partner has an incentive to discourage redemptions because the IB Affiliated with the General Partner receives a portion of the fixed commissions based on the Net Asset Value (the total assets of the Partnership minus commissions, fees, and other charges) of the Partnership assigned to be traded.

(ix) The CTAs are compensated based on a percentage of the profits they generate and thus may have an incentive to engage in ill-advised trades. In addition, each CTA will trade independently of the others. Thus, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership.

(x) It is extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not result in adverse consequences to the Partnership or the Limited Partners. The General Partner has not established formal procedures, and none are expected to be established in the future, to resolve potential conflicts of interest which may arise.

See "Conflicts of Interest" and "Risk Factors". The following diagram represents the Partnership structure and summary of commissions received. See "Charges to the Partnership".

                Diagram of Partnership Structure & Commissions
                       Fremont Fund, Limited Partnership
[Diagram Omitted]
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

*  Business Objective and Expenses

The Partnership engages in the speculative trading of domestic and foreign commodity futures contracts and options at the direction of the independent commodity trading advisors (the "CTAs") it selects. See "Risk Factors", "Conflicts of Interest", "Use of Proceeds", "General Partner", "Commodity Trading Advisors", Appendix I and Exhibit A. The audited balance sheets of the Partnership and General Partner are attached hereto. See, "Experts" and the Financial Statements. The Partnership was organized in January 1995 and has been operating since November, 1996. The principal objective is to generate increased capital. There can be no assurance that the Partnership can achieve this objective. Distributions of profits, if any, will be made at the sole discretion of the General Partner. The Partnership is subject to substantial charges, regardless of whether profits are earned. If there are no claims, the Partnership must earn approximately a 40.4% return on equity based on the current amount of equity invested in the Partnership, or a 26.5% return on equity if the Maximum is sold to permit the investor to Redeem a Unit at the sales price of the Net Unit Value at the completion of one year from the date of investment. In addition, Partners are required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there are no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives.

*  Securities Offered

The Fremont Fund, Limited Partnership (the "Partnership") offers and sells Limited Partnership interests in the Partnership which have pro rata rights to profit and losses with all other owners equal to their Capital Contribution. The Limited Partners are not exposed to payment of debts of the Partnership in excess of their subscription amount; provided, however, in the event the Limited Partners were to receive distributions which represent a return of Capital, such distributions, in the event of insolvency of the Partnership, would have to be returned to pay Partnership debts. In addition, these limited partners have no voice in the day to day management of the Partnership. They do have the right to vote on Partnership matters such as the replacement of the General Partner. The Partnership commenced trading November, 1998, and as of February 28, 1999, there were 910 Units outstanding. The remaining Units will be offered for sale at the Net Unit Value as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and Capital Contribution from the subscriber. As the Minimum for this offering has already been sold and operation of the Partnership has commenced, no escrow will be utilized for Units sold. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner and deposited in the Partnership account, may not be withdrawn by subscribers. Although a maximum of $5,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number or limit to Capital Contributions for Units which may be offered or sold by the Partnership by future offerings. There cannot be any assurance that any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

CHARGES TO THE PARTNERSHIP

This prospectus discloses all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner and its Affiliates earn in connection with the offering.

*  Compensation of the General Partner

The Partnership pays a fixed amount for brokerage commissions of twelve percent (12%) per year, payable monthly upon the assets assigned by the General Partner for trading to Futures Investment Company, the introducing broker, (the "IB"), Affiliated with the principal of the General Partner, for introducing trades through ABN AMRO Incorporated, the futures commission merchant (the "FCM"). See "The Futures Commission Merchant". The IB pays all round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM, which acts in the normal capacity as a futures commission merchant, holds the equity assigned by the General Partner for trading, and clears the trades entered by the CTAs pursuant to the power of attorney granted by the General Partner to the CTAs to trade on behalf of the Partnership. In the unlikely event the CTAs trade 765 round turns for every million dollars ($1,000,000) in any month, the General Partner has the right, but not the obligation, to suspend trading until the commencement of the next month. This suspension of trading is to limit the exposure to loss to the General Partner to a defined amount determined by the maximum number of round turn commissions the IB pays to the FCM during any one month. Trading will automatically resume the following month subject to the same maximum of 765 trades for that and any future month. From the 12% paid by the Partnership, the IB pays six percent (6%) per year to the broker dealers and other duly licensed entities, pro-rated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions, in exchange for services provided to the investors and the Partnership to communicate results to the investors and other similar assistance. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced.

*  Management and Incentive Fees

The Partnership pays a management fee to the General Partner at the annual rate of two percent (2%) of equity in the Partnership payable at the end of each month (1/6 of 1%) and a management fee to the CTAs of four percent (4%) per year, payable at the rate of one-third of one percent (1/3 of 1%) of the equity allocated to each CTA to trade at the close of each month, which are held in the trading account assigned to them at the futures commission merchant or merchants. The Partnership also pays to the General Partner an allocation of profit, earned in the accounts assigned to each CTA, of fifteen percent (15%) of the New Net Profit for each CTA. New Net Profit is calculated for each quarterly period that the net value of the trading equity for a CTA as of the end of each quarterly period for each account exceeds the highest previous quarterly net value of the trading equity in that account for that CTA. The General Partner is responsible for payment of all incentive fees to the CTAs. It will be possible for one of the CTAs to produce New Net Profit in the account assigned to it and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the quarter or the year. The Partnership is also obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, defense and payment of claims, trading and office expenses, and sales charges. See "Description of Charges to the Partnership".

*  Charges to the Partnership

Entity                         Form of Compensation                            Amount of Compensation

General Partner
                               Management fee                                  2% management fee of Net Asset Value

                               Reimbursement of Offering Expenses              Reimbursement of Offering
                                                                               Expenses upon the Initial Closing

                               Reimbursement of Organizational Expenses        Reimbursement of Organizational Expenses
                                                                               amortized over 60 months

Selling Agents                 Sales Commission                                A one time charge of 6% of Gross Selling
                                                                               Price of Units for Selling Commissions

                               Trailing Commission                             Trailing Commissions of 6%, paid annually,
                                                                               from the 12% fixed commissions paid to the
                                                                               Introducing Broker

Introducing                    Fixed Commissions                               12% of assets assigned by General Partner for
Broker Affiliated                                                              trading, less costs to trade to FCM and less
with the General                                                               6% trailing commissions paid to Selling
Partner                                                                        Agents which will include persons Affiliated
                                                                               with the General Partner Futures Commission
                                                                               Merchant

                               Round-turn commissions paid from the fixed      Brokerage Commissions negotiated with the
                               commissions paid by the Partnership             Introducing Broker;

                               Reimbursement of delivery, insurance,           Reimbursement by the Partnership of actual
                               storage and any other charges incidental to     payments to third parties in connection
                               trading and paid to third Parties               with Partnership trading

Commodity Trading Advisors     Fixed Management Fee                            4% per year of the trading equity assigned to
                                                                               the CTAs

                               Incentive Fee                                   15% of the New Net Profits of the account for
                                                                               each quarterly period that the net value of
                                                                               the trading equity at the end of such
                                                                               quarterly period for a CTA exceeds the
                                                                               highest previous quarterly net value of the
                                                                               trading equity for that CTA.

Third Parties                  Legal, accounting fees, and other actual        Estimated at $23,000 for each year after
                               expenses necessary to the operation of the      the first ($18,000 for accounting and
                               Partnership, and all claims and other           $5,000 for legal).  Claims and other costs
                               extraordinary expenses of the Partnership.      can not be estimated and will be paid as
                                                                               incurred.

See "Charges to the Partnership".

USE OF PROCEEDS

The gross sales price, less 6% sales commissions (i.e., the net proceeds of the offering, together with the General Partner's Capital Contribution) will be used in the Partnership's business of speculative, high risk trading of commodity futures contracts, inter-bank forward currency contracts, and options upon those contracts. Each newly admitted Partner's pro rata share of Offering Expenses will be deducted from their investment amount and used to credit the Capital Accounts of prior admitted Partners for the Offering Expenses they advanced. No limitations have been placed by the General Partner upon the positions or types of contracts which may be traded by the CTAs who trade for the Partnership. The General Partner has complete authority pursuant to the Partnership Agreement to determine, from time to time, the amount of equity deposited with the FCM and how much is used for other investments and on deposit in bank accounts. The General Partner deposits 3% of the prior month-end Net Asset Value to a regular checking account in the name of the Partnership to pay current expenses and Redemptions for the next month. The balance is deposited with the FCM to be available for trading. From 5% to 40% of the Net Asset Value on deposit with the FCM is committed to margin to hold positions taken by the CTAs for the account of the Partnership.

The General Partner purchases Units to permit it to maintain not less than a one percent (1%) interest in the income, losses, gains, deductions and credits of the Partnership. In addition, the General Partner may purchase additional Units for the same price established, from time to time, pursuant to the terms of this Offer, without payment of sales commissions.

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY

The General Partner is solely responsible for the selection of the CTAs and the allocation of equity to the CTAs it selects. The General Partner has entered in advisory contract with independent commodity trading advisors to direct all trading with the commodity broker, ABN AMRO Incorporated, (the "Futures Commission Merchant"). The Partnership currently relies, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit E, upon Bell Fundamental Futures, LLC ("Bell"), the Commodity Trading Advisor selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. The General Partner has assigned substantially all of the Partnership's net assets as trading equity. The first $600,000 of new equity raised pursuant to this offering will be assigned to Hanseatic Corporation ("Hanseatic") (see Exhibit F); and, thereafter, the General Partner intends to distribute all future equity among the two CTAs equally. No additional CTAs are contemplated to be added regardless of the number of additional Units sold; provided however, that the General Partner may, in its sole discretion and without notice to the Limited Partners, terminate any existing CTA, select additional CTAs, or change the allocation of equity among the CTAs. As each CTA will trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. As incentive fees are paid with respect to the individual performance of each CTA, it is possible for the Partnership to experience a net loss and be required to pay out incentive fees. None of the CTAs currently selected are Affiliates of the General Partner, or its principal, nor will the General Partner serve as CTA or select any other CTAs to trade for the Partnership which are Affiliates of it or its principal. See "The Commodity Trading Advisors" for a summary of the CTAs' performance information.

FEDERAL INCOME TAX ASPECTS

Partners must pay tax on any profits during the year earned by the Partnership even though no distributions may have been made during that year. The Partnership pays no income tax and prospective investors must recognize that the actual and pro-forma performance records set forth in this Prospectus do not reflect the taxes payable by investors on their investment. Partners are taxed on interest income earned by the Partnership even though trading produces losses in excess of such interest income. The Partnership's fiscal year for financial reporting and for tax purposes is the calendar year. The General Partner has delegated to Mr. James Hepner, certified public accountant, the responsibility for the preparation of the Partnership's Form K-1's which is the Internal Revenue Service form which reports the taxable income and loss to each individual Partner and which are included in the Partnership's tax return. The General Partner has or will make certain elections on behalf of the Partnership and has been appointed "tax matters partner" in the Limited Partnership Agreement to determine the Partnership's response to an audit and to bind certain Limited Partners to the terms of any settlement. Such settlement may not necessarily be in the best interest of the Limited Partners. The General Partner intends not to treat any part of the incentive profit sharing, brokerage commissions and other ordinary expenses of the Partnership as "investment advisory fees". A change in such treatment could result in the Partners recognizing taxable income despite having incurred a financial loss. No legal opinion has or will be requested by the Partnership in regard to any tax matter which involves the determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit.

*  No Legal Opinion As To Certain Material Tax Aspects

No legal opinion has or will be requested by the Partnership in regard to any State income tax issue. In addition, tax counsel to the Partnership cannot opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. Accordingly, investors are encouraged to seek independent tax counsel with regard to these matters. See "Federal Income Tax Aspects".

REDEMPTIONS

No Partner may redeem or liquidate any Units until six (6) months after the investment in the Partnership. A Limited Partner may thereafter request the Partnership, subject to payment of fees, if applicable, and other conditions, to redeem Units held by such Limited Partner at the Net Unit Value, adjusted to reflect certain reserves and contingencies, as determined at the end of the applicable monthly period. Redemption shall be after all liabilities, contingent, accrued, and reserved, in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value. A Limited Partner desiring to have Units redeemed must provide written notice to the General Partner by 12:00 noon on the tenth calendar day immediately preceding the last business day of the month in which the Units are requested to be redeemed.

Under certain circumstances, the General Partner may honor requests for Redemption only in part and/or suspend Redemptions or delay payment of Redemptions. These circumstances include, but are not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons. The Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default. The General Partner, in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

Redemption of Units shall be charged a redemption fee towards the value of the Units and will be made payable to the Partnership equal to four percent (4%) for all Redemptions requested prior to the nineteenth day of the sixth month after the date of the sale of the Units for which Redemption is requested. Thereafter, there will be a reduction of one percent (1%) for each six (6) months the investment in the Units remained invested in the Fund after the initial six months; i.e., 7-12 months a Redemption fee of 3%, 13-18 months 2%, 19-24 months 1%, and, thereafter, no redemption fee.

See the Limited Partnership Agreement, Exhibit A, and "The Limited Partnership Agreement, Redemptions". Distributions will be made from the Partnership only in the sole discretion of the General Partner and no such distributions are expected to be made.

PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company ("FIC"), the Affiliated IB of the principal of the general partner, and other broker dealers it, or the General Partner may select, on a best efforts basis. The selling commission is six percent (6%) of the gross subscription for all Units sold. See "Subscription Procedure" and "Plan of Distribution". FIC is registered as a broker dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

SUBSCRIPTION PROCEDURE

The minimum investment per subscriber in the Partnership is $25,000. The General Partner may, in its sole discretion, agree to accept investments from a subscriber of less than $25,000 while maintaining regulatory compliance.
All investments are subject to compliance with the minimum suitability standards established by the state of residence of the investor. Unless higher amounts are otherwise specified for residents of a particular state, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings, and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (once again determined exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units, if the donor or grantor is the fiduciary. In order to purchase Units, an investor must complete, execute, and deliver to the General Partner a Subscription Agreement, see Exhibit D.

                                 RISK FACTORS

Investment in the Units is speculative, involves a high degree of risk, and is suitable only for persons who have no need for liquidity in their investment and who can also afford to lose their entire investment in the Partnership.
In addition to the Risk Disclosure Statements at the beginning and in the Summary of this Prospectus, investors should carefully consider the following risks and the conflicts of interests before subscribing for Units. All of these risks and conflicts are present in different degrees, and, unless otherwise stated, are without regard to how many Units are sold through this offering.

PAST 10-K AND 10-Q FORMS WERE FILED LATE

The Fund, in reliance upon legal counsel, believed that the reporting requirements under the Securities and Exchange Act of 1934 (the "34Act") did not commence until after the General Partner had accepted the subscriptions because, until that time, no securities had been issued. No securities were issued prior to the break of escrow on or about November 12, 1996. In March, 1997, the Fund received notice from the Securities and Exchange Commission that the obligation to file periodic reports on Forms 10-Q and 10-K under the 34Act commenced at the time the Fund registration statement became effective on August 12, 1996. The Fund was not selling Fund Units at that time and focused upon filing the Forms 10-Q for September 30, 1996, and the Form 10-K for the year ended December 31, 1996 as quickly as possible. The Form 10-K for the year ended December 31, 1996 was filed on April 25, 1997 when it should have been filed on March 30, 1997 because legal counsel believed the Company had 120 days to file. The Form 10-Q for the period ended September 30, 1996 was filed on April 30, 1997 because the 1996 10-K was given priority and because during the period from August 12, through September 30, 1996, no activity had taken place in the Fund or the General Partner. No sales of Units have been made since March 30, 1997. The Company has taken steps to assure that the quarterly Form 10-Q is filed within 45 days after each quarter and the annual Form 10-K is filed within 90 days after the end of each year.

LIMITED OPERATION EXPERIENCE OF THE GENERAL PARTNER

The General Partner of this Partnership is a Delaware corporation which has only operated this commodity pool since November, 1996, and has operated
Auburn Fund, Limited Partnership since April, 1998.   However, the principal
of the General Partner has over eighteen years of experience selecting commodity trading advisors to manage individual investor accounts and describing to individual investors how individual managed futures accounts work. In addition, Ms. Pacult is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business.

THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES - INVESTORS HAVE LIMITED OPPORTUNITY TO REALIZE RETURN ON INVESTMENT

The Partnership is obligated to pay fixed brokerage commissions of twelve percent (12%) per year, payable monthly, upon the assets assigned by the General Partner for trading, as well as a management fee to the General Partner of two percent (2%) of Net Asset Value, payable monthly, and a management fee on the equity assigned to each CTA of 4%, payable monthly, plus an estimated $23,000 per year in expenses, ($5,000 in legal expense and $18,000 in accounting and audit charges), together with Offering Expenses estimated to be $47,000 and Organizational Expenses of $5,000, amortized on a straight line method over the first 60 months of the Partnership's operation. The General Partner has advanced the Offering Expenses and has been reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. The Partnership expects to earn interest income. The Partnership must earn income of $290.31 per Unit during the first year subsequent to purchase of the Unit to permit an investor to redeem a Unit at the price paid for the Unit (which as of February 28, 1999, was $717.80 per Unit). The Partnership must pay variable operating expenses such as incentive fees to the CTAs, telephone, postage, and office supplies, and extra-ordinary expenses, such as claims and defense of claims from brokers, Partners, and other parties. Also, because the incentive fees are determined on a quarterly, rather than on an annual basis, and are paid to the CTAs when profitable without regard to total income or loss of the Partnership during the period, the Partnership may be subject to substantial incentive fees in any given twelve (12) consecutive month period despite total losses which produce a decline in the Partnerships Net Assets for any such period. See "Description of Charges to the Partnership". The above charges may make it difficult for investors to redeem their Units at a price equal to or above the purchase price.

NO RIGHT TO TRANSFER UNITS - LIMITED ABILITY TO REALIZE RETURN ON INVESTMENT

Units cannot be assigned, transferred or otherwise encumbered except upon certain conditions, including the consent of the General Partner as set forth in the Limited Partnership Agreement, which also imposes certain conditions and restrictions on the ability of a transferee of a Unit to become a substituted Limited Partner. In no event may an assignment be made or permitted until after six months from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, must retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership, including jeopardizing the status of or causing a termination of the Partnership for Federal income tax purposes or affecting characterizations or treatment of income or loss. See "The Limited Partnership Agreement, No Right to Transfer Without Consent of General Partner" and Exhibit A, "The Limited Partnership Agreement", Article VIII which provides that no transfer of Units may be made without the written approval of the General Partner. See also Article VI, paragraph 6.1 and 6.2, of the Limited Partnership Agreement attached as Exhibit A.

Restrictions and conditions are also imposed upon a Partner's right and ability to cause the Partnership to redeem and liquidate the Partner's Units, including approval by the General Partner and certain liquidity conditions. Redemptions may also be honored only in part and/or delayed and/or suspended in certain circumstances. These circumstances include, but are not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons. The Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default. Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital Accounts, equal to four percent (4%) for all Redemptions effective during the first six (6) months after the purchase of the Units to be redeemed by the investor. Thereafter, there will be a reduction of one percent (1%) in the Redemption fee for each six (6) months the investment in the Units remained invested in the Fund. The General Partner and its principal may redeem Units from the Partnership at any time without payment of a Redemption fee. See "The Limited Partnership Agreement, Redemptions". Further, substantial Redemptions of Units could require the Partnership to liquidate positions more rapidly than otherwise desirable in order to raise the necessary cash to fund the Redemptions, and, at the same time, cause a smaller equity base for the Partnership. The absence of buyers or sellers in the market could also make it difficult or impossible to liquidate positions in this circumstance on favorable terms, and may result in further losses to the Partnership which decrease the Net Unit Value of the remaining outstanding Units.

INVESTORS MUST RELY UPON THEIR LIMITED RIGHT OF TRANSFER AND REDEMPTION RIGHTS TO REALIZE A RETURN ON THEIR INVESTMENT

Since there is no assurance that the Partnership will distribute to the Partners any profits the Partnership may experience, the Partners will have to depend on their limited and restricted transfer and Redemption rights to realize their investment in the Units. See "The Limited Partnership Agreement, Redemptions".

RELIANCE ON THE PRINCIPAL OF THE GENERAL PARTNER COULD BE RESTRICTIVE TO PARTNERSHIP ACTIVITIES

Limited Partners will be relying entirely on the ability of the General Partner to select and to monitor the commodity trading activity of the Partnership, including the CTAs and any additional or substituted trading advisors that may be retained in the future. Ms. Pacult is the sole principal and officer of the General Partner, is a principal of the IB and the Selling Agent, and the Partnership currently has no employees and, therefore, no report of executive compensation is made in this Prospectus. If Ms. Pacult were to become incapacitated or otherwise rendered incapable of performing her duties as principal of the General Partner, the Partnership would have to cease operations and trading until a replacement could be found. In addition, the General Partner must maintain sufficient net worth to make this offering pursuant to the rules and regulations of certain State Securities Administrators (the "NASAA Guidelines"). As such, the General Partner has entered into a Subordinated Loan Agreement dated April 25, 1995, with Ms. Pacult whereby Ms. Pacult has agreed to loan up to $625,000 to the General Partner to be repaid on January 12, 2017, or at such time as the General Partner has sufficient net worth to comply with NASAA Guidelines. The General Partner intends to use its best efforts to satisfy the IRS requirements necessary to cause the Partnership to be taxed as a partnership and not as a corporation. In the event of Ms. Pacult's incapacity to supply the loan, the Partnership could be unable to secure a similar loan from another source and would have to cease operations and trading.

GENERAL PARTNER AND CTAs TO SERVE OTHER COMPETING BUSINESSES

The General Partner manages another privately offered commodity pool, Auburn Fund, Limited Partnership, which uses Bell and Hanseatic as CTAs (and, thus, uses similar trading methods as the Partnership). It also uses FIC, the IB which is Affiliated with the principal of the General Partner, to enable it to negotiate better terms for clearing and other services. The better terms may produce better results for individual customers of FIC or any other commodity pools either FIC or the General Partner may undertake to manage. See "Responsibility of the General Partner". In addition, the principal of the General Partner is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business. Each CTA currently manages other commodity accounts and may manage new or additional deposits to existing accounts, including personal accounts and other commodity pools. Although each CTA intends to use similar trading methods for the Partnership and all other discretionary accounts it manages, it may vary the trading method applicable to the Partnership from that used for other managed accounts. No assurance is given that results of the Partnership's trading will be similar to that of any other accounts which are now, or in the future, concurrently managed by any CTA. See "Risk Factors", "Trading Management", and "The Commodity Trading Advisors".

PARTNERSHIP HAS LIMITED OPERATING HISTORY

As the Partnership only commenced operations in November, 1995, it has a limited operating history. There is no way to predict the future performance of the Partnership. Additionally, the General Partner has limited experience as a commodity pool operator. In addition, the principal of the General Partner is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business. See "Description of the General Partner"; and, "Limited Operation Experience of the General Partner".

CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. Specifically, the principal of the General Partner is also a principal of Futures Investment Company ("FIC"), the NFA registered IB and the NASD registered Selling Agent. It would, therefore, be unlikely for the General Partner to replace FIC as either the IB, because it receives 12% in fixed commissions from the Partnership to pay round-turn brokerage commissions and trailing commissions or as the Selling Agent because it receives 6% selling commissions from the IB. In addition, due to the Selling Agent's Affiliation with the principal of the General Partner, no independent due diligence of the offering has been, or will be, conducted for the protection of the investors. See "Risk Factors", "Conflicts of Interest", and "the Limited Partnership Agreement" attached as Exhibit A to this Prospectus.

LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED

The Partnership is not required to make any cash distributions from profits and the principal objective of the Partnership is to increase capital, not create cash flow. If the Partnership realizes profits for a fiscal year, such profits will be taxable to the Partners in accordance with their distributive share whether or not the profits have been distributed. Distributions to Limited Partners may not equal taxes payable by Partners with respect to Partnership profit. Also, the Partnership might sustain losses offsetting such profit after the end of the year, so a Partner might never receive a distribution in an amount equal to the distributive share of the Partnership's prior year's taxable income. See "Federal Income Tax Aspects" and Exhibit A, the "Limited Partnership Agreement".

PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE

The Partnership relies, pursuant to the Advisory Agreements and Powers of Attorney attached as Exhibits E and F, upon Bell and Hanseatic for the implementation of trading methods and strategies. The Advisory Agreements provide that either the General Partner, or any CTA, may terminate the relationship for any reason without notice to the other or the Limited Partners, and under these circumstances, the General Partner has absolute discretion to choose alternate CTAs. If the services of any CTA become unavailable, for any reason, the General Partner will select one or more other trading advisors to trade for the Partnership. No assurance is provided that any other substitute traders or methods will perform profitably or will be retained on as favorable terms as the replaced CTA. In addition, if a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA.

LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT

Limited Partners do not participate in the management of the Partnership or in the conduct of its business. To the extent that a Limited Partner would attempt to become involved or identified with the management of the Partnership, such Limited Partner could be deemed a General Partner of the Partnership. No such right is conferred upon any Limited Partner by the Partnership Agreement. See Exhibit A, "the Limited Partnership Agreement".

COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE - UNITS MAY NOT BE REDEEMABLE BEFORE SUBSTANTIAL DEVALUATION OF NET UNIT VALUE

Commodity futures, forward, and option contract prices are highly volatile. Price movements are influenced by changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates. In addition, governments, exchanges, and other market authorities intervene to influence prices. In addition, notwithstanding that the analysis of the fundamental conditions by the Partnership's trader is correct, prices still may not react as predicted. It is also possible for most of the Partnership's open positions to move against it at the same time. These negative events may occur in connection with changes in price which reach the daily limit beyond which no further trading is permitted until the following day. It is possible for daily limits to be reached in the same direction for successive days. Should this occur and one of the CTAs has taken a position on behalf of the Partnership which is adverse to the daily move in a particular commodity, the Partnership may not be able to exit the position. And when the market reopens, the position could cause a substantial loss to the Partnership. The loss could exceed not only the amount allocated for margin to establish and hold the position but also more than the total amount of equity in the account. Redemption only occurs at the end of the month and is based upon the Net Unit Value at that time. Investors could be prevented from being able to redeem the Units before significant devaluation occurs. See "The Limited Partnership Agreement, Redemptions".

LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT

The small amount of money to be deposited ("margins") to hold or short a contract relative to its value (typically between 3% and 20% of the value) permit a large percentage gain or loss relative to the size of a commodity account. A small price movement in the value of the contract bought or sold is expected to result in a substantial percentage gain or loss of equity to the Partnership. For example, if at the time of purchase, five percent (5%) of the price of the futures contract is deposited as margin, a five percent (5%) decrease in the value of the position will cause a loss of all of the equity allocated to the trade, which could equal all of the value of the account. In addition, the amount of margin assigned to a trade by the FCM is only a security deposit to hold the position. The loss on a position could be substantially more than the margin deposited and the value of the account.

TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP - PARTNERSHIP MAY BECOME DEVALUED BEFORE GENERAL PARTNER IS ABLE TO TAKE REMEDIAL ACTION

The CTAs enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTAs to select the trades, the number of contracts, or the margin required. In addition, the General Partner does not know the prior methods used by the CTAs to compile the track record disclosed in this Prospectus which was the basis for the selection of the CTAs by the General Partner to trade for the Partnership. Nor does the General Partner know how many times, if any, the trading methods of the CTAs have been changed in the past. The General Partner will not be notified of any modifications, additions or deletions to the trading methods and money management principles utilized by the CTAs. It is possible for the Partnership to experience sudden and large losses before the General Partner becomes aware of the need to take remedial action.

PARTNERSHIP COULD LOSE SUBSTANTIAL ASSETS DUE TO LACK OF MARKET LIQUIDITY

It is not always possible to execute a buy or sell order, due to market illiquidity. Such illiquidity can be caused by a lack of open interest in the contract, market conditions which produce no persons willing to take a particular side of a trade, or it may be the result of factors like the suspension of trading because of "daily price limits". Most United States commodity exchanges limit movement in a single direction in one trading day by rules referred to as "daily price limits". These limits provide that no trades may be executed at prices beyond the daily limits. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar future occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject it to substantial losses which could exceed the equity on deposit ("margins") for such trades. The inability to liquidate positions could frustrate the trading plan of the CTAs and cause losses to the Partnership in excess of the money invested.

INCREASED TRADING EQUITY TO CTAs MAY ADVERSELY AFFECT THEIR PERFORMANCE

Commodity trading advisors often are unable to adjust to a change in the size of the money they have under management. This is caused by numerous factors including, but not limited to, (i) the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management,
(ii) the restrictive effect of limits imposed by the CFTC on the number of positions that may be taken on certain commodities (Position Limits), or,
(iii) the diminishment of opportunity to Scale in Positions (taking positions at different prices at different times and allocating those positions on a ratable basis when available equity is reduced). See the definitions section, Appendix I, for the full definitions of Position Limits and Scale in Positions. The CTAs have not agreed to limit the amount of additional equity that they may manage, and they contemplate managing (and in all likelihood will manage) additional equity. Increased equity generally results in a larger demand for the same futures contract position among the accounts managed by a commodity trading advisor. CTA performance suffers when the total equity available for the CTA to trade increases to a level where the market selected will not permit the placement of a position at the time the CTA selects. When the CTAs are allocated trading equity upon the sale of the Minimum or upon the sale of additional Units, their performance may unexpectedly suffer. Furthermore, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases.

PARTNERSHIP WILL NOT BE COMPENSATED IF PARTNERSHIP ACTIVITY RESULTS IN LOWER COMMISSIONS FOR OTHER ACCOUNTS

The General Partner, and its principal, have not made agreements with or on behalf of the Partnerships with third parties for the purpose of benefit, directly or indirectly, to either of them; however, the maintenance of the Partnership's Assets with the Partnership's FCM is expected to increase trading activities which may enable the IB Affiliated with the principal of the General Partner to negotiate a lower payment to the FCM for clearing the trades of other accounts, including partnerships, presently in existence or established in the future by the General Partner, its principal, or other customers of the IB Affiliated with the principal of the General Partner, or its other principal, and their Affiliates.

FAILURE OF COMMODITY BROKERS OR BANKS COULD RESULT IN LOSS OF ASSETS

If the FCM engaged by the Partnership to execute trades were to become bankrupt, it is possible that the Partnership would be able to recover none or only a small portion of its assets held by such FCM. In addition, those funds deposited in the Partnership's account at a U.S. bank will be insured only up to $100,000 under existing Federal regulations. All insured deposits are subject to delays in payment and amounts on deposit in a single bank in excess of $100,000 would be subject to the risk of total loss.

COUNTERPARTY CREDITWORTHINESS MUST BE RELIED UPON IN FOREIGN MARKETS

The trading of commodities involves the entry of a contract or option to contract for the delivery of goods or money at a future date. The value of the contract or option is directly dependent upon the creditworthiness of the other party to the contract. The CTAs selected engage in trading commodities on United States Commodity Exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States Exchanges are subject to regulation pursuant to the Commodity Exchange Act and are guaranteed by the credit of the members. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of the contracts and options issued by a particular party or all of the contracts and options of an entire market. In that situation, the CTA could lose the entire value of a position with little recourse to regain any of its value. The CTAs manage this risk by trading a widely diversified portfolio of futures markets.

TRADING ON FOREIGN EXCHANGES INHERENTLY RISKIER THAN U.S. MARKETS

The Partnership may trade in futures, forward and option contracts on exchanges located outside the United States where CFTC regulations do not apply, and trading on such exchanges may be subject to greater risks than trading on United States exchanges. The trades are denominated in the foreign currency at the location of the trade. Accordingly, in addition to the price fluctuation of the position taken, the rate of inflation or other currency related factor may adversely affect the price. Thus, a trader is at greater risk to losing the value of a trade on foreign exchanges than on US exchanges and may lose a significant portion of his allocated equity for trading.

INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE PARTNERSHIP TRADING ON FOREIGN EXCHANGES TO WHICH THEY WOULD NOT HAVE BEEN SUBJECT HAD THE PARTNERSHIP LIMITED THE TRADING OF ITS CTAs TO U.S. MARKETS.

TRADING FORWARD CURRENCY CONTRACTS ARE NOT SUBJECT TO U.S. REGULATION AND ARE INHERENTLY RISKY

Forward contracts are negotiated by the parties without CFTC or other government regulation rather than by the regulated open out-cry method used on United States exchanges. The Partnership may experience credit limitations and other disadvantages during negotiations that may compromise its ability to maximize profits. There are no limitations on daily price moves or position limits in forward contracts, although the principals with which the Partnership may deal in the forward markets may limit the positions available to the Partnership as a consequence of credit considerations. Accordingly, the Partnership is exposed to significant loss without the protective safeguards of the U.S. regulated markets.

OPTIONS TRADING PUTS MORE PARTNERSHIP CAPITAL AT RISK

The Partnership may engage in the trading of options (both puts and calls).
No assurance can be given that a liquid market will exist for any particular commodity option or at any particular time after a position is taken. If there is insufficient liquidity in the option market at the time, the Partnership may not be able to buy or sell to offset (liquidate) the positions taken. Options trading allows the trade to be put in place with less equity on deposit to secure the risk of loss. And, therefore, the investor is exposed to the loss of a greater percentage of equity allocated to the trade because of the increased number of positions which can be held as contrasted with futures or physical positions. In the commodities markets the investor puts more capital at risk than the amount committed to margin. The CTA may become subject to a margin call, or the request for the CTA to put more money in its account by the futures commission merchant to cover the losses sustained in a trade. In this situation, the overall performance of the Partnership may suffer due to the money lost on the trade and the possible need for additional equity to cover the margin call.

POSITION LIMITS MAY AFFECT PROFIT POTENTIAL

The CFTC and the United States commodity exchanges have established limits referred to as "Speculative Position Limits" or "Position Limits" (these are different from "daily limits" described above) on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts, except position limits do not presently apply to certain currency futures contracts. No limitations have been placed by the General Partner upon the positions or types of contracts which may be traded by the CTAs who trade for the Partnership. All commodity accounts owned, controlled or managed by a CTA and the advisor's principals are combined for position limit purposes, to the extent they may be applicable. Thus, a CTA may not be able to hold sufficient positions for the Partnership to maximize the return on a particular trade on behalf of the Partnership due to similar positions taken for other accounts or entities, and the performance of the Partnership may not be as great as it could otherwise be. Additionally, as each CTA will trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership.

COMPETITION IS INTENSE

Commodity futures trading is highly competitive. The Partnership competes with others who may have greater experience, more extensive information about and access to developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources. The greater the experience and financial resources, the better chance an investor has to trade commodities at a profit. The Partnership is limited to trading without the advantages of a warehouse to take delivery of commodities or a large capital base to hold positions during a period when prices do not perform as expected.

ALLOCATION OF EQUITY TO A CTA MAY OCCUR AT SUBOPTIMAL TIME FOR MAXIMIZING
PROFITS

Upon the selection of a new CTA by the General Partner, the Partnership will encounter a start-up period during which it will incur certain risks relating to the initial assignment of equity to such CTA and investment by the CTA of its assigned trading equity in commodity trading positions. The Partnership may allocate equity at a difficult time, such as after sustained moves in the commodities markets, which result in significant initial losses. Moreover, this period also represents a special risk in that the level of diversification of the Partnership's portfolio may be lower than in a Fully-Committed portfolio, where the objective percentage of equity is placed at risk or the CTA reaches the limit in number of positions. The CTAs divide the equity assigned to them into uniform dollar amounts to trade. For example, Bell uses his best efforts to trade every $50,000 the same. In other words, the Trading Matrix for Bell is $50,000. No assurance can be given that a CTA's procedures for moving to a Fully-Committed Position within its allocated equity will be successful. For example, a CTA may have determined that the grains are in short supply and have taken a position in February while the Partnership is not ready to assign equity until May. The entry into the grains in May could be too late to experience the gains required to assume the risk of taking the position and the CTA may elect to defer taking a fully invested position until his grain trade is completed for its other accounts. See the Definitions in Appendix I for the full definitions of Trading Matrix and Fully Committed Position.

CHANGES IN THE SIZE OF THE PARTNERSHIP MAY ADVERSELY AFFECT CTAs' ABILITY TO TRADE PROFITABLY

Similar to the effects of the initial allocation of equity to a CTA discussed in the previous risk factor, any substantial increase or decrease in the CTAs' trading equity could have an adverse effect on their trading, A CTA may be unable to adjust to and properly diversify a sudden increase in trading equity to be consistent with its Trading Matrix or trading strategy. A sudden decrease in equity due to Redemptions may cause the CTA liquidate a position before experiencing a profit, or the CTA may preferentially liquidate positions to experience as little loss as possible in such a way that results in an undiversified portfolio. There is no guarantee that the CTAs will be able to recover from such changes in trading equity. See also "Risk Factors, Increased Trading Equity to CTAs May Adversely Affect Their Performance", and "The Limited Partnership Agreement, Redemptions".

FAILURE TO MAINTAIN NET WORTH OF THE GENERAL PARTNER MAY RESULT IN SUSPENSION OF TRADING AND SUSTAINED LOSSES

The state securities administrators have established guidelines applicable to the sale of interests in commodity pool limited partnerships. Among those guidelines is the requirement that the Net Worth of a sole corporate general partner be equal to five percent (5%) of the amount of the offering; provided, however, such Net Worth is never to be less than $50,000 nor is it required to be more than $1,000,000. The General Partner has and intends to use its best efforts to maintain its Net Worth in compliance with these guidelines. There can be no assurance, however, that the General Partner can maintain its Net Worth in conformity with these requirements. The reduction in Net Worth to below these limits will cause a suspension in trading to either permit the General Partner to restore its Net Worth or to liquidate the Partnership. If trading is suspended, there is no guarantee that the CTAs will be able to liquidate their positions without sustaining losses, or that they will be able to trade profitably if trading resumes. Any successful claims against the General Partner are expected to be limited in amount of recovery to the amount of Net Worth maintained by the General Partner.

INABILITY TO MAINTAIN NET WORTH OF GENERAL PARTNER COULD RESULT IN POSSIBILITY OF TAXATION AS A CORPORATION

When a sole general partner is a corporation, as is the case in this Partnership, IRS Requirements include a "significant" Net Worth test as one of the elements examined to determine if a partnership will be taxed as a partnership rather than as an association taxed as a corporation. The General Partner, to qualify for the safe harbor ("Safe Harbor") definition of "significant" Net Worth is required to maintain a net worth of fifteen percent (15%) of the first $2,500,000 of Capital Contributions to all such partnerships or $250,000, whichever is less, and, ten percent (10%) of all Capital Contributions in excess of $2,500,000. The General Partner intends to use its best efforts to utilize this Safe Harbor or otherwise to satisfy the IRS requirements necessary to cause the Partnership to be taxed as a partnership and not as a corporation. The tax status of the Partnership has not been confirmed by a ruling from the IRS. No such ruling has been or will be requested on behalf of the Partnership. If the Partnership should be taxed as a corporation for Federal income tax purposes in any taxable year or years,
(i) income or loss of the Partnership would not be passed through to the Partners; (ii) the Partnership would be subject to tax on its income at the rate of tax applicable to corporations; (iii) all or a portion of distributions, if any, made to Partners would be taxed to the Partners as dividend income; and, (iv) the amount of such distributions would not be deductible by the Partnership in computing its taxable income. See the "Federal Income Tax Aspects" section of this Prospectus.

GENERAL PARTNER NOT TO ADVISE INVESTORS - INCLUDING RETIREMENT PLAN AND IRA PARTICIPANTS

The purchase of a Unit does not itself create an IRA and the creation and administration of an IRA are solely the responsibility of the investor. A retirement account should carefully consider the diversification of the retirement assets and one should not place more of those assets in this Partnership than the investor determines is prudent to allocate to highly speculative, high risk investments, such as the Partnership. If the investor invested a significant portion of the assets of their retirement plan or IRA assets in the Partnership, they could be exposing that portion to the possibility of significant loss. The General Partner does not undertake to advise investors in any manner (including diversification, prudence and liquidity) with respect to investment in the Partnership for any investor, including retirement accounts. Accordingly, investors must rely upon the experience of qualified investment counsel.

INVESTORS NOT PROTECTED BY THE INVESTMENT COMPANY ACT OF 1940

The Partnership, the General Partner, Ms. Pacult, and the Commodity Trading Advisors are not required nor do they intend to be registered under the Investment Company Act of 1940, as amended (or any similar state law) as either an investment company or investment advisor. Investors, therefore, are not accorded the protective measures provided by any such legislation.

POSSIBILITY OF AUDIT - PARTNERS MAY BE SUBJECT TO AUDIT AND PENALTIES

Historically, partnerships have had a higher percentage of returns audited by the IRS than other forms of business entities. In the event of any such audit of the Partnership's return, there can be no assurance that adjustments to the reported items will not be made. If an audit results in an adjustment, Partners may be required to file amended returns, may be subject to a separate audit, and may be required to pay back taxes, plus penalty and interest.

GENERAL PARTNER MAY SETTLE IRS CLAIM NOT IN THE BEST INTEREST OF THE PARTNERS

The General Partner is named "tax matters partner" and has been granted the power to settle any claim from the IRS on behalf of each Limited Partner who holds one percent (1%) or less in the Partnership and who does not timely object to the exercise of such authority, after notice. Such settlement may not necessarily be in the best interest of the individual limited partner. See "Federal Income Tax Aspects".

POSSIBLE ADVERSE DETERMINATION BY THE IRS - PARTNERS MAY BE SUBJECT TO BACK TAXES AND PENALTIES

The General Partner has obtained the opinion of The Scott Law Firm, P.A. that the Partnership, as it is intended to be operated by the General Partner, will be taxed as a Partnership and not as an association taxable as a corporation. The Law Firm is not able to opine upon the tax treatment of certain Offering and operating Expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's operations qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees are deductible as ordinary and necessary business expenses. In the event of an adverse determination by the IRS, these expenses would be added back to the income earned by the Partnership and the Form K-1 submitted to each Partner revised upward to reflect this additional income. Were this event to occur, it is likely that the reporting year adjustment would be after the individual tax returns were filed by the Partners. The Partners would be required to file amended returns and pay interest and penalty, if any, related to the increase in tax assessed upon the increase in reportable income. Such increase in reportable income would not result in an increase in the Net Unit Value of the Units owned by the Partners. Syndication costs to organize the Partnership and Offering Expenses are not deductible or amortizable by the Partnership or its Partners.

                             CONFLICTS OF INTEREST

Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in this Prospectus and the Exhibits attached hereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Prospectus and the Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the CTAs, any Principal of the CTAs, the Partnership's FCM, or any principal of the FCM, the Partnership's IB or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with the principal of the General Partner and, therefore, no independent due diligence of the Partnership or the General Partner has been or will be made by a National Association of Securities Dealers, Inc. member.

GENERAL PARTNER, THE CTAs, AND THEIR PRINCIPALS MAY PREFERENTIALLY MANAGE EQUITY FOR THEMSELVES AND OTHERS

The right of both Ms. Shira Del Pacult, the principal of the General Partner, and the General Partner to manage, and the actual management by the CTAs, of accounts they or their Affiliates own or control as well as other commodity accounts and pools, presents the potential for conflicts of interest. There is no limitation upon the right of Ms. Pacult, the General Partner, the CTAs, or any of their Affiliates to engage in trading commodities for their own account. It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner has obtained representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts. The Partnership's CTAs will be effecting trades for their own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTAs for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. The General Partner and its principal, should they form other commodity pools, and the CTAs may have financial incentives to favor other accounts over the Partnership. In the event the General Partner, its principal, or any CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. The General Partner does not presently intend to engage in trading for its own account; however, the principal of the General Partner does trade for her own account. The CTAs also trade for their own accounts. Any trading for their personal accounts by the General Partner, any commodity trading advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits (i.e., a trader may legally only take a set number of positions in all of its accounts combined), timing of the taking of positions, or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General Partner or CTAs responsible for the management of the Partnership.

POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER MAY LIMIT PARTNERS' ABILITY TO CONTROL CERTAIN ISSUES

There is no limit upon the number of Units in the Partnership the General Partner and its principal and Affiliates may purchase, and it is possible, though unlikely, that the General Partner and its Affiliates could purchase sufficient Units in the Fund to retain voting control. It would be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership. Such voting control may limit the ability of the Limited Partners to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in the basic investment policy of the Partnership, dissolution of the Partnership or the sale or distribution of the Partnership's assets. However, since the General Partner is not entitled to vote on questions related to its removal, that possibility does not present a conflict of interests to the partnership.

GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP

The General Partner's financial interest in the operation of the Partnership in the form of the 2% management fee creates a disincentive for it to voluntarily replace itself, even if such replacement would be in the best interest of the Partnership.

FEES AND CHARGES TO THE PARTNERSHIP NOT NEGOTIATED AND MAY DISCOURAGE PROFITABLE TRADING

The two percent (2%) management fee to the General Partner and the amount of the fixed commission of twelve percent (12%) per year in lieu of round-turn brokerage commissions, payable to the IB that is Affiliated with the principal of the General Partner, have not been negotiated at arm's length. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and the General Partner's interest in receiving the management fee and the IB Affiliated with the principal of the General Partner receiving the difference between the fixed commission charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTAs. See "Charges to the Partnership". The General Partner selects the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the IB Affiliated with the General Partner receives the difference between the brokerage commissions and other costs which are paid on behalf of the Partnership and the fixed commission, the General Partner's best interests are served if it selects trading advisors which trade the Partnership's equity assigned to them in a way to minimize the frequency of trades to maximize the difference between the fixed commission and the round-turn commissions and other costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to reduce the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the CTAs are paid an incentive of 15% of New Net Profits, or those Profits for each quarterly period that the net value of the trading equity at the end of such quarterly period for a CTA exceeds the highest previous quarterly net value of the trading equity for that CTA. The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are consistent in cost with arrangements other comparable commodity pools have made to clear their trades. The General Partner has, however, assumed the risk of frequency of trading, up to a maximum of three times the normal rate by the CTAs and has assumed all liability for the payment of trailing commissions.

CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", "Conflicts of Interest", and the Limited Partnership Agreement attached as Exhibit A to the Prospectus. Specifically, the principal of the General Partner is also a principal of Futures Investment Company ("FIC"), the IB and Selling Agent. It would therefore be unlikely for the General Partner to replace FIC as the IB as it receives 12% in fixed commissions from the Partnership to pay round-turn brokerage commissions and trailing commissions. It would also be unlikely for the General Partner to dismiss FIC as the Selling Agent as it receives 6% trailing commissions from the IB. In addition, due to the Selling Agent's Affiliation with the principal of the General Partner, no independent due diligence of the offering has been or will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

THE PARTNERSHIP WILL ENGAGE MULTIPLE CTAs

The General Partner has sole and absolute discretion over the selection of the CTAs. As each CTA will trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. As incentive fees are paid with respect to the individual performance of each CTA, it is possible for the Partnership to experience a net loss and be required to pay out incentive fees.

GENERAL PARTNER TO DISCOURAGE REDEMPTIONS

The General Partner has an incentive to withhold distributions and to discourage Redemption because the General Partner receives compensation based on the Net Asset Value of the Partnership.

CTAs MAY ENGAGE IN HIGH RISK TRADING TO GENERATE INCENTIVE FEES

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTAs are compensated by the General Partner based on 15% of the New Net Profit of the Partnership, it is possible that the CTAs will select trades which are otherwise too risky for the Partnership to assume to earn the 15% incentive fee on the profit should that ill-advised speculative trade prove to be profitable.

IB AFFILIATED WITH THE GENERAL PARTNER RETAINS A SHARE OF THE COMMISSIONS AND IS NOT LIKELY TO BE REPLACED

The Partnership pays a fixed brokerage commission of 12% per year, payable monthly to Futures Investment Company, an introducing broker Affiliated with the General Partner, upon the assets assigned by the General Partner for trading. Futures Investment Company retains so much of the fixed brokerage commission as remains after payment of the round turn brokerage commissions to the Futures Commission Merchant and the 6% per year trailing commissions to the associated persons who service the Partners' accounts in the Partnership. Because the principal of the General Partner, Ms. Shira Pacult, is also a principal in the IB and the Selling Agent, there is a likelihood that the Partnership will continue to retain the IB even though other IB's may be available to provide better service to the Partners and their accounts.

NO RESOLUTION OF CONFLICTS PROCEDURES

As is typical in many futures partnerships, the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest which may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Investors are not to construe this Prospectus as legal or tax advice. Before determining whether to invest in the Units, potential investors should read this entire Prospectus, including the Limited Partnership Agreement attached as Exhibit A and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them. See "Investor Suitability".

INTERESTS OF NAMED EXPERTS AND COUNSEL

The General Partner has employed The Scott Law Firm, P.A. to prepare this Prospectus, provide certain tax advice and opine upon the legality of the issuance of the Units. Neither the Law Firm, nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership or its General Partner or the Selling Agent or the CTA or the IB or the FCM.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS

Fremont Fund Limited Partnership (the "Partnership") was organized under the Indiana Uniform Limited Partnership Act as of January 12, 1995. The principal office of the Partnership is located at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737. Its telephone number is (219) 833-1306 and facsimile number is
(219) 833-4411. The Partnership will terminate at 11:59 p.m. on January 12, 2016, or upon an event causing an earlier termination as set forth in the Limited Partnership Agreement. See Exhibit A - "Termination of the Partnership".

The Partnership is managed by its General Partner, Pacult Asset Management, Inc., a Delaware corporation incorporated on October 13, 1994 (the "General Partner" and "Commodity Pool Operator"). The Partnership does not have officers or employees and, therefore, there is no report of executive compensation in this Prospectus. The General Partner's principal office is c/o Corporate Systems Inc., 101 North Fairfield Drive, Dover, Kent County, DE 19901. Ms. Shira Del Pacult is the sole principal, shareholder, director, and officer of the General Partner and has no ownership in any of the CTAs. Mr. Michael Pacult, Ms. Pacult's husband, has no ownership or role in the management of the General Partner, but is an associated person, officer and fifty percent shareholder in the Affiliated Introducing Broker and Selling Agent, Futures Investment Company, which is paid the fixed brokerage commissions by the Partnership. Mr. Pacult may sell Units in the Partnership. The General Partner's experience in managing commodity pools is limited to its management of this Fund and a separate privately offered commodity pool, Auburn Fund, Limited Partnership, both of which have been operating for less than two years. However, the principal of the General Partner, Ms. Pacult, has over eighteen years of experience in the sale of commodity pool interests for other pool operators and the management of individual managed commodity accounts. In addition, Ms. Pacult is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business.

The books and records for the Partnership will be maintained for six years at 5916 N. 300 West, P. O. Box C, Fremont, Indiana 46737. A duplicate set of the books will be maintained by Mr. James Hepner, Certified Public Accountant, 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Mr. Hepner also prepares the Form K-1s for the Partnership. The General Partner serves as tax partner for the Partnership. Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 conducts the annual audit of the Partnership and its General Partner and also prepares the Partnership tax returns.

THE COMMODITY TRADING ADVISORS

The General Partner initially selected one independent commodity trading advisor ("CTA") to conduct trading on behalf of the Partnership, Michael J. Frischmeyer ("Frischmeyer"). As of July, 1998, another CTA, EPIC Trading ("EPIC") was allocated 50% of all trading equity to trade, with the balance remaining under the control of Frischmeyer. As of February, 1999, Frischmeyer and EPIC were removed as CTAs and Bell was added as a CTA and allocated trading equity. The first $600,000 of new equity raised pursuant to this offering will be allocated to Hanseatic Corporation ("Hanseatic"); and, thereafter, the General Partner intends to allocate substantially all future trading equity among the two CTAs equally. The General Partner has provided the CTAs with a revocable power of attorney pursuant to the terms of an advisory contract between the Partnership and the CTAs to trade the account or accounts of the Partnership assigned by the General Partner to the CTAs to trade. The markets to be traded, the location of those markets, the size of the position to be taken in each market, the timing of entry and exit in a market are within the sole judgment of the CTAs.

THE ADVISORY CONTRACTS AND POWERS OF ATTORNEY

The General Partner will assign a substantial portion of the Partnership assets to the CTAs it has selected to trade. The terms of this assignment of assets is governed by Advisory Contracts and Powers of Attorney signed by each CTA. See Exhibits E and F. The Advisory Contracts and Powers of Attorney granted by the Partnership to the CTAs are terminable upon immediate notice by either party to the other. Accordingly, neither party can rely upon the continuation of the Advisory Contracts and Powers of Attorney. Should the Partnership prove to be profitable, it is unlikely the General Partner will terminate the Powers of Attorney granted to the CTAs responsible for the production of those profits.

BUSINESS OBJECTIVE AND EXPENSES

The General Partner organized the Partnership to be a commodity pool, as that term is defined under the Commodity Exchange Act, to trade exchange listed futures and options contracts as well as non-listed forward contracts and options to produce profits to the investors in the Partnership. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith. See Article II of the Limited Partnership Agreement, attached as Exhibit A. The plan of operation is for the General Partner to employ independent investment management to conduct this trading. The Partnership has not and is not expected to engage in any other business. The objective of the Partnership is to achieve the potentially high rates of return which are possible through speculative trading in the contracts and in the markets identified in "The Commodity Trading Advisors". The General Partner has allocated substantially all of the Partnership's Net Assets to conduct this trading with the CTAs. The CTAs have advised that they have allocated between 20% and 30% of the trading equity assigned to them to margin and secure the trading positions they select.
There can be no assurance that the Partnership will achieve its business objectives, be able to pay the costs to do business, or avoid substantial trading losses.

In that regard, the Partnership is subject to substantial fixed charges. The General Partner is paid a management fee of two percent (2%) of the Net Assets of the Partnership; in addition, the CTAs are paid a four percent (4%) management fee upon the equity assigned to them, and the Partnership pays to the IB fixed brokerage commissions of twelve percent (12%) of assets assigned by the General Partner for trading. Accordingly, to redeem a Unit at the original face value at the end of the first twelve months of trading and avoid a loss, the Partnership will need to generate, annually, interest income and gross trading profits of 40.4% assuming current Net Assets of the Partnership, or 26.5% assuming Net Assets of the Maximum. This includes the fixed costs of administration, which are estimated by the General Partner to be approximately $23,000 per year, ($5,000 for legal fees and $18,000 for accounting and audit fees), repayment of Offering Expenses of $52,000, and Organizational Expenses of $5,000, amortized on a straight line method over 60 months. The General Partner advanced the Offering Expenses and was reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing in November, 1996. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced.

Below is a chart setting forth expenses during the first twelve full months of the Partnership's operations. All interest income is paid to the Partnership. The chart below assumes that the Partnership's Unit value remains at $714 during the first 12 months of the Partnership's operations.

                               EXPENSES PER UNIT
                  FOR THE FIRST 12-MONTH PERIOD OF OPERATIONS

      Current Net Asset Value      Maximum

Gross Units Sold                        792 Units ($568,176.89)  6,966 Units
Selling Price per Unit (1)                             $ 717.80  $ 717.80
 Selling Commission (1)                                 $ 43.07   $ 43.07
 Offering and Organizational Expenses (2)                 66.96      7.61
 General Partner's Management Fee                         14.36     14.36
 Partnership Operating Expenses (3)                       29.06      3.30
 Trading Advisors' Management Fees (4)                    28.71     28.71
 Trading Advisors' Incentive Fees on New Net Profits (5)  43.55     28.53
 Brokerage Commissions and Trading Fees (6)               86.14     86.14
 Redemption Fee (7)                                       21.53     21.53
 Less Interest Income (8)                                (43.07)   (43.07)
Amount of Trading Income Required to Redeem Unit
  at Selling Price (9)                                 $ 290.31  $ 190.18

Percentage of Initial Selling Price per Unit              40.4%     26.5%

Explanatory Notes:

(1) Investors will purchase Units at the current Net Unit Value which, as of February 28, 1999, was $717.80 per Unit. A 6% sales commission will be deducted from each subscription.

(2) Newly admitted Partners will be subject to a charge equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. Offering and Organizational Expenses includes all Offering Expenses of $52,000 and one fifth ($1,000, or 12 months' worth) of the Organizational Expenses.

(3) The Partnership's actual accounting, auditing, legal and other operating expenses are borne by the Partnership. These expenses are estimated to be $23,000 per year regardless of Partnership equity.

(4) The Partnership's CTAs are paid a total monthly management fee of 1/3 of 1% of the trading equity allocated to them.

(5) Each CTA receives an incentive fee of 15% of New Net Profits each quarter earned upon the trading equity assigned to it to trade. The $43.55 of incentive fees shown above is equal to 15% of total trading income of $290.31 which is adjusted to earn sufficient income to return the original investment amount ($717.80 as of February 28, 1999) to the investor upon Redemption at the end of the first year without computation of incentive fee upon the interest earned or the incentive fee to be paid and without reduction for brokerage commissions and after payment of management fees to the General Partner and the CTAs.

(6) Brokerage commissions and trading fees are fixed at 12% of assets assigned by the General Partner for trading. For purposes of this calculation, the assumption is that all equity will be made available to the CTAs to trade.

(7) The Redemption Fee of 3% is computed upon the assumed $717.80 Net Unit Value of the Redemption at the end of the first year.

(8) The Partnership earns interest on margin deposits with its Futures Commission Merchant and Bank Deposits. Based on current interest rates, interest income is estimated at 6% of the Net Assets of the Partnership.

(9) Amount of trading income required for the Partnership's Net Unit Value (Redemption Value) at the end of one year to equal the selling price per Unit. This computation assumes there will be no claims or extra-ordinary expenses during the first year.

THE ABOVE PRESENTATION DOES NOT CONSTITUTE REPRESENTATION BY THE PARTNERSHIP AS TO THE ACTUAL OPERATING EXPENSES OR INTEREST INCOME OF THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE EXPENSES TO BE INCURRED BY THE PARTNERSHIP WILL NOT EXCEED THE AMOUNTS AS PROJECTED OR THAT THERE WILL BE NO OTHER EXPENSES.

In addition, Partners are required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there will be no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives. The General Partner has made no guarantee that the Partnership will break even or produce any other rate of return per year. All interest income earned upon the Net Assets of the Partnership is paid to the Partners in their pro rata share determined by the amount of Capital Contributions of each Partner, including the General Partner. The current rate of interest income is approximately 6% per year. The General Partner estimates that 20% to 30% of total Net Assets will be used for margin purposes each year. The specific futures contracts to be traded, the exchanges and forward markets, and the trading methods of the CTAs selected are identified in "The Commodity Trading Advisors".

SECURITIES OFFERED

The Fremont Fund, Limited Partnership (the "Partnership") offers and sells Limited Partnership interests in the Partnership which have pro rata rights to profit and losses with all other owners equal to their Capital Contribution, but Limited Partners have limited obligations to pay the debts of the Partnership in excess of their Capital Contribution plus their undistributed profits, less losses. The Limited Partners will not be exposed to payment of debts of the Partnership in excess of their Capital Contributions; provided, however, in the event the Limited Partners were to receive distributions which represent a return on their investment, such distributions, in the event of insolvency of the Partnership, would have to be returned to pay Partnership debts. In addition, these interests have no voice in the day to day management of the Partnership. They do have the right to vote on Partnership matters such as the replacement of the General Partner. See the Partnership Agreement attached as Exhibit A.

These Limited Partnership interests are defined as the units (the "Units") which are offered for sale at the current month end Net Unit Value. The Partnership commenced trading in November, 1996 and as of February 28, 1999, there were 910 Units outstanding. The remaining Units will be offered for sale at a price per Unit equal to the Net Unit Value as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and Capital Contribution from the subscriber. As the Minimum for this offering has already been sold and operation of the Partnership has commenced, there will be no utilization of escrow for Units sold. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner, and deposited in the Partnership account, may not be withdrawn by subscribers. Although a maximum of $5,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number of Units or Capital Contributions for Units which may be offered or sold by the Partnership. There cannot be any assurance that any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

MANAGEMENT'S DISCUSSION

The Limited Partnership Agreement permits future offerings of Units after the close of this offering. The Partnership commenced operations on November, 1996 with Michael J. Frischmeyer as the sole CTA. Because trading results for Frischmeyer and the Partnership had been poor, the General Partner allocated 40% of the Partnership's trading equity to another CTA, EPIC Trading, on July 1, 1998 and thereafter adjusted the equity to each CTA to 50% apiece. As of February, 1999, Frischmeyer and EPIC were removed as CTAs and Bell was added as a CTA and allocated trading equity. The first $600,000 of new equity raised pursuant to this offering will be allocated to Hanseatic; and, thereafter, the General Partner intends to allocate substantially all future trading equity among the two CTAs equally. Such composition of trading advisors and allocation of equity are subject to change, in the sole discretion, of the General Partner, from time to time.

The Partnership will raise Capital only through the sale of Units offered pursuant to this and future offerings, if any, and does not intend to raise money for any purpose through borrowing. The Partnership makes certain capital expenditures, such as office equipment and fees for the preparation of this Prospectus as well as other expenditures to qualify the Units for sale. The Partnership allocates all of its Net Assets not used to pay those capital and operating expenses to trading and other investments. There is no report of executive compensation in this Prospectus as the Partnership does not have any directors, officers or employees; furthermore, the Partnership conducts all of its business through the General Partner.

The General Partner has authorized the IB to select ABN AMRO Incorporated to serve as the futures commission merchant (the "FCM") to hold the funds allocated to the Commodity Trading Advisors to trade. On a daily basis, the FCM transmits a computer run or facsimile transmission to the General Partner which depicts the positions held, the margin allocated and the profit or loss on the positions from the date the positions were taken. The General Partner reviews these transmissions and based upon that review determines and, with the advice of the CTAs, makes appropriate adjustments to the allocation of trading equity; provided, however, only the CTAs make specific trades and determine the number of positions taken and the timing of entry and departure from the markets based upon the amount of equity available to trade.

Most United States commodity exchanges limit fluctuations in commodity futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses which could exceed the margin initially committed to such trades. In addition, even if commodity futures prices have not moved the daily limit, the Partnership may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place or the price move in a futures or forward contract is both sudden and substantial. Other than these limitations on liquidity, which are inherent in the Partnership's proposed commodity futures trading operations, the Partnership's assets are expected to be highly liquid.

Except for payment of offering and other expenses of the Partnership, the General Partner is unaware of any (i) anticipated known demands, commitments or required capital expenditures; (ii) material trends, favorable or unfavorable, which will effect its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because the Partnership generally uses a small percentage of assets for margin, the Partnership does not believe that any increase in margin requirements, as proposed, will have a material effect on the Partnership's proposed operations. Management cannot predict whether the Partnership's Net Unit Value will increase or decrease. Inflation is not projected to be a significant factor in the Partnership's operations, except to the extent inflation influences futures prices.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

The General Partner has a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership.
In the event that a Limited Partner believes the General Partner has violated such fiduciary duty to the Limited Partners, a Limited Partner may seek legal relief for such Limited Partner or on behalf of the Partnership under applicable laws, including Indiana partnership and applicable Federal and state securities laws, to recover damages from or require an accounting by the General Partner. The Partnership Agreement conforms with the Uniform Limited Partnership Act for the State of Indiana in regard to the definition of the fiduciary duties of the General Partner.

In addition, Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of such Act or of any rule, regulation or order of the CFTC by the General Partner, the CTAs selected, the Introducing Broker or the Futures Commission Merchant. For example, excessive trading of the Partnership's account may constitute a violation of such Act. A Limited Partner may also institute legal proceedings in court for excessive trading and may have a right to institute legal proceedings in court for certain violations of applicable laws, including the Commodity Exchange Act or rules, regulations or orders of the CFTC. The General Partner will have certain defenses to claims that it is liable merely because the Partnership lost money or otherwise did not meet its business objectives. For example, the General Partner will not be liable for actions taken in good faith and exercise of its best business judgment.

Also, the responsibility of a general partner to other partners is a changing area of the law, and Limited Partners who have questions concerning the responsibilities of the General Partner should, from time to time, consult their own legal counsel.

INDEMNIFICATION

The Limited Partnership Agreement provides that the General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or omitted by the General Partner and which the General Partner determines, in good faith, to be within the scope of authority and in the best interest of the Partnership, except when such action or failure to act constitutes willful misconduct or a breach of the Federal or state securities laws related to the sale of Units. The Partnership shall defend, indemnify and hold the General Partner harmless from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and within the scope of authority granted the General Partner by the Limited Partnership Agreement, including, without limitation, any demands, claims or lawsuits initiated by another Partner. Applicable law provides that such indemnity shall be payable only if the General Partner (a) determined, in good faith, that the act, omission or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (b) the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct, and (c) such liability or loss was not the result of negligence or misconduct by the General Partner, and (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners, individually.

In addition, the indemnification of the General Partner in respect of any losses, liability or expenses arising from or out of an alleged violation of any Federal or state securities laws are subject to certain legal conditions. Those conditions presently are that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the General Partner or other particular indemnitee, or (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partner or other particular indemnitee, (iii) a court of competent jurisdiction approves a settlement of the claims against the General Partner or other particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the General Partner or other indemnitee must apprise the court of the position against such indemnification held by the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold Units in regard to indemnification for securities laws violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner pursuant to the indemnification provisions in the Limited Partnership Agreement, or otherwise, the General Partner has been advised that, in the opinion of the SEC and the various state administrators, such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines and is, therefore, unenforceable.

The clearing agreement to clear the trades made between the Partnership and ABN AMRO Incorporated provides for indemnification from the Partnership to ABN AMRO Incorporated, including reasonable outside and in-house attorney's fees, incurred by ABN AMRO Incorporated arising out of any failure of the Partnership to perform its duties under the clearing agreement.

The General Partner has indemnified the Managing Dealer, Futures Investment Company, and expects to indemnify any other Selling Agents it selects, that there are no misstatements or omissions of material facts in this Prospectus.

RELATIONSHIP WITH THE FCM AND THE IB

The General Partner has initially engaged Futures Investment Company as the sole introducing broker (the "IB") to the Partnership. Ms. Pacult, the President and sole stockholder of the General Partner, is also a stockholder, director and officer of the IB. Accordingly, the General Partner is Affiliated with the IB. The IB has engaged ABN AMRO Incorporated to act as the sole futures commission merchant, (the "FCM") for the Partnership. The General Partner believes the rates to be charged to the Partnership by the IB for fixed commissions are competitive. In that regard, the General Partner is obligated by the NASAA guidelines to obtain the best commission rates available to the Partnership. Accordingly, the General Partner is free to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason, although it has a conflict in regard to the IB because of the Affiliation with the principal of the General Partner. The FCM and the IB may act for any other commodity pool for which the General Partner or Ms. Pacult, individually, as the case may be, will act, in the future, as general partner. The General Partner is also the general partner of a privately offered commodity pool, Auburn Fund, Limited Partnership. In addition, Ms. Pacult is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business. It is possible for the General Partner and any other commodity pools to obtain rates from the IB that are more favorable to such other accounts than the fixed commissions in lieu of round-turn commissions charged by the IB to the Partnership.

The FCM has tentatively established the per round-turn commission rate to be paid by the IB for trades made by the Partnership at $11.00 per round-turn for US markets plus US floor brokerage fees of $2.50 and Exchange and NFA fees of $1.10 for Chicago markets and $2.70 for New York Markets. An additional $2.50 to $12.50 per round-turn is charged for foreign markets plus Globex fees which range from $5.20 to $15.20 per round-turn. All of these costs are paid by FIC from the 12% per year fixed commissions paid by the Partnership.
Additionally, FIC will cover any such costs should they exceed the fixed commission. The FCM credits the Partnership with interest at the prevailing rate on 100% of the available balances maintained in the Partnership accounts.

RELATIONSHIP WITH THE CTAs

The Commodity Trading Advisors will be effecting trades for their own accounts and for others on a discretionary basis. They may employ trading methods, policies and strategies for others which differ from those employed for the Partnership and, as a consequence, such accounts may have trading results which are different (which could be better or worse) from those experienced by the Partnership. A potential conflict of interest arises in such cases in that it is possible that positions taken by the CTAs may be taken ahead of or opposite positions taken on behalf of the Partnership. See definitions in Appendix I for "Taking Positions Ahead of the Partnership". Where in any case trades are identical with respect to the Partnership and other accounts of the CTAs and where prices are different, the CTAs have informed the General Partner that, pursuant to CFTC Regulation 421.03, such Commodity Trading Advisor will utilize the "Average Price System" for those futures and options contracts where its use is authorized. See definitions in Appendix I for "Average Price System". The Commodity Trading Advisors have also informed the General Partner that where the Average Price System is not available, trades will be filled (both purchases and sales) in order based on the numerical account numbers, with the highest price (on both purchases and sales) allocated to the highest account number and in numerical matching sequence, thereafter.

The past, present, and future trading methods to be utilized by the CTAs are proprietary in nature and are not disclosed to the Partners. No notice will be given by the CTAs of any changes they may make in their trading methods to the Partners. See "Risk Factors, No Notice of Trades or Trading Method".

RISK CONTROL

The General Partner has obtained the commitment from the FCM that a report, as of the close of each business day, of the equity used for margin to hold the trades selected by the CTAs will be sent to the General Partner by overnight facsimile or computer transmission before the opening of trading on the next business day to permit the General Partner to review the percentage of equity used for margin and losses, if any. The General Partner will use its best efforts to monitor the daily Net Unit Value, and in the event the Net Unit Value falls to less than fifty percent (50%) of the Net Unit Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice as provided in the Partnership Agreement to all Partners of the reduction in Net Unit Value and afford all Partners the opportunity, for fifteen (15) days after the date of such notice, to Redeem their Units in accordance with the provisions of Article IX, Sections 9.5 and 9.6. No trading shall commence until after such fifteen day period. See Exhibit A attached.

                          CHARGES TO THE PARTNERSHIP

Investors in the Partnership pay the cost of operation of the Partnership. These charges are described in narrative form and in the chart which follows this narrative. This prospectus discloses all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner and its Affiliates earn in connection with the offering. Most of the charges to the Partnership were not the result of arm-length bargaining but rather were determined by the General Partner, its principal and their Affiliates.

COMPENSATION OF GENERAL PARTNER

The General Partner is paid an annual management fee of two percent (2%) of the Net Asset Value of the Partnership payable at the end of each month (1/6 of 1%).

The General Partner receives an allocation of New Net Profit of fifteen percent (15%) on the trading accounts assigned to the CTAs, which are paid directly to them. New Net Profits, as used herein, means the increase, if any, in the net value of the trading equity of a CTA due to trading activity at the end of each respective quarterly period over the net value of the trading equity at the end of the highest previous quarterly period.

MANAGEMENT FEE AND INCENTIVE FEES TO THE CTAs

In addition to the management fee to the General Partner and the 12% fixed commission, the Partnership pays a management fee to the CTAs at the annual rate of four percent (4%) of the equity assigned to them to trade, payable at the rate of one-third of one percent (1/3 of 1%) per month of the equity on deposit at the future commission merchant or merchants allocated to them to trade, computed and paid from said accounts to the CTAs. The Partnership is also obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, defense and payment of claims, trading and office expenses, and sales charges. The Partnership also pays the General Partner an allocation of profit earned in the accounts assigned to each CTA of fifteen percent (15%) of the New Net Profit for each CTA which produced a New Net Profit. The General Partner is responsible for payment of all incentive fees to the CTAs. New Net Profits, as used herein, means the increase, if any, in the net value of the trading equity for a CTA due to trading activity at the end of each respective quarterly period over the net value of the trading equity for that CTA at the end of the highest previous quarterly period. The net value of the trading equity assigned to each CTA, as of the close of business on the last business day of each month, determined before accrual of any incentive fee payable to a CTA, is used to compute the management and incentive fees to each CTA. The calculation of New Net Profits are adjusted to eliminate the effect thereon resulting from new subscriptions for Units received, if any, or Redemptions made, if any, during the month, and are decreased by any Net Assets, interest or other income earned on Partnership assets during the month which are not directly assigned to the CTAs to trade and are not related to such trading activity, regardless of whether such assets are held separately or in a margin account. These fees are payable by the Partnership, as to the management fee, or by the General Partner, as to the incentive fee, to each CTA within ten (10) business days after the close of the applicable accounting period. If a CTA should make trades which incur a net loss during any quarter, such loss will be carried forward for purposes of calculating the incentive fee to that CTA and will be charged against the net value of the CTA's assigned trading equity of any succeeding quarterly period. No incentive fee will be payable to a CTA until such losses have been offset by New Net Profits in such succeeding quarters. Because incentive fees are calculated separately for each CTA, it is possible that one or more CTAs may receive incentive fees, though the Partnership experiences a net loss due to trading losses created by the remaining CTA(s). In no event may a modification of the compensation to be paid to the CTA result in an incentive fee exceeding the above amount, and any new contract with the CTA must carry forward all losses attributable to the CTA. For example, if in successive quarters the Partnership performance yields New Net Profits from trading activity of the funds on deposit with the FCM assigned to Bell of $2,000, $8,000, ($4,000), ($3,000), $2,000, and $8,000, then the incentive fee at the rate of fifteen percent (15%) payable to Bell would be, respectively, $300, $1,200, $0, $0, $0, and $450.

FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER

The futures commission merchant for the Partnership is ABN AMRO Incorporated (the "FCM"). The Partnership pays a fixed commission of twelve percent (12%) per year, payable monthly upon the assets assigned by the General Partner for trading to Futures Investment Company (the "IB") for introducing trades through the FCM. See "The Futures Commission Merchant". The IB, pays to the FCM all clearing costs, including the pit brokerage fees, which shall include floor brokerage, NFA fees and exchange fees. The IB pays six percent (6%) of the fixed commissions as trailing commissions to the Broker/Dealers and introducing brokers who are qualified to provide services to the investors. See "Charges to the Partnership, Allocation of Commissions".

From the remaining six percent (6%) of the fixed commission, the IB pays, among other things, approximately 3% to the FCM for clearing charges. The IB retains approximately three percent (3%) of the fixed commission. In the unlikely event the Commodity Trading Advisors effect round-turns of 765 or more for every million dollars ($1,000,000) in any month, the General Partner has the right, but not the obligation, to suspend trading until the commencement of the next month. This suspension of trading is to limit the exposure to loss to the IB to a defined amount determined by the maximum number of round turns the General Partner pays to complete in any one month. Trading will automatically resume the following month subject to the same maximum of 765 trades for that and any future month. The General Partner has reserved the right to change the IB, FCM, the fixed commission rate or to have the Partnership pay a per round-turn brokerage commission, at any time in the future, with or without a change in circumstances; provided, however, the brokerage commissions so charged can not exceed (i) 80% of the published retail rate of the IB and other similar introducing brokers, plus Pit Brokerage Fees, or (ii) 14% annually of the average Net Assets excluding the Partnership assets not directly related to trading activity This 14% shall include Pit Brokerage Fees. In addition, to protect against excessive trading, the General Partner has the right, but not the obligation, to suspend all trading by the Partnership during any month in which the CTAs collectively trade at a rate of three times their normal frequency. See "Fiduciary Responsibility of the General Partner". The Partnership also reimburses the FCM for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The General Partner has not experienced nor does it anticipate significant charges of this nature. The fixed commission to be paid by the Partnership is fair and reasonable to the Partnership. This is an area of judgment which depends upon the value of similar services provided by the same CTAs for managed accounts and to other pools and, to some degree, the value of similar services by other public commodity pools.

ALLOCATION OF COMMISSIONS

The General Partner, either directly or indirectly, controls the allocation of the fixed commissions and the allocation may change, from time to time, without the knowledge or consent of the Partners. The commodity brokerage commissions are to be allocated as follows: The Partnership pays the IB Affiliated with the General Partner a fixed brokerage commission rate of twelve percent (12%) per year, payable monthly upon the assets assigned by the General Partner for trading. The IB negotiates a round-turn commission rate per trade with the FCM. The difference between the 12% fixed commission rate and the per round turn commission negotiated, less trailing commissions paid to the persons who sold Units in the Partnership, is retained by the IB Affiliated with the General Partner. If the trading commissions exceed the 12% less the trailing commissions, FIC will cover the difference. The IB pays its associated persons and individual employee-broker (associated persons) of Futures Investment Company and the other broker dealers through whom Units are sold. Such persons include, but are not limited to, the principal of the General Partner and the husband of the principal of the General Partner, who is an associated person of the IB which is Affiliated with the principal of the General Partner.

The IB pays six percent (6%) per year of the fixed commission to the Broker Dealer and Associated Persons of the IB and other duly licensed entities and persons, which may include the principal of the General Partner or other principals of the IB Affiliated with it, pro rated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions in exchange for services provided to the investors and the Partnership. It is important that investment in the Partnership be maintained to permit diversification of risk over a large number of investors and to allow the long-term trading strategies of the CTAs to produce the opportunity for investment in the Partnership. To accomplish these objectives requires a continuous relationship with the Limited Partners to be aware of their investment objectives and changes in circumstances, if any. Neither the General Partner nor the IB have the staff or the time to maintain this continuous contact and awareness. The IB pays the trailing commissions to the Brokers for payment to the persons who made the sale of the Units as compensation for the effort required to maintain this continuous contact and awareness during the time the Limited Partner holds the Units. In addition, the Brokers communicate explanations of changes in operation methods, such as a changes in CTAs and results from operations, answer questions regarding the Partnership, and are expected to work to retain investment in the Partnership.

OTHER EXPENSES

The Partnership is obligated to pay legal and accounting fees, other expenses and claims. The General Partner advanced and has been reimbursed by the Limited Partners for $52,000 in Offering Expenses in addition to Organizational Expenses of $5,000 (see Appendix I, Offering Expenses and Organizational Expenses). The Partnership is also subject to legal and accounting costs of approximately $23,000 ($18,000 for accounting and audit and $5,000 for legal) charged annually, subsequent to the first year. In addition to management fees, incentive fees, brokerage commissions, and the actual cost of legal and audit services provided by third parties, the Partnership Agreement provides that all customary and routine administrative expenses and other direct expenses of the Partnership, be paid by the Partnership. The General Partner will also be reimbursed by the Partnership for direct expenses (such as delivery charges, statement preparation and mailing costs, telephone toll charges, and postage).

Entity                         Form of Compensation                            Amount of Compensation

General Partner
                               Management fee                                  2% management fee of Net Asset Value

                               Reimbursement of Offering Expenses              Reimbursement of Offering
                                                                               Expenses upon the Initial Closing

                               Reimbursement of Organizational Expenses        Reimbursement of Organizational Expenses
                                                                               amortized over 60 months

Selling Agents                 Sales Commission                                A one time charge of 6% of Gross Selling
                                                                               Price of Units for Selling Commissions

                               Trailing Commission                             Trailing Commissions of 6%, paid annually,
                                                                               from the 12% fixed commissions paid to the
                                                                               Introducing Broker

Introducing                    Fixed Commissions                               12% of assets assigned by General Partner for
Broker Affiliated                                                              trading, less costs to trade to FCM and less
with the General                                                               6% trailing commissions paid to Selling
Partner                                                                        Agents which will include persons Affiliated
                                                                               with the General Partner Futures Commission
                                                                               Merchant

                               Round-turn commissions paid from the fixed      Brokerage Commissions negotiated with the
                               commissions paid by the Partnership             Introducing Broker;

                               Reimbursement of delivery, insurance,           Reimbursement by the Partnership of actual
                               storage and any other charges incidental to     payments to third parties in connection
                               trading and paid to third Parties               with Partnership trading

Commodity Trading Advisors     Fixed Management Fee                            4% per year of the trading equity assigned to
                                                                               the CTAs

                               Incentive Fee                                   15% of the New Net Profits of the account for
                                                                               each quarterly period that the net value of
                                                                               the trading equity at the end of such
                                                                               quarterly period for a CTA exceeds the
                                                                               highest previous quarterly net value of the
                                                                               trading equity for that CTA.

Third Parties                  Legal, accounting fees, and other actual        Estimated at $23,000 for each year after
                               expenses necessary to the operation of the      the first ($18,000 for accounting and
                               Partnership, and all claims and other           $5,000 for legal).  Claims and other costs
                               extraordinary expenses of the Partnership.      can not be estimated and will be paid as
                                                                               incurred.

                             INVESTOR SUITABILITY

An investment in the Partnership is suitable only for a limited amount of the risk portion of an investor's total portfolio and no one should invest more in the Partnership than he or she can afford to lose. Investors contemplating even the minimum investment in the Partnership of $25,000 must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. NO INVESTOR MAY INVEST MORE THAN 10% OF SUCH INVESTOR'S NET WORTH IN THE PARTNERSHIP. THE FOREGOING STANDARD AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH IN THIS PROSPECTUS AND THE SUBSCRIPTION DOCUMENTS ARE REGULATORY MINIMUMS ONLY.

                             POTENTIAL ADVANTAGES

Although commodity trading is speculative and involves a high degree of risk (see "Risk Factors"), an investment in the Partnership offers the following potential advantages:

EQUITY MANAGEMENT

The Partnership offers the opportunity for investors to place equity with professional CTAs who have demonstrated, in the judgment of the General Partner, an ability to trade profitably and to have that equity allocated to the CTAs in a manner which is intended by the General Partner to optimize the potential for profit in the future. The General Partner is also the general partner of a privately offered commodity pool, Auburn Fund, Limited Partnership, and its principal, Shira Del Pacult, has over eighteen years of experience selecting commodity trading advisors to manage individual investor accounts and describing how individual managed futures accounts work to individual investors. In addition, Ms. Pacult is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business. This experience is expected to benefit the Partnership in the quality of commodity trading advisors selected, as well as in the explanation of the operation of the Partnership and the attendant risks of investment in the Partnership to prospective investors.

INVESTMENT DIVERSIFICATION

An investor who is not prepared to spend substantial time trading various commodity contracts or options may participate in these markets through an investment in the Partnership (with a minimum investment of only $25,000), thereby obtaining diversification from investments in stocks, bonds and real estate.

LIMITED LIABILITY

A Limited Partner in the Partnership will not be subject to margin calls and cannot lose more than the amount of the Limited Partner's unredeemed Capital Contribution, the Limited Partner's share of undistributed profits, if any, and, under certain circumstances, any prior distributions and/or amounts received upon Redemption of Units and interest thereon; provided, however, the Limited Partner must not participate in the management of the Partnership. In the opinion of legal counsel to the Partnership, subject to the maintenance of the Partnership structure by the General Partner and no Affiliation by the Limited Partner with any phase of management of the Partnership, there are no circumstances, including bankruptcy of the Partnership, which will subject the personal assets of a Limited Partner to the debts of the Partnership. See the Limited Partnership Agreement attached as Exhibit A.

ADMINISTRATIVE CONVENIENCE

The Partnership is structured so as to provide Limited Partners with certain services designed to alleviate the administrative details involved in engaging directly in commodities contract trading, including providing monthly and annual financial reports (showing, among other things, the Net Unit Value, trading profits or losses and expenses), and all tax information relating Limited Partner's interest in the Partnership.

ACCESS TO THE CTAs

The CTAs selected by the General Partner require a minimum account size substantially greater than the $25,000 minimum investment in the Partnership; e.g., Bell requires a minimum investment of $300,000. Accordingly, investors have access to the CTAs for a smaller investment, at substantially the same cost, than is available by a direct investment in a managed account with any particular CTA.

                                USE OF PROCEEDS

At the time of the sale of the Units, the only deduction prior to the delivery of the funds to the Partnership in furtherance of its business is the six percent (6%) selling commission. The trades are entered by the CTAs and the FCM charges the Partnership account the per round turn commission in effect, from time to time. At the end of each month, the actual management fees and fixed commissions identified in this Prospectus, less the per round turn commissions already paid, are deducted from the Partnership accounts. The General Partner determines, in its sole judgment, from time to time, the percentage of the Partnership's Net Asset Value that is on deposit with the FCM and how much is used for other investments and held in bank accounts to pay current obligations. Other than the approximately three percent (3%) of the previous month end Net Asset Value the General Partner causes to be retained in the Partnership's bank accounts as a reserve to pay Partnership Expenses and other similar current payments, the General Partner deposits the Net Asset Value including the proceeds from interest and trading profits, in the commodity accounts with the FCM to be used by the Partnership to engage in the speculative trading of commodity futures contracts and options under the direction of the CTAs. The Partnership uses only cash and cash equivalents, such as United States Treasury Bills to satisfy margin requirements. All FCMs, CTAs, money market, other cash investment accounts, and banks selected by the General Partner to hold or trade assets of the Partnership are based in the United States and are subject to United States regulations. The trades of the Partnership are cleared by the FCM. Between twenty percent (20%) to forty percent (40%) of the Partnership's assets are normally committed as margin for commodity futures contracts but, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. The amount of interest income earned upon the Net Assets of the Partnership is based upon the assumption that between 20% and 40% of the Net Assets is used for margin upon trades and that the rate of interest to be paid on the available balances is approximately 6%. The FCM may increase margins applicable to the Partnership at any time.

The General Partner has advanced the Offering Expenses and has been reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership pursuant to this and any future offerings, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced.

                      DETERMINATION OF THE OFFERING PRICE

The Units were initially offered for sale at One Thousand Dollars ($l,000) per Unit, which amount was arbitrarily set by the General Partner. This amount was not based on expected earnings and was not a representation that the Units had or will have a market value of or could be resold or redeemed at that price. As trading operations have commenced, all remaining Units that are offered for sale are offered at a price per Unit equal to the Net Assets of the Partnership divided by the number of outstanding Units, or Net Unit Value, as of the close of business on the effective date of such purchase, which is the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable subscription amount from the subscriber. All sales are subject to a sales commission of 6% to be deducted from the proceeds prior to the issuance of Units.

                 NO MARKET AND LIMITATION OF RIGHT OF TRANSFER

None of the Units sold are or will be traded on any United States Market or any other Market. To the Contrary, before any transfer of Units may be made, the General Partner must grant its written approval. See "The Limited Partnership Agreement, Transfer of Units Only With Consent of the General Partner", "Plan of Distribution" and Partnership Agreement attached as Exhibit
A. The Partners have the right of Redemption. See "The Limited Partnership Agreement, Redemption".

                             THE GENERAL PARTNER

IDENTIFICATION

The General Partner of the Partnership, Pacult Asset Management, Inc., a Delaware corporation, c/o Corporate Systems, Inc. 101 N. Fairfield Drive, Dover, DE 19901 was incorporated on October 13, 1994. It has been operating this commodity pool since November, 1996 and has been operating a privately offered commodity pool, Auburn Fund, Limited Partnership since April, 1998.
It was registered as a commodity pool operator on January 27, 1995. In addition, the principal of the General Partner is the principal of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business. The balance sheets of the General Partner as of December 31, 1996, December 31, 1997, December 31, 1998 and February 28, 1998 and an Income Statement, Statement of Cash Flows and Statement of Changes in Stockholders' Equity are attached hereto. See "Experts". Purchasers of Units in the Partnership will not acquire or otherwise have any interest in the General Partner.

THE PRINCIPAL AND OFFICER OF THE GENERAL PARTNER

Ms. Shira Del Pacult, age 42, is the sole shareholder, director, principal, and officer of the General Partner, and is a principal and registered representative of Futures Investment Company, the Selling Agent, of which her husband is also a principal. She graduated Phi Beta Kappa from the University of California, at Berkeley, in 1979. From 1980 to 1981, she was employed by a real estate developer in Sonoma County, California, as an administrative assistant. From 1981 - 1983 she was employed by Heinold Commodities, Inc., Chicago, IL, to assist in the development of the Commodities Options Department. She became a senior account executive at Heinold and was a member of the President's Council, a select group appointed to advise the firm on all matters of business practice. In 1983, Ms. Pacult and her husband established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. Presently, Futures Investment Company is located at 5916 N. 300 West, P.O. Box C, Fremont, Indiana, 46737, and maintains clearing agreements with Vision Limited Partnership and ABN AMRO Incorporated. The Partnership clears its trades through ABN AMRO Incorporated. Ms. Pacult is a member of the National Association of Introducing Brokers, and is an Affiliated person and registered representative of Futures Investment Company, which is a member of the National Futures Association and the National Association of Securities Dealers, Inc. In addition to the Units offered pursuant to this Prospectus, FIC offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities. Ms. Pacult is also the principal of Ashley Capital Management, Inc., a registered commodity pool operator which is the general partner of another public commodity pool, Atlas Futures Fund, Limited Partnership, which has not yet commenced business. Ms. Pacult devotes adequate time to handle properly the responsibilities of the General Partner; however, Ms. Pacult provides less than her full time to the business affairs of the Partnership. Ms. Pacult and her husband, Michael, are included in the book Master Brokers: Interviews with Top Futures Brokers by John Walsh, ISBN 0-915513-61-7.

TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL

The General Partner and its principal, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to Limited Partners. As stated earlier, the General Partner does not and will not knowingly take positions on its own behalf which would be ahead of identical positions taken on behalf of the Partnership. The General Partner may purchase and hold Units.

                LIMITED PRIOR PERFORMANCE AND REGULATORY NOTICE

THIS POOL BEGAN TRADING IN NOVEMBER, 1996, AND, THEREFORE HAS LIMITED PERFORMANCE HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

                              TRADING MANAGEMENT

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY

The General Partner selects Commodity Trading Advisors for the Partnership by utilizing the best judgment of its principal and her eighteen year personal experience in the review of disclosure documents of CTAs. The Partnership relies, pursuant to the Advisory Agreement and Power of Attorney attached as Exhibit E, upon Bell Fundamental Futures, LLC ("Bell"), the CTA selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. The General Partner has allocated substantially all of the Partnership's net assets as trading equity. The first $600,000 of new equity raised pursuant to this offering will be allocated to Hanseatic (see Exhibit F); and, thereafter, the General Partner intends to distribute all future equity among the two CTAs equally. No additional CTAs are contemplated to be added due to the sale of additional Units; provided however, that the General Partner may, in its sole discretion and without notice to the Limited Partners, terminate any existing CTA, select additional CTAs, or change the allocation of equity among future CTAs. The CTA currently selected is not an Affiliate of the General Partner, or its principal, nor will the General Partner serve as CTA or select any other CTAs to trade for the Partnership which are Affiliates of it or its principal. See "The Commodity Trading Advisor" for a summary of the CTA's performance information.

The General Partner periodically reviews the performance of the Partnership to determine if the CTA selected to trade for the Partnership should be changed or if other CTAs should be added. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. Due to the possibility of allocation of trading assets over multiple CTAs should the General Partner decide to employ additional CTAs, it would be possible for one of the CTAs to produce New Net Profit in the account assigned to it and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year. As each CTA will trade independently of any others selected, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. From time to time, the General Partner may use computer generated correlation analysis or other types of automated review procedures to evaluate the CTAs.

THE ADVISORY CONTRACT

For the purpose of directing and effecting trades, the Partnership has entered an Advisory Contract and granted a Power of Attorney to the CTA to trade. The CTA has sole discretion, in the account so assigned, to determine the commodity futures trades made by the Partnership. The Partnership is bound by the directions of the CTA given to the FCM under the Power of Attorney. The Power of Attorney is subject to termination by either the General Partner or the CTA upon written notice to the other and to the FCM. If the Power of Attorney is terminated, the General Partner will seek and retain a new CTA or CTAs.

FREQUENCY OF CTA AND EQUITY REALLOCATIONS

The General Partner believes that a CTA should be retained on a medium to long-term basis and should be given the opportunity to implement fully its trading strategy or program. While it is not anticipated that frequent changes will be made to the number of CTAs advising the Partnership or that frequent reallocations of assets among existing CTAs will be made, the General Partner retains the flexibility to replace CTAs or to reallocate the Partnership's assets among CTAs based upon its sole judgment and experience. From time to time, the General Partner may engage in reallocations of assets or add or replace CTAs on a frequent basis. Due to the allocation of trading assets over multiple CTAs, it is possible for one of the CTAs to produce New Net Profit in the account assigned to him and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year.

                        THE COMMODITY TRADING ADVISORS

                       BELL FUNDAMENTAL FUTURES, L.L.C.

Bell Fundamental Futures, L.L.C. ("BFF") is a registered Commodity Trading Advisor ("collectively above called the "CTAs" and in this section called the "CTA") organized in 1997 as a Tennessee Limited Liability Corporation, with its business office located at 889 Ridge Lake Boulevard, Suite 233, Memphis, Tennessee 38120. Its telephone number is (901) 766-4692 and its facsimile number is (901) 766-4698.

BFF became registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity trading advisor ("CTA") on September 30, 1997 and is a member in good standing with the National Futures Association ("NFA"), a self-regulatory organization.

David M. Bell is the President of BFF. He and his wife, Diane L. Bell are the sole shareholders of BFF. Ms. Bell is not otherwise involved in BFF. Mr. Bell is currently the only Trader for the CTA.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

BFF is a limited liability corporation created to engage in the business of managing speculative commodity accounts. David M. Bell has been registered as principal of BFF with the CFTC since September 30, 1997, the initial registration.

Mr. Bell was born in Lincoln, Nebraska, and grew up on the family's diversified farm at Bellwood, Nebraska.

Mr. Bell graduated from David City High School, David City, Nebraska, in 1961. He received a B.S. of Agricultural Economics from the University of Nebraska in 1965; a MS of Agricultural Economics from the University of Nebraska in 1966; and a Ph.D. from Michigan State University in 1972, with a major in Agricultural Economics and minors in Marketing and Statistics. Mr. Bell's doctoral dissertation was selected as one of the three outstanding dissertations in 1972 by the American Agricultural Economics Association.

Mr. Bell taught economics at Northwest Missouri State College in Maryville, Missouri during the 1966/67 academic year. From 1970-75, Mr. Bell was employed by the Economic Research Service of the US Department of Agriculture, first in East Lansing, Michigan and later in Washington, D.C., where he served as leader of the Manufactured Inputs Research Area.

In June, 1975, Mr. Bell joined Connell Econometrics/Connell Rice and Sugar Co., a commodity research and consulting company in Westfield, New Jersey.
Mr. Bell directed commodities research and consulting operations and developed econometric models for forecasting prices and key fundamental factors in the grain and soybean complex markets. From January, 1982 through December, 1994, he was employed by Sparks Companies, Inc., one of the leading commodity research and consulting companies. He developed trading strategies for customers, directed research operations, and conducted training schools on futures and options markets, fundamental analysis, and development of trading strategies. Since January, 1995, Mr. Bell has been the sole trader for Eagle Fund, L.P., a commodity speculation enterprise.

Past Performance for Mr. Bell may be found beginning on below under "Performance Record of the CTA". Proprietary Trading Results as well as trading results for Eagle Fund, L.P. may be found in Appendix III.

Diane L. Bell, the only other principal, is not otherwise involved in either the management or trading of BFF.

DESCRIPTION OF TRADING PROGRAM

Fundamental and Technical Analysis - There are generally two methods of analysis used to forecast price behavior in commodity markets - fundamental and technical.

Fundamental analysis looks at factors that affect the supply and demand of the underlying commodity thereby affecting its equilibrium price. Such factors as weather patterns, government policies, livestock profitability, prices of competitive commodities, farmer's profit margins, and foreign monetary exchange rates are a few of the factors involved. For example, if a foreign country sells feed wheat at prices below the US export price for corn, export demand for US corn will be reduced, potentially leading to lower corn prices. Since both producers and consumers may take positions in the futures market as a substitute for the transaction in the cash market, fundamental analysis must also take those actions into consideration.

Technical analysis is based upon the theory that the market price reflects all known supply and demand factors and appropriately discounts the unknown factors, and that by studying the price patterns, future price changes can be anticipated. Such variables as closing prices, highs and lows, the relationship of closings to openings, volume and open interest, rate of change in prices, and even the rate of change of the rate of change may be variables studied. These variables may be studied on a daily, weekly or even monthly basis, and be in the form of computer generated models, graphic chart patterns, or discretionary, where the trader considers a number of variables and makes a judgment of what they mean.

Mr. Bell's Trading Style - Mr. Bell trades primarily, but not exclusively, futures on agricultural markets, as well as options on these markets. (See Description of Commodity Interests Traded.) As discussed above, CTAs generally rely on either fundamental or technical analysis or a combination thereof to identify effective trading strategies. Mr. Bell believes that fundamental factors determine the eventual movement of the market and places primary emphasis on these factors. However, he also monitors technical factors as they may serve to confirm the fundamentals, serve as an early warning that fundamentals are changing, or help indicate the potential extent of the price move. Mr. Bell's trading strategy attempts to detect disequilibriums in prices which will lead to trend movements for the commodity interests monitored, and normally seeks to establish positions and maintain such positions while the particular market moves in favor of the position and to exit the particular market and/or establish reverse positions when the favorable trend either reverses or does not materialize. In markets that are in equilibrium, Mr. Bell may trade a range around that price, making more frequent trades of shorter duration.

BFF may employ trading analysts and technical analysts to assist with market research. No investor will acquire any rights or proprietary interest in, or have access to, any of the information, data or trading methods utilized by BFF.

BFF intends to maintain its current reliance on a combination of fundamental and technical analyses as the basis for all trading decisions, although BFF reserves the right to make adjustments to its risk management and other trading policies, without approval by the Partnership. The Partnership will, however, be advised of any material changes in such trading policies.

Proprietary Trading Policy and Associated Order Allocation - Mr. Bell does trade for his own account(s) and may trade his proprietary accounts in a manner more or less aggressively than client accounts or trade positions different from, or not included in, a client account. Such proprietary trading may differ from trading decisions made by Mr. Bell on behalf of BFF's clients. Mr. Bell generally follows the same basic trading methods and strategies developed, modified and refined as described above. Mr. Bell may elect not to trade his proprietary account(s) in parallel with customer accounts. However, Mr. Bell will normally not take a position that is opposite those taken for clients.

In trading for proprietary account(s) and in contrast to trading for customers, Mr. Bell may trade a larger number of commodity interests, utilize a higher degree of leverage, and test new markets. In addition, Mr. Bell may conduct experimental trading methods and strategies. Mr. Bell also may trade contracts for proprietary account(s), but not for customer accounts of BFF, or may trade contracts for customer accounts of BFF and not his own proprietary accounts. Accordingly, Mr. Bell at times may take positions in his proprietary account(s) that are different to those taken by BFF on behalf of customer accounts and Mr. Bell's proprietary account(s) may produce trading results that are different from those experienced by the CTA's clients.

Any such proprietary trading will not knowingly be made so as to benefit from contemplated purchase or sales by customer accounts - i.e., engaging in so-called "front running". The intent of such policies is to ensure that all client orders have the opportunity to be filled at the best possible price (although the prices at which individual client orders are filled will vary depending upon changing market conditions and the quality of the carrying brokerage firm's execution services). Investors will not be permitted to inspect the records of Mr. Bell's proprietary trading nor any written policies related to such trading.

Description of Commodity Interests Traded - BFF intends to trade futures and options on futures contracts primarily, but not exclusively, on agricultural raw materials and products, particularly: grains, oilseeds, oilseed products, livestock, fiber and food products. However, BFF may trade all commodity futures contracts, including, but not limited to, agricultural products, financials, metals, foreign currencies and options on such futures contracts without limitations or restrictions.

Options on futures contracts may be used by BFF on both a covered basis (i.e., to write or sell an option against a futures contract in the client's account) and/or on an uncovered basis (i.e., to buy or sell an option directly). Both Put and Call options may be used. In general, the use of options by BFF increases an account's margin requirements and may increase volatility as well.

Money And Risk Management - BFF and its principals believe that the discipline of money management is an important element of the overall trading program. BFF determines the size of any particular position based on the potential risk of the trade relative to the potential gain along with the probabilities of each, and the volatility of the market. This evaluation is purely discretionary and does not ensure in any way whatsoever that risk of loss will be effectively managed or limited or that the preservation of capital will be achieved.

PERFORMANCE RECORD OF THE CTA

Capsule A - Bell Fundamental Futures, L.L.C.

The following capsule shows the past performance of the BFF Trading Program since the inception of trading (in February, 1998) and year-to-date (through February 28, 1999). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule A - Bell Fundamental Futures, L.L.C.
        Percentage Rate of Return
(Computed on a compounded monthly basis)*

MONTH     1999     1998
January   (0.1)     N/A
February  16.0      0.5
March               2.4
April               0.4
May                 2.7
June               (3.7)
July               (0.4)
August              5.6
September          (0.3)
October            (1.1)
November            0.4
December           (0.6)
Year      16.0      5.8

Name of the Commodity Trading Advisor: Bell Fundamental Futures, L.L.C. Name of the Trading Program: Capsule A - Bell Fundamental Futures, L.L.C. Date Commodity Trading Advisor Began Trading Client Accounts: January 1983 Date When Client Funds Began Being Traded Pursuant to Trading Program:
February 1998
Number Of Accounts In Trading Program:  10
Total Assets Under Management:  $4,150,086
Largest Monthly Draw-Down**:  6-98/4.5%
Worst Peak-to-Valley Draw-Down***:  6-98/4.5%
Number of Accounts Closed With Net Profit:  0
Number of Accounts Closed With Net Loss:  0

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Capsule A - Bell Fundamental Futures, L.L.C. represents the performance history of accounts managed by BFF. No proprietary trading accounts are included. All of the accounts were traded in a manner consistent with the program and policies currently offered. See Appendix III for the performance summary of Mr. Bell's supplemental trading activity.

Accounts in this composite pay monthly management fees of 1% - 3% per annum of an account's month ending Net Asset Value and an incentive fee of 15% - 20% of New Net Profits. The accounts pay brokerage commission at rates ranging from $6.64 to $26 per round-turn trade plus exchange and NFA fees except for one account which pays 1% of Net Asset Value per month to cover commissions, and exchange and NFA fees.

                             HANSEATIC CORPORATION

Hanseatic Corporation ("Hanseatic") is a registered Commodity Trading Advisor ("collectively above called the "CTAs" and in this section called the "CTA") organized as a New Mexico corporation. Its principal office is located at 5600 Wyoming N.E., Suite 220, Albuquerque, New Mexico 87109. Its telephone number is (505) 828-2824. The books and records of the firm are located at the same address. Hanseatic was incorporated in 1977 to trade and to advise on the trading of commodity futures contracts through the use of technical trading methods. It has been registered with the Commodities Futures Trading Commission (CFTC) as a Commodity Trading Advisor since 1981 and is a member of the National Futures Association (NFA). In addition to its officers, Hanseatic has 2 full time employees.

The principals of Hanseatic are (1) Hanseatic Group, Inc. (Group), (2) Katherine Burr, President and Chief Executive Officer, (3) Martha Eden, Vice President, Secretary, and Treasurer, (4) Harry E. Meihaus, Vice President, and (5) Andrea Manzoni, an Associated Person of the NFA and a Director of Hanseatic Group, Inc.

BUSINESS BACKGROUND

The business background of the CTA's principals for at least five (5) years is as follows:

(1) Hanseatic Group, Inc. is a New Mexico corporation which is the sole shareholder of Hanseatic Corporation.

(2) Katherine Burr, born in 1950, joined Hanseatic in September 1989. Ms. Burr received a B.A. in Modern Languages from Colorado State University
(1970), an M.A. in Anthropology from the University of New Mexico (1973) and was a Ph.D. candidate in Anthropology at the University of New Mexico. She received an M.B.A. in cross-cultural business development from the University of New Mexico (July, 1989). From 1974 through 1975, Ms. Burr worked on a Merrill Lynch training project by writing and editing textbooks designed for Account Executives. From August 1975 through August 1989, Ms. Burr worked as a business manager and researcher in finance areas ranging from computer software to health care to the auto industry. Ms. Burr became an officer and director of Hanseatic Corporation in August 1992. She also acts as an officer and director of Group. Ms. Burr is an officer and director of the unaffiliated Hanseatic Advisory Corporation and Hanseatic Management Services, Inc.

(3) Martha Eden, born in 1945, received a B.A. in Economics from Vassar College (1967). From 1977 until 1982 she was employed as a commercial loan officer by First National Bank in Albuquerque, N.M. Prior to 1977, she held various positions with firms in the securities industry. Ms. Eden joined Hanseatic in 1982. Ms. Eden also acts as an officer of Group and Financial. Ms. Eden is an officer and director of the unaffiliated Hanseatic Advisory Corporation.

(4) Harry E. Meihaus, born in 1946, received a B.S. in Mechanical Engineering from the University of Louisville (1969) and an M.B.A. in finance from Memphis State (1975). He was associated with Gibbons Meihaus (a sole proprietorship) as an Investment Advisor from 1979 until 1985. He joined Hanseatic in 1984. Mr. Meihaus also acts as an officer and director of Group. Mr. Meihaus is an officer and director of the unaffiliated Hanseatic Management Services, Inc.

(5) Andrea Manzoni, born in 1955, received an M.B.A. from Bocconi University in Milan, Italy (1979). In September, 1979 he joined Compagnie pour le Financement et l'Investissement, a portfolio management firm in Geneva, Switzerland, as a portfolio manager trainee and executive assistant. In April, 1981 he was hired by EF Hutton, a U.S. brokerage house, at its branch in Lugano, Switzerland as a broker. He worked for EF Hutton until the end of 1987. Mr. Manzoni joined Shearson Lehman Brothers, a U.S. brokerage house with a branch in Lugano, in December, 1987 where, as a broker, he specialized in research and development of market systems. In April, 1991 Mr. Manzoni started to work for Cragnotti & Partners Capital Investment, a Dutch-incorporated merchant bank with a financial services subsidiary in Lugano, as a trading manager. He continued to work in the same capacity for Sagres Trading, a Swiss investment management company located in Lugano, in May, 1994 through the end of 1995. As part of its investment management activity, Sagres Trading manages the offshore Hanseatic Opportunity Fund. Mr. Manzoni joined Hanseatic in January, 1996. Mr. Manzoni is a director of Group and of the unaffiliated Hanseatic Advisory Corporation and Hanseatic Management Services, Inc.

Disclosure of the past performance of all Hanseatic programs can be found in the Capsule Performance Tables below.

DESCRIPTION OF TRADING PROGRAM

Hanseatic is dedicated to achieving superior risk-adjusted returns by following a systematic trading strategy governed entirely by proprietary technical models. Hanseatic's approach to trading melds over eighty years of combined individual market experience with a uniquely effective pattern recognition system. As a result, Hanseatic program returns typically demonstrate low to negative correlation with most other trading programs.

The key to Hanseatic's approach is assuming reality is a series of coevolving nonlinear systems from the individual human mind to the global economy among many others. The interlinkage and interaction of these systems creates markets. Market behavior is better understood not by traditional static linear modeling but nonlinear dynamical systems approaches such as pattern recognition. For Hanseatic markets are a never-ending flow of opportunities and risks whose capacity is so great that an investor's success depends not on capturing as many opportunities as possible, but on capturing only those with a highly discernible likelihood of success, those reliably identified through quantitative patterns.

Hanseatic's approach to trading is to take positions and to assume market risk only when technical models identify high confidence patterns typically associated with profitable trades. The times during which any Hanseatic program has a neutral position are determined by technical models indicating a lack of opportunity rather than by mechanically predetermined profit and stop levels. Typically this approach will be "on the sidelines" during several big moves each year, but intends to provide above average returns with minimal market exposure, avoiding the catastrophic drawdowns characteristic of trend-following strategies. So said, Hanseatic is neither a trend-follower nor a short-term trader. Instead Hanseatic aims to trade in many different market environments.

Diversification is central to the Hanseatic trading philosophy and the necessary element that permits Hanseatic to trade in different market environments. Very specifically, before diversifying across several futures contracts Hanseatic first synthesizes models and patterns with good return/risk characteristics for each individual futures contract that Hanseatic follows. The models and patterns are diversified across time horizons, trading frequency, and, in the case of pattern recognition algorithms, the type of market environment in which they are designed to function. Entry and exit points are independent of one another. The goal is to create a balanced portfolio of models that will perform effectively in both trended and trading range markets. In other words, Hanseatic trades a single future with a portfolio of patterns and models. Hanseatic then combines each individual already-diversified-across-models-and-patterns futures contract into a diversified portfolio of futures contracts.

One of the key strengths flowing from Hanseatic's sophisticated, multilayered approach is the ability to conduct constantly ongoing research and development. As new effective strategies, which evolve from the basic theme, are derived, they may be incorporated into the overall methodology. Such revisions will likely be infrequent and implemented only after rigorous testing indicates the revision will probably improve the overall return/risk performance. Because a core platform of models is always the basis of the portfolio approach used by Hanseatic, evolutionary improvements will be a matter of augmenting current strategies rather than replacing existing systems with newly developed systems.

Hanseatic's technical trading approach is designed to be purely mechanical. This reflects Hanseatic's belief that emotional trading decisions can be detrimental to performance. It is the intention of Hanseatic to maintain this philosophy and not to "override" the system. However, since it is impossible to envision all possible situations, Hanseatic reserves the right to exercise intervention if deemed prudently necessary or desirable.

In summary, Hanseatic's trading philosophy focuses on selective trading and diversification across quantitative models as well as futures contracts in an attempt to achieve high probability return/risk levels and, more important, to provide its clients with consistently profitable, noncorrelated, results.

PERFORMANCE RECORD OF THE CTA

Hanseatic Corporation - Hanseatic Discretionary Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic Discretionary Program from inception (February, 1996) through the year-to-date (February 28, 1999). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic Discretionary Program
            Percentage Rate of Return
   (Computed on a compounded monthly basis)*

1999 (Jan-Feb)  1998     1997     1996
    3.96%      308.94%   3.97%   93.05%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic Discretionary Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program:
February, 1996
Number Of Accounts In Trading Program:  15
Total assets under management (Nominal Value) pursuant to program: $9,981,456 Total assets under management (Actual Funds) pursuant to program: $5,790,447 Total assets under management (Nominal Value) pursuant to all programs:
$17,650,754
Total assets under management (Actual Funds) pursuant to all programs:
$7,818,338
Largest Monthly Draw-Down**: 5-97 / 15.67%
Worst Peak-to-Valley Draw-Down***: 11-96 to 6-97 / 27.32% of net assets
Number of Accounts Closed With Net Profit:  0
Number of Accounts Closed With Net Loss:  0

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - Hanseatic Global Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic Global Program from inception (November, 1996) through the year-to-date (February 28, 1999). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic Global Program
          Percentage Rate of Return
   (Computed on a compounded monthly basis)*

1999 (Jan-Feb)  1998     1997     1996
     2.14%     23.74%   -2.12%    1.38%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic Global Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program:
November, 1996
Number Of Accounts In Trading Program:  4 - Offshore Fund
Total assets under management (Nominal Value) pursuant to program: $7,669,298 Total assets under management (Actual Funds) pursuant to program: $2,027,891 Total assets under management (Nominal Value) pursuant to all programs:
$17,650,754
Total assets under management (Actual Funds) pursuant to all programs:
$7,818,338
Largest Monthly Draw-Down**: 6-97 / 6.56%
Worst Peak-to-Valley Draw-Down***: 8-97 to 11-97 / 11.49% of net assets
Number of Accounts Closed With Net Profit:  1
Number of Accounts Closed With Net Loss:  1

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - The S&P 500 Futures Trading Program

The following capsule shows the past performance of Hanseatic Corporation - The S&P Futures Trading Program from January, 1993 through the termination of trading (April, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - The S&P 500 Futures Trading Program
              Percentage Rate of Return
       (Computed on a compounded monthly basis)*

1997 (Jan-Apr)  1996     1995     1994     1993     1992
   -26.30%     157.19%  -10.46%  -6.34%   55.74%    1.69%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: The S&P 500 Futures Trading Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program: July, 1989
Number Of Accounts In Trading Program:  0
Total assets under management pursuant to this program:  $0
Total assets under management (Nominal Value) pursuant to all programs:
$10,009,630
Total assets under management (Actual Funds) pursuant to all programs:
$6,125,996
Largest Monthly Draw-Down**: 1-97 / 33.40
Worst Peak-to-Valley Draw-Down***: 9-96 to 1-97 / 40.30 of net assets
Number of Accounts Closed With Net Profit:  1
Number of Accounts Closed With Net Loss:  15

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - Hanseatic US Treasury Bond Trading Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic US Treasury Bond Trading Program from inception (January, 1995) through the termination of trading (April 30, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic US Treasury Bond Trading Program
                  Percentage Rate of Return
            (Computed on a compounded monthly basis)*

1997 (Jan-Apr)    1996        1995
   -7.39%        28.73%      13.51%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic US Treasury Bond Trading Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program:
January, 1995
Number Of Accounts In Trading Program:  0
Total assets under management pursuant to this program:  $0
Total assets under management (Nominal Value) pursuant to all programs:
$10,009,630
Total assets under management (Actual Funds) pursuant to all programs:
$6,125,996
Largest Monthly Draw-Down**: 5-95 / 12.62%
Worst Peak-to-Valley Draw-Down***: 3-95 to 5-95 / 15.62% of net assets
Number of Accounts Closed With Net Profit:  1
Number of Accounts Closed With Net Loss:  8

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - Hanseatic US Financials Trading Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic US Financials Trading Program from inception (April, 1995) through the termination of trading (September, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic US Financials Trading Program
                Percentage Rate of Return
         (Computed on a compounded monthly basis)*

1997 (Jan-Sep)     1996         1995
   -29.95%        105.56%       4.83%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic US Financials Trading Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program: April, 1995
Number Of Accounts In Trading Program:  0
Total assets under management pursuant to this program:  $0
Total assets under management (Nominal Value) pursuant to all programs:
$10,009,630
Total assets under management (Actual Funds) pursuant to all programs:
$6,125,996
Largest Monthly Draw-Down**:  1-97 / 15.93%
Worst Peak-to-Valley Draw-Down***: 11-96 to 6-97 / 38.64% of net assets Number of Accounts Closed With Net Profit: 1
Number of Accounts Closed With Net Loss:  3

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - Hanseatic S&P / Mid Cap Arbitrage Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic S&P / Mid Cap Arbitrage Program from inception (December, 1995) through the termination of trading (April, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic S&P / Mid Cap Arbitrage Program
                Percentage Rate of Return
         (Computed on a compounded monthly basis)*

1998 (Jan-Apr)     1997          1996           1995
   -29.34%        56.00%        23.80%          6.25%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic S&P / Mid Cap Arbitrage Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program:
December, 1995
Number Of Accounts In Trading Program:  0
Total assets under management pursuant to this program:  $0
Total assets under management (Nominal Value) pursuant to all programs:
$10,009,630
Total assets under management (Actual Funds) pursuant to all programs:
$6,125,996
Largest Monthly Draw-Down**:  2-96 / 27.79%
Worst Peak-to-Valley Draw-Down***:  1-98 to 4-98 / 39.97% of net assets
Number of Accounts Closed With Net Profit:  1
Number of Accounts Closed With Net Loss:  0

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - Hanseatic Commodities Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic Commodities Program from January, 1992 through the termination of trading (August, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic Commodities Program
            Percentage Rate of Return
      (Computed on a compounded monthly basis)*
1997 (Jan-Aug)    1996      1995      1994      1993      1992
    66.81%        7.70%    44.81%     4.29%    17.97%    -3.05%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic Commodities Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program:
September, 1991
Number Of Accounts In Trading Program:  0
Total assets under management pursuant to this program:  $0
Total assets under management (Nominal Value) pursuant to all programs:
$10,009,630
Total assets under management (Actual Funds) pursuant to all programs:
$6,125,996
Largest Monthly Draw-Down**:  6-97 / 14.82%
Worst Peak-to-Valley Draw-Down***: 12-91 to 3-92 / 18.44% of net assets Number of Accounts Closed With Net Profit: 5
Number of Accounts Closed With Net Loss:  1

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - Hanseatic International Bond Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic International Bond Program from inception (June, 1996) through the termination of trading (July, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic International Bond Program
               Percentage Rate of Return
        (Computed on a compounded monthly basis)*

1997 (Jan-Jul)    1996
    10.58%       45.14%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic International Bond Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program: June, 1996
Number Of Accounts In Trading Program:  0
Total assets under management pursuant to this program:  $0
Total assets under management (Nominal Value) pursuant to all programs:
$10,009,630
Total assets under management (Actual Funds) pursuant to all programs:
$6,125,996
Largest Monthly Draw-Down**:  3-97 / 10.87%
Worst Peak-to-Valley Draw-Down***: 11-96 to 3-97 / 12.01% of net assets Number of Accounts Closed With Net Profit: 3
Number of Accounts Closed With Net Loss:  2

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Hanseatic Corporation - Hanseatic Spyder Program

The following capsule shows the past performance of Hanseatic Corporation - Hanseatic Spyder Program from inception (Februarys, 1998) through the termination of trading (August, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Hanseatic Corporation - Hanseatic Spyder Program
          Percentage Rate of Return
    (Computed on a compounded monthly basis)*

1998 (Feb-Aug)
    3.01%

Name of the Commodity Trading Advisor:  Hanseatic Corporation
Name of the Trading Program: Hanseatic Spyder Program
Date Commodity Trading Advisor Began Trading Client Accounts: September, 1988 Date When Client Funds Began Being Traded Pursuant to Trading Program:
February, 1998
Number Of Accounts In Trading Program:  0
Total assets under management pursuant to this program:  $0
Total assets under management (Nominal Value) pursuant to all programs:
$10,009,630
Total assets under management (Actual Funds) pursuant to all programs:
$6,125,996
Largest Monthly Draw-Down**:  8-98 / 11.81%
Worst Peak-to-Valley Draw-Down***: 7-98 to 8-98 / 13.46% of net assets
Number of Accounts Closed With Net Profit:  0
Number of Accounts Closed With Net Loss:  1

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

               PERFORMANCE OF FREMONT FUND, LIMITED PARTNERSHIP

The Fremont Fund Limited Partnership is currently traded by Bell Fundamental Futures, LLC. The first $600,000 of additional equity raised pursuant to this offering will be allocated to Hanseatic; and, thereafter, the General Partner intends to allocate all future equity among the two CTAs equally. The Fund pays various expenses in relation its operation including a management fee to the CTAs and the General Partner of 4% and 2% annually respectively charged 1/12th monthly, and quarterly incentive fees of 15% of all new profits. In addition, the fund pays 1% per month for trading commissions as opposed to a round turn commission charge. In addition to the following performance capsule, a detailed performance table of the Fund is available in Appendix II.

Fremont Fund, LP

The following capsule shows the past performance of Fremont Fund, LP for the period from inception of trading in November, 1996, through February 28, 1999. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   Fremont Fund, Limited Partnership
       Percentage Rate of Return
(Computed on a compounded monthly basis)*

Month     1999       1998        1997        1996
January  (1.49)     (1.48)      (1.79)        N/A
February  6.74      (0.92)       0.71         N/A
March                0.74       (0.91)        N/A
April               (3.46)      (2.13)        N/A
May                 (2.30)      (0.66)        N/A
June                (5.39)      (0.39)        N/A
July                 4.21       (0.65)        N/A
August               1.78       (2.57)        N/A
September            0.07       (0.53)        N/A
October              0.26       (0.76)        N/A
November            (3.52)      (1.09)      (8.83)
December            (1.60)      (2.13)       2.34
Year      5.15     (11.35)     (12.21)      (6.69)

Name of Pool: Fremont Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration statement Names of CTAs: Bell Fundamental Futures, LLC****
Principal Protected:  No
Date of Inception of trading:  November, 1996
Net Asset Value of the pool: $568,176.89 on total Units outstanding: 791.556 NAV Per Unit: $717.80
Largest Monthly Draw-Down**:  12-96/8.83% of net asset value
Worst Peak-to-Valley Draw-Down***:  11-96 to 6-98/32.50% of net asset value

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period

***   Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

**** Frischmeyer was originally the sole CTA for the Partnership. As of July, 1998, EPIC was added as a CTA and eventually assigned 50% of the allocated trading equity. Frischmeyer and EPIC were replaced by Bell in February, 1999. Hanseatic will be allocated the first $600,000 of available equity raised through this offering.

NOTES TO PERFORMANCE RECORD OF THE FUND

When reviewing the Fund's performance record, prospective investors should recognize that different accounts can have and have had varying investment results, even though they have been traded according to the same general trading approach. The reasons for this include numerous material differences between accounts, including the following:

1. The timing of the deposit of equity and the total period during which each account was traded.

2. The relative sizes of the accounts, which influences the number of interests and the number of contracts in each interest traded by accounts, as well as the diversification of the account and the design and execution of the CTA's methods. For instance, in the example given above, the larger account might not be exactly twice the size of the smaller account. The CTAs may, from time to time, determine that certain trades may entail greater than ordinary risks, which may cause them to also determine that all accounts should trade a smaller than usual number of contracts. As a result, in some circumstances larger accounts may trade a reduced number of contracts in such trades and the small accounts may not participate in such trades.

3. The trading approach used. Although all accounts may be traded in accordance with the same general trading approach, such approach can and does change periodically as a result of research and development by the CTA.

4. Split fills. When entering an order to buy or sell futures or options, a CTA will block its managed accounts (group them together) so that multiple accounts can be filled on one order. If fills occur at more than one price, a small difference in performance can result. In such instances (except where the Average Price System is applicable, described in the Sections entitled "Description of Trading Program" and "Conflicts of Interest"), the fills are arbitrarily allocated so that the highest prices (whether buys or sells) are successively allocated to the numerically highest account numbers.

5. Incomplete fills. Occasionally, a blocked order can be partially, but not completely filled at the price specified on the order. In such an instance, the CTA attempts to allocate one contract to each account, regardless of account size, and then allocate the remaining fills in proportion to account capitalization, but some discrepancies may be unavoidable. See "Conflicts of Interest".

6. The size and time of payment of brokerage commissions and fees paid by the accounts.

7. The size and time and payment of administrative costs paid by the accounts.

8. The size and time and payment of interest income earned by the accounts.

9. The market condition in which accounts are traded, which in part determines the quality of trade executions.

10. The allocation of orders to open or close positions.

Thus, the results of the Fund, as a result of differences in the above factors, may experience better or worse performance than the composite performance results shown for the CTAs.

                        THE FUTURES COMMISSION MERCHANT

From inception of trading by the Partnership in November, 1996 until January 2, 1997, The Chicago Corporation, 208 South LaSalle Street, Chicago, IL 60604 was the futures commission merchant for the Partnership. On January 2, 1997, the stock of The Chicago Corporation was purchased by ABN AMRO Capital Markets Holding, Inc., a subsidiary of ABN AMRO Bank, N.V., headquartered in Amsterdam, Netherlands. What was formerly The Chicago Corporation was then merged with ABN AMRO Bank, N.V.'s wholly owned subsidiary, ABN AMRO Securities
(USA) Inc., to form ABN AMRO Chicago Corporation, at the same address. In February, 1998, the name of ABN AMRO Chicago Corporation was changed to ABN AMRO Incorporated ("FCM" or "ABN AMRO"). The FCM is registered as a futures commission merchant pursuant to the Commodity Exchange Act and is a member of the National Futures Association. After a change in FCM is made, the General Partner will provide notice to the other Partners within 21 days as required by law.

Regulations of the Commodity Futures Trading Commission ("CFTC") require disclosure of any material administrative, civil, or criminal actions against the FCM, or any principal of the FCM, within the five years preceding the date of this Disclosure Document.

In its capacity as a futures commission merchant and Securities and Exchange Commission registered Broker/Dealer, ABN AMRO Incorporated is involved in litigation and regulatory actions on an ongoing basis. However, during the five years preceding the date of this Prospectus, there have been no administrative, civil or criminal actions against ABN AMRO Incorporated, or any of its Affiliates, which are material to an investor determining whether to purchase Units in the Partnership.

The inclusion in this Prospectus of the identity and certain disclosure information for ABN AMRO Incorporated, as the futures commission merchant, does not mean that it has endorsed or passed upon the sufficiency of this Prospectus or the suitability of an investment in the Partnership for any prospective purchaser, or that it will be involved in the management of the Partnership or the sale of Units.

All equity of the Partnership used for trading by the CTAs is held on deposit under the supervision and control of ABN AMRO Incorporated. Currently, ABN AMRO Incorporated charges the Partnership the exchange minimums for margin for each position held over-night; provided, however, for positions traded on the Chicago Board of Trade, the margin for the Partnership is 125% of exchange minimum. The margin requirements are revised by the various exchanges and ABN AMRO Incorporated, from time to time. With regard to trades conducted on exchanges outside of the United States, certain exchanges must be margined in the local currency. Accordingly, for trades selected by the CTA on those exchanges, the Partnership is exposed to changes in the exchange rate for those currencies while any of those positions are held.

                          FEDERAL INCOME TAX ASPECTS

SCOPE OF TAX PRESENTATION

This presentation is based on the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (hereinafter collectively called the Code") which were in effect as of December 31, 1998, and is based upon the express intention of the General Partner to cause the Partnership to invest only its equity Capital and to not borrow funds from any source, and the belief that all of the income generated by the Fund is "qualifying income" and, therefore, the Fund is not a publicly-traded entity.

Any change in the Code or deviation from the intent to invest equity Capital only, could alter this presentation and also have adverse tax consequences to the Partnership and the Partners, such as taxation as a corporation. This would result in the payment of tax by the Fund and the payment of a second tax by the investor rather than only by the investor if the Fund were taxed as a Partnership. In addition, if the Fund were taxed as a corporation, none of the deductions for expenses would pass through to the investor's tax return.

Under current IRS guidelines, there exists a substantial increase in the likelihood that the partnership's return will be examined. If the partnership is audited, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to the Partners and the Partnership. Any adjustment made to the Partnership return will flow through to the Partners' returns and could result in a separate audit of the Partners' individual returns. The Partnership reports its income for tax and book purposes under the accrual method of accounting and its tax year is the calendar year, or such other period as is required under section 706(b) of the Code. During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income which will be taxed as ordinary income.

THIS DISCUSSION ASSUMES THAT THE INVESTOR IS AN INDIVIDUAL AND IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL PLANNING, PARTICULARLY, SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WILL NOT BE THE SAME FOR ALL TAXPAYERS. ALL MATTERS UPON WHICH THE PARTNERSHIP HAS OBTAINED AN OPINION OF TAX COUNSEL ARE DISCUSSED UNDER THE CAPTION "TAX OPINION" BELOW. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR TAX SITUATION.

NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS

No legal opinion has been nor will be requested by the Partnership in regard to any State income tax issue. In addition, tax counsel to the Partnership can not opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income.
The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. See "Federal Income Tax Aspects".

PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER

If the Partnership were treated as an association or publicly traded partnership, taxable as a corporation, in any taxable year, the Partnership would pay taxes at the corporate rates upon its income and gains, items of deduction and losses would be deductible only by the Partnership and not by the Partners, tax credits would be available only to the Partnership and not to the Partners, and all or a part of the distributions to the Partners could be taxable as dividend income to the Partners and would not be deductible by the Partnership in computing its taxable income. This would substantially increase the total amount of taxes the Partnership and it Partners would pay each year.

The Code, at Section 7701, provides the characteristics of a corporation which should not be present if a partnership is to be taxed as a partnership. Among those characteristics is a test for net Capital to be met when the partnership has a sole corporate general partner, such as this Partnership. Among those requirements are that the General Partner, as such, maintain a Capital Contribution in the Partnership in an amount not less than the greater of (i) $25,000 or (ii) one percent (1%) of the aggregate Capital Contributions from time to time, of all Limited Partners (measured at the time of each respective investment) and sufficient net worth to enable the creditors of the Partnership to have a viable entity to hold responsible for Partnership debts. These tests are contained in Code Section 7701 to maintain its partnership taxation status. The General Partner uses its best efforts to satisfy the "safe harbor" requirements or otherwise to satisfy the IRS requirements necessary to cause the Partnership to be taxed as a partnership and not as a corporation. The IRS Code Section 7701 specifically provides a "safe harbor" which permits limited partnerships to be deemed to have met the net worth test when the General Partner's Net Worth is equal to (15%) of the first $2,500,000 or $250,000, whichever is less, and (10%) of all above $2,500,000 exclusive of the amount invested by the General Partner in this Partnership or any other partnership. There can be no assurance, however, that the General Partner can fulfill or maintain its Net Worth to meet this safe harbor test.

Historically, the right of redemption, similar to the right available to Partners in the Partnership, renders a pool, such as the Partnership, a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 (the "1987 Act") Act provides an exception. The exception requires ninety percent (90%) or more of the partnership's gross income to be qualifying income. Qualifying income includes interest, dividends, and income from futures, options or forward contracts on commodities, if the buying and selling of commodities is a principal activity of the partnership. The General Partner intends to limit the sources of income so that the exception applies to the Partnership. In addition, the General Partner has placed certain restrictions upon the right of redemption. See Exhibit A, "Right of Redemption".

NO IRS RULING

THE PARTNERSHIP HAS NOT APPLIED FOR A RULING FROM THE INTERNAL REVENUE SERVICE (THE "IRS") REGARDING ITS STATUS AS A PARTNERSHIP OR WITH REGARD TO ANY OTHER TAX ASPECT, NOR DOES THE PARTNERSHIP INTEND TO SEEK A RULING. IN THE ABSENCE OF A RULING, THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT ATTEMPT TO TAKE A POSITION ADVERSE TO THE PARTNERSHIP.

TAX OPINION

The Partnership has obtained an opinion, which is not binding upon the IRS or the Courts, from The Scott Law Firm, P.A., that the Partnership is taxable as a partnership and not as a corporation. The Firm opines that: (i) the Partnership will be treated as a partnership for federal income tax purposes (assuming that substantially all of the gross income of the Partnership will constitute "qualifying income" within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended) (the "Code")); (ii) the allocations of profits and losses made when Partners redeem their Units should be upheld for federal income tax purposes; (iii) based upon the contemplated trading activities of the Partnership, the Partnership should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Partnership in conducting its commodity futures trading business should not be subject to limitation under section 67 or section 68 of the Code; (iv) the Profit Share should be respected as a distributive share of the Partnership's income allocable to Fremont Fund, Limited Partnership; and (v) the contracts traded by the Partnership, as described in the Prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Code.

Such opinion is based on the Code as of December 31, 1998, a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the General Partner: (a) at all times, the Partnership will be operated in accordance with the Indiana Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A; (b) the General Partner will, at all times maintain not less than a one percent (1%) interest in the income, losses, gains, deductions and credits of the Partnership; (c) the aggregate deductions to be claimed by the Partners as their distributive shares of the Partnership net losses for the first two years of operation of the Partnership did not exceed the amount of equity Capital invested in the Partnership; (d) no creditor who makes a loan to the Partnership, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in the Capital, profits or property of the Partnership, other than as a secured creditor; (e) the General Partner will at all times actively direct the affairs of the Partnership; (f) the General Partner will possess substantial assets (exclusive of its interest in the Partnership or any other limited partnership) which can be reached by the general creditors of the Partnership within the meaning of Treasury Regulation Section 301.7701 2(d)(2) or the General Partner will otherwise comply with the tax code general partner requirements imposed upon sole corporate general partners of limited partnerships; (g) interests in the Partnership will be transferable only upon approval of the General Partner and not, otherwise, be (1) traded on an established securities market, or (2) readily tradable on a secondary market (or the substantial equivalent thereof); (h) the Partnership will not be registered under the Investment Advisor's Act of 1940; and, (i) over ninety percent of the income earned by the Partnership will be Qualifying Income as that term is defined in the 1987 Act.

The Law Firm is not able to opine upon the tax treatment of certain expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's intended operations qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees are deductible as ordinary and necessary business expenses. Syndication costs to organize the Partnership and Offering Expenses are not deductible or amortizable by the Partnership or its Partners.

Any change in these representations or the operative facts prevents reliance by the Partnership and the Partners upon the legal opinion from The Scott Law Firm, P.A.

PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988 (the "Notice"), the IRS provided guidance as to the operation of the Partnership. The General Partner has caused the Partnership to comply with the applicable provisions of these guidelines. In the event the Expenses of the Partnership were deemed not to qualify as deductions from trading profits, if any, the total taxes paid by the Partners would increase while the distributions to them would remain the same.

BASIS LOSS LIMITATION

Generally, the "basis" of a Partner's interest in the Partnership for tax purposes is equal to the cost decreased, but not below zero, by the Partner's share of any Partnership losses and distributions and increased by the Partner's share of any Partnership income. A Partner may not deduct losses in excess of the adjusted basis for the interest in the Partnership at the end of the partnership year in which such losses occurred, but may carry forward any excess to such time, if ever, as the basis for the interest in the Partnership is sufficient to absorb the loss. Upon the sale or liquidation of a Partner's interest in the Partnership, the Partner will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount realized by such Partner in the transaction and the basis for such Partner's interest in the Partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for the Partners to sustain a loss from the operation of the Partnership which will be not allowed as a deduction for tax purposes or limited to a $3,000 annual limitation.

AT-RISK LIMITATION

The election by a Partner to borrow the money to invest in the Partnership carries with it certain at risk limitations. Section 465 of the Code provides that the amount of any loss allowable for any year to be included in a Limited Partner's personal tax return is limited to the amount paid for the Units (tax basis) of the amount "at risk". Losses already claimed may be subject to recapture if the amount "at risk" is reduced as a result of cash distributions from the activity, deduction of losses from the activity, changes in the status of indebtedness from recourse to non-recourse, the commencement of a guarantee, or other events that affect the taxpayer's risk of loss. Partners should consider the "at-risk" provisions in arranging debt financing for purchase of an interest in the Partnership.

INCOME AND LOSSES FROM PASSIVE ACTIVITIES

Code Section 469 limits the deductibility of losses from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate ("Passive Losses"). Under temporary Treasury Regulations, the trading of personal property, such as futures contracts, is not treated as a passive activity and Partnership gains allocable to Limited Partners are not available to offset passive losses from sources outside the Partnership and Partnership losses are not subject to limitation under the Passive Loss Rules.

ALLOCATION OF PROFITS AND LOSSES

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement are recognized for tax purposes only if the allocations have substantial economic effect. While the General Partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute "capital account equivalency" test, the Limited Partnership Agreement does not meet a third requirement, that a Partner must make a Contribution to the Partnership equal to any deficit in its Capital Account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to a Partner in excess of the Partner's Capital Contribution plus properly allocated profits less any prior distributions. The General Partner intends to allocate income and losses in accordance with the Partnership Agreement which it believes complies with applicable Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among Partners admitted on different dates which could adversely effect the amount of taxable income to one Partner as opposed to another Partner.

TAXATION OF FUTURES AND FORWARD TRANSACTIONS

The CTAs selected by the Partnership are expected to trade primarily in
Section 1256 Contracts as defined in the Code. All Section 1256 contracts are marked-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end are treated as sold for their fair market value on the last business day of such taxable year. This results in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent (60%) of any gain or loss from a Section 1256 contract is treated as long-term, and forty percent (40%) as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year is combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%. Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions").

SECTION 988 FOREIGN CURRENCY TRANSACTIONS

A "Section 988 transaction" is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency (i.e., other than the dollar) or is determined by reference to one or more nonfunctional currencies. If the
Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

CAPITAL GAIN AND LOSS PROVISIONS

If long-term capital gains exceed short-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, the excess of capital losses over capital gains will be deductible by an individual against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

BUSINESS FOR PROFIT

Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity "not engaged in for profit". These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The General Partner believes that the employment by the Partnership of independent CTAs with strong track records of production of profits, it is more likely than not, that the activity of the Partnership will be considered an activity engaged for profit.

SELF-EMPLOYMENT INCOME AND TAX

Section 1402 of the Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a Limited Partner. Therefore, a Limited Partner should not consider that the ordinary income from the Partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Code.

INDIVIDUAL ALTERNATIVE MINIMUM TAX

Non-corporate taxpayers are subject to the alternative minimum tax to the extent it exceeds their regular tax. For an entity taxable as an estate or trust, the first $22,500 of "alternative minimum taxable income" is exempt from the alternative minimum tax, while for an individual it is the first $33,750 of such income ($45,000 for a joint return; $22,500 for married taxpayers filing separately). The exemption amounts will be phased out at the rate of $.25 for each dollar of alternative minimum taxable income in excess of $150,000 for married taxpayers filing jointly, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separately, estates and trusts. Alternative minimum taxable income in excess of the exemption amount, after any applicable phase-out, will be subject to a two-tiered rate schedule. Alternative minimum taxable income (net of exemption) up to and including $175,000 will be taxed at a rate of 26% and alternative minimum taxable income over $175,000 will be taxed at a 28% rate. Taxpayers liable for the alternative minimum tax are required to make estimated tax payments.

INTEREST RELATED TO TAX EXEMPT OBLIGATIONS

Section 265(a)(2) of the Code disallows any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment". The Revenue Procedure further states that a limited partnership interest will be regarded as a "portfolio investment", unless rebutted by other evidence. Therefore, in the case of a Limited Partner owning tax-exempt obligations, the IRS might take the position that any interest expense incurred by him to purchase or carry Units should be viewed as incurred by him to continue carrying tax exempt obligations and that such Limited Partner should not be allowed to deduct all or a portion of the interest on any such loans.

NOT A TAX SHELTER

In the opinion of tax counsel, the Partnership does not constitute a tax shelter, as defined in Code Section 6111(c), since the General Partner operates the Partnership so that the tax shelter ratio does not exceed two-to-one at the close of any of the first five years. Accordingly, the General Partner does not plan to register the Partnership as a tax shelter with the IRS.

TAXATION OF FOREIGN PARTNERS

An investment in the Partnership should not, by itself, cause a Foreign Partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income which is not effectively connected with the conduct of a United States trade or business. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Partner. If the Partnership is required to withhold tax on such income of a Foreign Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Partner.

PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES

The Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Partnership Agreement has appointed the General Partner the "Tax Matters Partner" to settle any issue involving any partner with less than a one percent (1%) profits interest unless such a partner, upon notice, properly elects not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the Partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. "Understatement" is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax which is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the "understatement" for the taxable year exceeds the greater of (1) 10% of the correct tax, or (2) $5,000 ($10,000, in the case of a corporation other than an S corporation or a personal holding company).

                 EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S

In considering an investment in the Partnership, a fiduciary of an employee benefit plan covered by the Employee Retirement Income Security Act of 1974 ("ERISA") (such as, for example, a qualified pension, profit-sharing or stock bonus plan, or health and welfare plan), or of an Individual Retirement Account ("IRA") (collectively "Qualified Plans"), taking into account the facts and circumstances of such Qualified Plan, should consider applicable fiduciary standards under ERISA. Prospective plan investors should consult their own legal and financial advisors regarding these and other considerations involved in an investment in the Partnership by a particular plan.

ACCORDINGLY, THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF CIRCUMSTANCES OF THE PARTICULAR PLAN.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS NOT A REPRESENTATION BY GENERAL PARTNER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL LEGAL REQUIREMENTS OR IS APPROPRIATE WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE ATTORNEY FOR THE PLAN AS TO THE PROPRIETY OF AN INVESTMENT IN THE PARTNERSHIP.

                       THE LIMITED PARTNERSHIP AGREEMENT

This Prospectus contains an explanation of some of the more significant terms of the Limited Partnership Agreement, however, prospective investors are urged to read the Agreement in its entirety. See Exhibit A.

FORMATION OF THE PARTNERSHIP

The Certificate of Limited Partnership dated December 12, 1994 was filed on January 12, 1995, pursuant to the Indiana Uniform Limited Partnership Act (the "Indiana Act"). It was Amended and Restated in its entirety on January 12, 1996. Units of the Partnership purchased and paid for are fully paid and nonassessable. The liability of a Limited Partner for the losses, debts and obligations of the Partnership is limited to the Limited Partner's Capital Contribution and share of any undistributed assets of the Partnership, so long as the Limited Partner complies with Article V of the Limited Partnership Agreement. The Limited Partnership Agreement provides that the death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity of a Limited Partner will not terminate or dissolve the Partnership, and that the legal representatives of such Limited Partner have no right to become a substituted Limited Partner solely by reason of such capacity or to withdraw the Limited Partner's interest except by redemption of Units.

UNITS

The number of Units held by a Partner determines the Partner's percentage interest in the Net Assets of the Partnership, such percentage interest to be equal to an amount calculated by dividing the number of Units held by the Partner by the aggregate number of outstanding Units of the Partnership, from time to time.

MANAGEMENT OF PARTNERSHIP AFFAIRS

Responsibility for managing the Partnership is vested solely in the General Partner. The Limited Partners do not take part in the business or affairs of the Partnership nor do they have any voice in the management or operations of the Partnership. Any material change in the Limited Partnership Agreement or the Partnership's structure shall, however, require the prior written approval of the Limited Partners who collectively hold a majority of the Units of the Partnership; provided, however, the General Partner may change trading advisors, change the commodity contracts traded by the Partnership, and change the diversification of the Partnership's assets among the various types of or in the positions held in commodity contracts without a vote or other form of permission from the Limited Partners. The Limited Partners who collectively hold a majority of the Units of the Partnership may, to the extent permitted by law, without the concurrence of the General Partner, vote to (i) amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership including, but not limited to, the right to remove the General Partner and elect a new general partner. The General Partner has no authority to engage in the actual selection or frequency of trading. Trading must be done by independent CTAs selected by the General Partner.

ADDITIONAL OFFERINGS

The General Partner may from time to time, in its sole discretion, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. There is no limit upon the amount of Capital Contributions or the maximum number of Units which may be issued, offered or sold.

PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS

Each Partner has a Capital Account, and its initial balance is the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership is determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Net Assets are made solely at the discretion of the General Partner. On a monthly basis the General Partner causes to be reported to the Partners, the following information: the Net Unit Value as of the end of the month and as of the end of the previous month, and the percentage change in Net Unit Value between the two months; the amount of distributions during the month; the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by the Partnership during the month; and, such other information as the CFTC may, by regulation, require. Partners or their duly authorized representatives may, after adequate notice, inspect the Partnership books and records at any reasonable time, to copy, at their expense said records related to the Capital Account of said Partner.

FEDERAL TAX ALLOCATIONS

At the end of each fiscal year the Partnership's realized capital gain or loss and ordinary income or loss is allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors, and each Partner's share of such items are includable in the Partner's personal income tax return.

TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER

A purchaser is admitted to the Partnership and is registered on the records of the Partnership as the owner of those Units. The registered holder is entitled to receive all distributions, allocations of losses and withdrawals or reductions of Capital Contributions with respect to such Units, and to vote on any matters submitted to the Limited Partners for voting. Units are transferable only with the written consent of the General Partner, whose consent will be withheld if, among other things, the transfer (i) is requested prior to two years from the date of purchase of such assigned or transferred Units(s) by said Partner; (ii) is not for the full Units or if the assignor, if he is not assigning all of his Units, will not retain more than five Units;
(iii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or state securities laws and the limited partnership laws of the State of Indiana; or (iv) will jeopardize the status of or cause a termination of the Partnership for Federal income tax purposes or affect characterizations or treatment of income or loss.

TERMINATION OF THE PARTNERSHIP

The Partnership will terminate at 11:59 p.m. twenty-one years from the date of the Partnership Agreement; by election of the General Partner, in its sole discretion, to terminate and dissolve the Partnership; the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the General Partner, unless the Limited Partners unanimously elect to carry on the business and a new general partner has been substituted; upon the occurrence of an event specified under the laws of the State of Indiana as one effecting dissolution; any event which shall make unlawful the continued existence of the Partnership; or, upon the unanimous vote of the Limited Partners.

MEETINGS

No regular meetings of the Partnership are required to be held, however, a meeting of the Partners for the purpose of acting upon any matter upon which the Partners are entitled to vote may be called by the General Partner at any time and shall be called by the General Partner, no more than 15 days after receipt by the General Partner, either in person or by certified mail, of a written request, accompanied by an advance of the costs to send notice of the meeting to all Partners, for such a meeting which sets forth the purpose thereof, which is signed by one or more of the Partners who collectively own 10% or more of the then outstanding Units.

REDEMPTIONS

No Partner may redeem or liquidate any Units until six months after the commencement of trading. Written notice must be received by the General Partner no later than 12:00 noon on the tenth calendar day immediately preceding the desired effective date of Redemption which must be as of the last day of the then current or a future month. The General Partner intends to use its best efforts to make payment of the Redemption request of the Partner's pro rata share of the Net Asset Value, as those terms are defined in Appendix I, within ten days following the effective date. However, investors should be aware that while the General Partner intends to so honor all proper Unit Redemption requests, circumstances existing in the Partnership's business at the time of such Redemption request. Specifically, the lack of sufficient cash due to the inability to liquidate positions as of the Redemption date or the accrual for contingent claims may cause the General Partner to suspend or delay Redemptions or to only partially honor such requests. The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner. A Redemption fee will be assessed towards the value of the Units and will be made payable to the Partnership in the amount of four percent (4%) of the value of the Redemption request which is received prior to the nineteenth day of the sixth month after the date of the sale of the Units for which Redemption is requested. Thereafter, there will be a reduction in the Redemption fee of one percent (1%) for each six (6) months the investment in the Units remained invested in the Partnership after the initial six (6) months; i.e., a redemption during the next 7 to 12 months will be charged a 3% Redemption fee; 13 to 18 months 2%, 19 to 24 months 1% and, thereafter, no Redemption fee will be charged.

                             PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company ("Selling Agent" or "FIC"), 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, an NASD registered broker dealer and other broker dealers selected by the General Partner, on a best efforts basis. Ms. Pacult, the sole shareholder, director, and officer of the General Partner and her husband, Mr. Michael Pacult, are the sole owners and are also registered representatives of FIC and they will earn sales and trailing commissions as a result of the Units they sell and service. A best efforts basis means there is no requirement that the General Partner or any broker dealer (sometimes referred to as the underwriter) to purchase any unsold Units, and no person or entity, including the General Partner and the broker dealer have any obligation, currently or are expected at any time in the future, to purchase any unsold Units. In addition, the General Partner may, in its sole discretion, terminate this offering of Units at anytime. There is a selling commission of six percent (6%) paid to the broker dealers selected, from time to time, to sell Units. FIC, the broker dealer, is an Illinois corporation which was incorporated on December 6, 1983. Its registration as a fully disclosed broker dealer with the NASD became effective on July 28, 1997. The principal business functions of the broker dealer are currently the offering and trading of securities and commodities as a CFTC registered introducing broker. The broker dealer has participated in the offering of another commodity pool sponsored by the General Partner, Auburn Fund, Limited Partnership, and may participate in other offerings with other persons or entities in competition with the Partnership.

The Partnership commenced trading in November, 1996. The Partnership will offer for sale through Futures Investment Company the remaining Units that constitute the Maximum of this offering at a price per Unit equal to the number of outstanding Units divided into the Net Asset Value of the Partnership as of the close of business on the effective date of such purchase, which will be the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable subscription amount from the investor. The General Partner will not grant its permission for any subscription documents or payments, once accepted, to be withdrawn by a subscriber. There can be no assurance that any additional Units will be sold. As the Minimum for this offering has already been sold and operation of the Partnership has commenced, there will be no utilization of escrow for Units sold.

                            SUBSCRIPTION PROCEDURE

In order to purchase Units, an investor must complete and execute a Suitability Questionnaire and a Subscription Agreement in the form attached hereto as Exhibit D, and deliver the executed Subscription Documents to the Sales Agent. All Subscription Documents shall be sent by the Sales Agent to the General Partner with a check or money order made payable to "Fremont Fund, Limited Partnership" for investment in the Fund effective on the next admission date. Under no circumstances are any sales to be made for cash or any checks to be made payable to the General Partner or the Selling Agent or any of their registered representatives or Affiliates. The minimum subscription per investor is $25,000; provided, however, the General Partner may reduce this minimum investment while maintaining regulatory compliance; and, investors may make additional investments above $25,000 in $1,000 increments. All Units subscribed for shall be recorded on the books of the Partnership subject to the collection of good funds. Any Units recorded in favor of a Subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be cancelled.

All subscriptions for Units are irrevocable by subscribers, subject only to possible rights under applicable Federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. Unless higher amounts are otherwise specified in the Subscription Agreement for residents of a particular state, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (once again determined exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

                                 LEGAL MATTERS

LITIGATION AND CLAIMS

There have been no material administrative, civil or criminal actions against the General Partner (who is the Commodity Pool Operator), the principal of the General Partner, Ms. Pacult, the Commodity Trading Advisors, the Futures Commission Merchant, the Introducing Broker and Selling Agent or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this Prospectus.

LEGAL OPINION

The Scott Law Firm, P.A., 5121 Sarazen Drive, Hollywood, FL 33021, serves as special counsel to the Partnership and the General Partner in regard to the offering of Units and the preparation of this Prospectus, the legality of the Units offered, and the classification of the Partnership as a partnership for tax purposes. In addition, the Firm advises the Partnership and its General Partner, from time to time, in regard to the maintenance of the tax status of the Partnership and the legality of subsequent offers, if any, of sale of Units to and transfers by investors. The General Partner has granted the right to The Scott Law Firm, P.A. to employ other law firms to assist in specific matters which may now, or in the future, relate to the sale of Units or the operation of the Partnership.

The Scott Law Firm, P.A. will not provide legal advice to any potential investors or any Partners other than the General Partner, in regard to this offering or any other matter. All parties other than the General Partner should seek investment, legal, and tax advice from counsel of their choice.

                                    EXPERTS

The financial Statements of the Partnership as of December 31, 1996, December 31, 1997 and December 31, 1998 and the financial statements of the General Partner as of December 31, 1996 and December 31, 1998 included in this Prospectus have been audited by Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302, as indicated in their reports included with each such statement. Such financial statements have been included herein and in any filings to the SEC, CFTC, NFA, and selected state administrators, relying upon the authority of Frank L. Sassetti, & Co., as experts in accounting and auditing, in giving said respective reports. Durland & Company, P.A., Certified Public Accountants, 340 Royal Palm Way, Suite 201, Palm Beach, FL 33480, was responsible for the audit of the General Partner for the year ended December 31, 1997. The accountant who established and maintains the original books and records for the Partnership and handles the journal entries, prepares the monthly and annual statements of account and financial statements, including the unaudited financial statements for the Partnership and the General Partner as of February 28, 1999, and prepares the Partnership K-1s is Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635. The General Partner serves as tax partner for the Partnership. The General Partner is required by CFTC rules and regulations to send monthly, unaudited, and annual statements of account and financial statements, audited by an independent certified public accountant, for the Partnership to each Partner. The unaudited monthly statements are sent as soon as practicable after the end of each month and the audited annual financial statements are sent within 90 days after the end of each calendar year.

                            ADDITIONAL INFORMATION

The Partnership, by its General Partner, has filed a Registration Statement on Form S-1 and Post Effective Amendments to its Registration Statement with the Securities and Exchange Commission with respect to the issuance and sale of the limited partnership interests (the "Units") under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Form S-1 filing and reference is made to said Form S-1 and the Exhibits thereto (for example, the Selling Agreement, the Escrow Agreement, and the Customer Agreement). The description contained in this Prospectus to the exhibits to the Registration Statement are summaries. For further information regarding the Partnership and the Units offered, the Prospectus, including the Exhibits and other documents filed and periodic reports, may be inspected, without charge, and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of this filing can be obtained by mail from the Securities and Exchange Commission, at such offices, upon payment of the prescribed rates. This document and other electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system are publicly available through the Commission's Web site (http://www.sec.gov).

In addition, the books and records for the Partnership are maintained for six years at 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737 with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Prospective investors are invited to review any materials available to the General Partner relating to the Partnership; the operations of the Partnership; this offering; the commodity experience and trading history of the CTAs; the General Partner and the commodity brokers and their respective officers, directors and Affiliates; the advisory agreements between the Partnership and the CTAs; the Customer Agreements between the Partnership and the Commodity Brokers for the Partnership; the Disclosure Documents of the CTAs; the forms filed with the NFA for any registered entity or person related to the Partnership; and any other matters relating to this offering, the operation of the Partnership, or the laws applicable to the offering or the Partnership. The officer and staff of the General Partner will answer all reasonable inquiries from prospective investors relating thereto. All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice. The General Partner will afford prospective investors the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Prospectus or any exhibits attached hereto to the extent that the Partnership or the General Partner possess such information or can acquire it without unreasonable effort or expense. Such review is limited only by the proprietary and confidential nature of the trading systems to be utilized by the CTAs and by the confidentiality of certain personal information relating to other investors.

        [The balance of this page has been intentionally left blank]

*******************************************************************************
                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                              FOR THE YEARS ENDED
                       DECEMBER 31, 1998, 1997 AND 1996
                       (With Auditors' Report Thereon)



                               GENERAL PARTNER:
                         Pacult Asset Management, Inc.
                                 2990 West 120
                            Fremont, Indiana  46737

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                 YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996




                               TABLE OF CONTENTS


                                                           Page

Independent Auditors' Report                               F-1

Financial Statements -
      Balance Sheet                                        F-2

      Statement of Operations                              F-3

      Statement of Partners' Equity                        F-4

      Statement of Cash Flows                              F-5

      Notes to Financial Statements                     F-6 - F-10

Frank L. Sassetti & Co.
Certified Public Accountants

To The Partners
Fremont Fund, Limited Partnership
Fremont, Indiana


                         INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheets of FREMONT FUND, LIMITED PARTNERSHIP as of December 31, 1998 and 1997, and the related statements of operations, partners' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FREMONT FUND, LIMITED PARTNERSHIP as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



Accountants:                            Frank L. Sassetti & Co.
                                        Certified Public Accountants


Date:  March 18, 1999                   By: /s/ Frank L. Sassetti & Co.
                                        Frank L. Sassetti & Co.
                                        Certified Public Accountants

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                                 BALANCE SHEET

                          DECEMBER 31, 1998 AND 1997



                                    ASSETS

                                                   1998          1997
                                                 --------      --------
Cash  (Note 7)                                   $  9,891      $ 36,029
United States Treasury Obligations (Note 6)       553,832       833,160
Accrued interest receivable                         2,061         8,754
Prepaid commissions                                 1,658
Equity in Commodity Futures Trading Accounts -
  Cash (Note 6)                                    74,443       116,594
  Net unrealized gain (loss) on open
   commodity futures contracts  (Note 8)                         (2,880)
Organization costs, net of amortization (Note 1)                    915
                                                 --------      --------
                                                 $641,885      $992,572
                                                 ========      ========

                       LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Accrued commissions payable                    $             $ 12,666
  Accrued management fees payable                   6,314         6,544
  Accrued accounting fees payable                   1,306         2,023
  Accrued auditing fees payable                     1,495         3,500
  Due to general partner                                          1,661
  Partner redemptions payable                      10,262        11,922
                                                 --------      --------
            Total Liabilities                      19,377        38,316
                                                 --------      --------

PARTNERS' CAPITAL
      Limited partners - (879.78 units and 1207.47
       units in 1998 and 1997, respectively)      601,895       932,082
      General partner - (30.13 units)              20,613        22,174
                                                 --------      --------
            Total Partners' Capital               622,508       954,256
                                                 --------      --------

                                                 $641,885      $992,572
                                                 ========      ========

                  The accompanying notes are an integral part
                         of the financial statements.

                       FREMONT FUND, LIMITED PARTNERSHIP
                        (An Indiana Limited Partnership)

                            STATEMENT OF OPERATIONS

             FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                           1998          1997         1996
                                        ----------   ----------    ----------
REVENUES
  Realized gain (loss) from trading in
   futures                              $  11,037    $  (1,667)    $     (57)
  Realized gain from trading options       20,482       24,413
  Realized gain (loss) on exchange rate
   fluctuation                               (367)         335            28
  Changes in unrealized gains (loss) on
   open commodity futures contracts         2,880      (20,769)       17,861
  Interest income                          37,716       49,620         6,259
  Redemption penalty income                 4,276          236
                                        ----------   ----------    ----------
            Total Revenues                 76,024       52,168        24,091
                                        ----------   ----------    ----------


EXPENSES
  Commissions                              90,478      112,058         8,542
  Management fees                          46,097       57,264         4,492
  Incentive fees                            4,390                      1,717
  Professional accounting and legal fees   26,582       27,137         1,499
  Other operating and administrative
   expenses                                   445        1,382           637
  Amortization of organization costs          915        1,220           305
                                        ----------   ----------    ----------
            Total Expenses                168,907      199,061        17,192


NET INCOME (LOSS)                       $ (92,883)   $(146,893)    $   6,899
                                        ==========   ==========    ==========


NET INCOME (LOSS) -
      Limited partnership unit          $  (91.71)   $ (119.19)    $    7.65
                                        ==========   ==========    ==========
      General partnership unit          $  (51.81)   $  (98.90)    $   15.31
                                        ==========   ==========    ==========

                  The accompanying notes are an integral part
                         of the financial statements.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         STATEMENT OF PARTNERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                          Limited           General            Total
                          Partners          Partners      Partners' Equity
                      Amount    Units    Amount   Units    Amount    Units

Balance -
 December 31, 1995  $     963       1    $    963     1   $   1,926      2

Additions of
 904 units            760,827     875      24,000    29     784,827    904

Net income              6,708                 191             6,899
                   -----------   -----   ---------  ----  ----------  -----

Balance -
 December 31, 1996    768,498     876      25,154    30     793,652    906

Additions of
 362 units            331,221     362                       331,221    362

Withdrawals of
 31 units             (23,724)    (31)                      (23,724)   (31)

Net loss             (143,913)             (2,980)         (146,893)
                   -----------   -----   ---------  ----  ----------  -----
Balance -
 December 31, 1997    932,082   1,207      22,174    30     954,256  1,237

Withdrawals of
 327 units           (238,865)   (327)                     (238,865)  (327)

Net loss              (91,322)             (1,561)          (92,883)
                   -----------   -----   ---------  ----  ----------  -----

Balance -
  December 31, 1998  $ 601,895    880    $ 20,613    30    $ 622,508   910
                   ===========   =====   =========  ====  ==========  =====


                         December 31,      December 31,      December 31,
                             1998              1997              1996

Value per unit              $684.14           $771.05           $875.54
                            =======           =======           =======
Total partnership units     909.91           1,237.60            906.47
                            =======           =======           =======

                  The accompanying notes are an integral part
                         of the financial statements.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                            STATEMENT OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996



                                           1998          1997         1996
                                        ----------   ----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                     $ (92,883)   $(146,893)    $   6,899
  Adjustments to reconcile net income
   to net cash provided by operating
   activities -
    Amortization of organization costs        915        1,220           305
    Changes in operating assets and
     liabilities -
      Equity in Commodity Future
      Trading Accounts                     39,271      180,590      (294,304)
      Accrued interest receivable           6,693       (6,375)       (2,379)
      U. S. Treasury Obligations          279,328     (470,508)     (362,652)
      Prepaid commissions                  (1,658)
      Accrued commissions payable         (12,666)      (1,396)       14,062
      Management and incentive
       fees payable                          (230)       2,994         3,550
      Accounting fees payable                (717)       1,289           734
      Auditing fees payable                (2,005)       3,500
      Due to partners                      (3,321)       2,723        10,860
                                        ----------   ----------    ----------
           Net Cash Provided by
            (Used in) Operating
              Activities                  212,727     (432,856)     (622,925)
                                        ----------   ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Organization costs                                                  (2,440)
                                        ----------   ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of units, net
   of sales commissions                                331,221       830,327
  Syndication and registration costs                                 (45,500)
  Partner redemptions                    (238,865)     (23,724)

            Net Cash Provided by
              (Used in) Financing
                Activities               (238,865)     307,497       784,827
                                        ----------   ----------    ----------
NET INCREASE (DECREASE) IN CASH           (26,138)    (125,359)      159,462

CASH -
      Beginning of period                  36,029      161,388         1,926
                                        ----------   ----------    ----------
      End of period                     $   9,891    $  36,029     $ 161,388
                                        ==========   ==========    ==========

                  The accompanying notes are an integral part
                         of the financial statements.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998, 1997 AND 1996


1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Fremont Fund, Limited Partnership (the Fund) was formed January 12, 1995. The Fund is engaged in speculative trading of futures contracts in commodities. Pacult Asset Management, Inc. is the General Partner and the commodity pool operator (CPO) of Fremont Fund, Limited Partnership. The commodity trading advisors (CTAs) are Michael J. Frischmeyer and Epic Trading, who have the authority to trade so much of the Fund's equity as are allocated to them by the General Partner.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Organizational Costs - Organizational costs are capitalized and amortized over twenty-four months on a straight line method starting when operations began, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs paid to date have been capitalized. Amortization expense of $915, $1,220 and $305 was recorded for the years ended December 31, 1998, 1997 and 1996, respectively.

      Registration Costs - Costs incurred for the initial registration with the Securities and Exchange Commission, National Association of Securities Dealers, Inc., Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the accompanying Balance Sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

            Market value of commodity futures contracts is based upon exchange closing quotations.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998, 1997 AND 1996


1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - Net cash provided by operating activities includes no cash payments for interest or income taxes for the years ended December 31, 1998, 1997 and 1996 since the Fund has no debt nor pays federal income taxes. For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents.

      Reclassifications - Certain items of the prior years financial statements have been reclassified to conform to current year presentation.


2.      GENERAL PARTNER DUTIES

            The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.


3.      THE LIMITED PARTNERSHIP AGREEMENT

            The Limited Partnership Agreement provides, among other things, that -

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998, 1997 AND 1996



3.      THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

            Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

      Allocation of Profit and Loss for Federal Income Tax Purposes -As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any Units until six months after the commencement of trading. A Limited Partner may withdraw any part or all of his units from the Partnership at the Net Asset Value per Unit as of the last day of any month on ten days prior written notice to the General Partner. A redemption fee payable to the Partnership of a percentage of the value of the redemption request bears the following schedule. This fee is to be applied first to pay organization and initial registration costs of the Partnership and, thereafter, to the benefit of the other Partners in proportion to their capital accounts.

            * 4% if such request is received prior to the end of the sixth month after the commencement of trading.

            * 3% if such request is received during the seventh to twelfth months.

            * 2% if such request is received during the thirteenth to eighteenth months.

            * 1% if such request is received during the nineteenth to twenty-fourth months.

            *      0% thereafter.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998, 1997 AND 1996



4.      FEES

                        The Fund is charged the following fees on a monthly basis since the commencement of trading on November 14, 1996.

            * A management fee of 4% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 2% of equity to the Fund's General Partner.

            * An incentive fee of 15% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by each CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss.

            * The Fund will pay fixed commissions of 12% (annual rate) of net assets, payable monthly, to the Introducing Broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.


5.      REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

                        Certain trades executed by the Fund are denominated in foreign currencies. Gains and losses on these transactions are recorded as futures trading gains or losses at the U. S. dollar equivalent on the date the trade is settled. Exchange rate fluctuation gain or loss is reflected when residual amounts of foreign currencies are reconverted to U. S. dollars.


6.      PLEDGED ASSETS

                        The U. S. Treasury Obligations and cash in trading accounts are pledged as collateral for commodities trading on margin.

                       FREMONT FUND, LIMITED PARTNERSHIP
                       (An Indiana Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1998, 1997 AND 1996



7.      CONCENTRATIONS OF CREDIT RISK

                        The Fund maintains its cash balances at a high credit quality financial institution. The balances may, at times, exceed federally insured credit limits.


8.      OFF BALANCE SHEET RISK

                        As discussed in Note 1, the Fund is engaged in speculative trading of futures contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values at December 31. There were no open commodity contracts as of December 31, 1998. Open commodity contracts had a gross contract value of $272,220 on long positions at December 31, 1997 and $3,891,594 on long positions and $180,775 on short positions at December 31, 1996.

                        Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The unrealized gain (loss) on open commodity future contracts at December 31, 1998, 1997 and 1996 was $0, $(2,880) and $17,889,
respectively.

*******************************************************************************
                        Fremont Fund, Ltd. Partnership
                       (An Indiana Limited Partnership)

                  Unaudited Statement of Financial Condition

                           as of February 28, 1999

                                    ASSETS

                                                                2/28/99

Cash in Checking - Star Financial Bank                           47,393

Equity in Commodity Futures Trading Accounts -
   Cash                                                         239,437
   Federal Securities at Cost (Plus: Accrued Interest)          328,101
   Unrealized Gain (Loss) on Open Futures & Options Contracts    59,022
Interest Receivable From Broker                                     522
Cost of Options Held Long                                         3,585
Capitalized Organization Costs (Less: Amortized Portion)          1,220
                                                                -------
              Total Assets                                      679,280
                                                                =======
                      LIABILITIES AND PARTNERS' EQUITY

Liabilities:

   Management Fees Payable to CTAs                                8,195
   Incentive Fees Payable to GP                                   7,500
   Management Fees Payable to GP                                    963
   Reporting Costs Payable                                        2,624
   Audit Fees Accrued                                             6,140
   Commissions Payable to IB                                      3,028
   Partner Redemptions Payable                                   82,653
                                                                -------
              Total Liabilities                                 111,103

Partners' Capital:

   General Partner   30.13  Units at Per Unit of  717.798053     21,628
   Limited Partners 761.43  Units at Per Unit of  717.798053    546,549

              Total Partners' Capital                           568,177
                                                                -------

      Total Liabilities And Partners' Capital                   679,280
                                                                =======

                         Fremont Fund, Ltd. Partnership
                       (An Indiana Limited Partnership)

                       Unaudited Statement of Operations
                             For the Period Ended
                              February 28, 1999



                                                        Current     Year to
                                                         Month       Date
INCOME:

  Interest Paid by Brokers                               521.59       651.82
  Realized Gain Federal Securities                     1,423.41     3,535.72
  Realized Gain (Loss) from Futures Trading           (6,075.00)   (4,007.50)
  Change in Open Trade Equity Futures Positions       52,827.00    50,277.00
  Realized Gain (Loss) from Options Trading                0.00         0.00
  Change in Unrealized Gain (Loss) Option Positions    8,745.00     8,745.00
  Gain (Loss) Due to Currency Conversions FX             (67.45)       30.51
  Redemption Penalty Income                                0.00         0.00
                                                      ----------------------
  Total Income from Operations                        57,374.55    59,232.55


EXPENSES:

  Org. & Syndication Costs Expensed                       40.65        81.30
  Brokerage Commissions Paid                           5,660.64    11,422.74
  CTA Management Fees                                  1,944.70     3,865.44
  GP Incentive Fees                                    7,500.44     7,500.44
  GP Management Fees                                     963.07     1,998.50
  Operating & Administrative Expenses                      0.00         0.00
  Reporting Costs                                      1,300.00     2,600.00
  Audit Fees                                           1,000.00     2,000.00
  Legal Fees                                              45.00        45.00
                                                      ----------------------
  Total Expenses from Operations                      18,454.50    29,537.42

             Net Income from Operations               38,920.05    29,695.13
                                                      ======================

End of Period Net Asset Value Per Unit                   717.80       717.80
% Increase (Decrease) in N.A.V. Per Unit                  -1.49%        5.15%



          To the best of the knowledge and belief of the undersigned, the information contained in this account statement is
                accurate and complete as of the dates indicated

                             /s/ Shira Del Pacult
                        Ms. Shira Del Pacult, President
                            Pacult Asset Management
                                General Partner

*******************************************************************************
                        PACULT ASSET MANAGEMENT, INC.

                            FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 1996 AND 1995

                        PACULT ASSET MANAGEMENT, INC.

                   YEARS ENDED DECEMBER 31, 1996 AND 1995


                              TABLE OF CONTENTS


                                                        Page

Independent Auditors' Report                            1

Financial Statements -

        Balance Sheet                                   2

        Statement of Income and Retained Earnings       3

        Statement of Cash Flows                         4

        Notes to Financial Statements                 5 - 6

                           Frank L. Sassetti & Co.
                        Certified Public Accountants

To The Shareholders
Pacult Asset Management, Inc.
Fremont, Indiana


                        INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of PACULT ASSET MANAGEMENT, INC. as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PACULT ASSET MANAGEMENT, INC. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                       Frank L. Sassetti & Co.

February 19, 1996
Oak Park, Illinois

                        PACULT ASSET MANAGEMENT, INC.

                               BALANCE SHEET

                         DECEMBER 31, 1996 AND 1995

                                  ASSETS

                                        1996            1995
CURRENT ASSETS
  Cash                                  $ 60,196        $ 62,445
  Due from Fremont Fund (Note 2)          10,860          34,204
                                        --------        --------
                                          71,056          96,649

  Investments (Note 3)                    26,410           1,000
                                        --------        --------
                                        $ 97,466        $ 97,649


                    LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Current Liabilities
    Accrued interest payable            $  6,500        $    500

  Long-Term Debt  (Note 4)               100,000         100,000

  Stockholder's Equity
    Capital stock (common 1,500 shares
     authorized, no par value; 1,000
     issued and outstanding)               1,000           1,000
    Accumulated deficit                  (10,034)         (3,351)
                                        ---------       ---------
    Total Stockholder's Equity            (9,034)         (2,351)

                                        $ 97,466        $ 97,649

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                STATEMENT OF INCOME AND RETAINED EARNINGS

                         DECEMBER 31, 1996 AND 1995


                                       1996              1995
                                    -----------      -----------
REVENUES                                $1,645        $________

EXPENSES (Note 4)
  Registration and dues                                     670
  Professional accounting, legal and
   audit fees                              858            2,199
  Licenses and fees                      1,154              160
  Other administrative expenses            226
  Interest expense                       6,500
                                       --------         --------
    Total Expenses                       8,738            3,029

NET INCOME (LOSS) BEFORE EQUITY
  IN LIMITED PARTNERSHIP                (7,093)

EQUITY IN LIMITED PARTNERHSIP (NOTE 3)     410
                                       --------         --------
NET INCOME (LOSS)                       (6,683)          (3,029)

ACCUMULATED DEFICIT
  Beginning of period                   (3,351)            (322)

  End of period                       $(10,034)         $(3,351)

                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                          STATEMENT OF CASH FLOWS

                         DECEMBER 31, 1996 AND 1995


                                            1996              1995
                                         -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                        $ (6,683)        $ (3,029)
    Adjustments to reconcile net (loss)
     to net cash used in operating
     activities -
       Equity in limited partnership           (410)
       Changes in operating assets and
         liabilities -
         Increase in accrued interest
           payable                            6,500
                                            --------         --------
         Net Cash (Used In)
          Operating Activities                 (593)          (3,029)


CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) decrease in due from
    Fremont Fund                             23,344          (28,204)
  Purchase of investment interest in
   limited partnership                       25,000           (1,000)
                                            --------         --------
         Net Cash (Used In)
          Investing Activities               (1,656)         (29,204)


CASH FLOWS FROM FINANCING ACTIVITIES
  (Decrease) increase in advances
   from stockholder                                          (10,000)
  Loan proceeds from stockholder            ________         100,000

         Net Cash Provided by
          Financing Activities              ________          90,000
                                            --------         --------
NET INCREASE (DECREASE) IN CASH              (2,249)          57,767

CASH -
  Beginning of period                        62,445            4,678

  End of period                             $60,196         $ 62,445


                 The accompanying notes are an integral part
                        of the financial statements

                        PACULT ASSET MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995

1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Pacult Asset Management, Inc. (the Company) was formed primarily to act as general partner of the Fremont Fund, Limited Partnership (the Fund).

The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statement of Cash Flows - Net cash provided by operating activities includes no cash payment for interest nor income taxes for the years ended December 31, 1996 and 1995.


2.    CORPORATE AFFILIATION

The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is the general partner of Fremont Fund, a limited partnership. During 1994, Futures Investment Company advanced $9,000 to the Company, and Ms. Shira Pacult, sole principal to the Company, advanced $18,000 to the Company. These advances were not collateralized, bore no interest and were repaid in 1995.

                        PACULT ASSET MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995


2.    CORPORATE AFFILIATION - CONTINUED

Also, the Company, in its capacity as general partner, had been advancing the organization, registration and syndication costs of Fremont Fund. In addition, the Company receives a management fee of 2% of the equity of the Fund. As of December 31, 1996, the Fund owed the Company $10,860 in advanced costs of the Fund and unpaid management fees. These funds are not collateralized and bear no interest.


3.    INVESTMENTS

During 1995, the Company purchased an interest as the general partner in a limited partnership with an initial investment of $1,000. During 1996, the Company purchased one limited partner unit of the limited partnership for $1,000 and made an additional $24,000 investment in the partnership as general partner. The investments are being accounted for under the equity method and earned $410 in equity during the year.


4.    LONG-TERM DEBT

The Company and its sole shareholder signed a subordinated loan agreement on April 26, 1995, whereby the Company can borrow up to $265,000 from the shareholder. The loan agreement bears interest at the rate of 6% per annum and is payable on or before January 12, 2017. On November 28, 1995, the Company borrowed $100,000 against this commitment, which will mature January 12, 2017, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.

*******************************************************************************
                           PACULT ASSET MANAGEMENT
                               FREMONT, INDIANA



                         AUDITED FINANCIAL STATEMENTS



                               DECEMBER 31, 1997

                        Pacult Asset Management, Inc.

                               Table of Contents

Independent Auditors' Report...........................................F-2

Balance Sheet..........................................................F-3

Statement of Operations................................................F-4

Statement of Stockholder's Equity......................................F-5

Statement of Cash Flows................................................F-6

Notes to Financial Statements..........................................F-7

                               DURLAND & COMPANY

                         CERTIFIED PUBLIC ACCOUNTANTS
                          A PROFESSIONAL ASSOCIATION

                         340 ROYAL PALM WAY, SUITE 201
                             PALM BEACH, FL  33480
                         (561) 822-9995 * FAX 822-9942


To the Shareholders
Pacult Asset Management, Inc.
Fremont, Indiana

INDEPENDENT AUDITORS'REPORT

We have audited the accompanying balance sheet of Pacult Asset Management, Inc., (a Delaware Corporation) as of December 31, 1997, and the related statement of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacult Asset Management, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Durland & Company, CPAs, P.A.
Durland & Company, CPAs, P.A.

March 26, 1998 Palm Beach, Florida

                         PACULT ASSET MANAGEMENT, INC.
                                 Balance Sheet
                               December 31, 1997

ASSETS                                                    1997

Current Assets

  Cash                                                $   88,763
  Accrued interest receivable                                215
  Due from Fremont Fund                                    3,778
    Total current assets                                  92,756
  Investments in Freemont Fund, Limited Partnership       23,183
    Total investments                                     23,183

Total Assets                                             115,939


                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

Current Liabilities
  Accrued interest payable                            $   18,500

Subordinated long term debt                              100,000

Total Liabilities                                        118,500

STOCKHOLDER'S EQUITY

Common stock, no par value (1,500 shares authorized,
  1,000 shares issued and outstanding)                     1,000
Accumulated deficit                                       (3,561)

Total Stockholder's Equity                                (2,561)

Total Liabilities and Stockholder's Equity            $  115,939



The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                            Statement of Operations
                         Year ended December 31, 1997

                                                          1997

Revenues                                              $   24,050

Expenses
  Registration and dues                                      685
  Professional accounting, legal and audit fees            1,600
  Licenses, fees and taxes                                    65
  Interest expenses                                       12,000

Total expenses                                            14,350

Net income before loss of equity in limited partnership    9,700

Loss of equity in limited partnership                     (3,227)

Net income                                               $ 6,473



The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                      Statement of Stockholder's Equity
                         Year ended December 31, 1997

                                                                    Total
                       Number of   No Par Value   Accumulated   Stockholder's
                        Shares     Common Stock     Deficit        Equity

BEGINNING BALANCE,
  January 1, 1997       1,000       $  1,000      $ (10,034)       (9,034)

Net profit                  0              0          6,473         6,473

BALANCE,
December 31, 1997       1,000       $  1,000      $  (3,561)     $ (2,561)

The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                            Statement of Cash Flows
                         Year ended December 31, 1997

                                                                  1997
Cash Flows from Operating Activities
  Net income                                                   $   6,473
  Adjustment to reconcile net to net cash used in operating
    activities - Loss of equity in limited partnership             3,227
  Changes in operating assets and liabilities
    (Increase) in accrued interest receivable                       (215)
    Decrease in due from Fremont Fund                              7,082
    Increase in accnied interest payable                          12,000

Net cash (used in) operating activities                           28,567

Cash Flows from 1nvesting Activities
  Net cash (used in) investing activities                              0

Cash Flows from financing activities
  Net cash provided by financing activities                            0

Net increase in cash                                              28,567

Cash
  Beginning of period                                             60,196

  End of period                                                   88,763



The accompanying notes are an integral part of the financial statements.

                         PACULT ASSET MANAGEMENT, INC.
                         Notes to Financial Statements
                               December 31, 1997

(1) Nature of Business and Significant Accounting Policies

THE COMPANY. Pacult Asset Management, Inc. (the Company) was formed on October 13, 1994 under the laws of the State of Delaware to act as general partner of the Fremont Fund, Limited Partnership (the Fund). The Fund is a publicly offered commodity pool. It is currently operating, but sales of Units were suspended in March, 1997. Sales of the Fund are expected to resume during 1998. In 1998, the Company became the general partner of Auburn Fund, Limited Partnership. Units in Auburn Fund are currently being offered as a private placement.

The responsibilities of the general partner, in addition to selection of the commodity trading advisors, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

a) USE OF ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and effect the disclosure of contingent assets and liabilities at the date of the financial statements, and effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

b) STATEMENT OF CASH FLOWS. There have not been cash payments for interest for the year ended December 31, 1997. The Company has elected to be treated as an S- Corporation for Federal and State tax purposes, and thus there is no provision for income taxes or benefits at the corporation level.

(2) CORPORATE AFFILIATION. The Company's sole shareholder is also owner of Ashley Capital Management, Inc., a Delaware corporation, formed to serve as the general partner of Atlas Futures Fund, Limited Partnership, which is to be offered as a public commodity pool. The sole shareholder is a joint owner of Futures Investment Company, an Illinois corporation, formed on December 6, 1983,( formerly CDTA, Inc.). Futures Investment Company serves as an introducing broker (commodities) to members of the public and, subsequently, for the commodity pools formed under the direction of Ms. Shira Del Pacult, the principal of the Company. In addition, the Company is the general partner of Fremont Fund, an Indiana limited partnership and Auburn Fund, a Delaware limited partnership, as discussed in note (1) above.

(3) INVESTMENTS. During 1995, the Company purchased its interest in the Fund with an initial investment of S 1,000. During 1996, the Company purchased one limited partner unit of the limited partnership for $ 1,000 arid made an additional $24,000 investment in the partnership as its general partner, These investments are being accounted for under the equity method. The Company reported its share of the Fund equity losses of $3,227 during the year.

(4) LONG-TERM DEBT. The Company and its sole shareholder signed a subordinated loan agreement on April 26, 1995, whereby the Company could borrow up to $265,000 from the shareholder until April 25, 1997. The underlying promissory note bears interest at tile rate of 12% per annum and is payable on or before January 12, 2017. The purpose of the loan arrangement was, in part, to fund the expenses of the Company and to advance proceeds to the limited partnership, and also to fulfill its obligation under applicable securities and tax laws requiring general partner capital.

*******************************************************************************
                         PACULT ASSET MANAGEMENT, INC.

                             FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1998





                               TABLE OF CONTENTS


                                                            Page

Independent Auditors' Report                                 1

Financial Statements -

      Balance Sheet                                          2

      Statement of Income and Accumulated Deficit            3

      Statement of Cash Flows                                4

      Notes to Financial Statements                        5 - 6

To The Shareholders
Pacult Asset Management, Inc.
Fremont, Indiana


                         INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of PACULT ASSET MANAGEMENT, INC. as of December 31, 1998, and the related statement of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PACULT ASSET MANAGEMENT, INC. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Frank L. Sassetti & Co.

March 24, 1999
Oak Park, Illinois

                         PACULT ASSET MANAGEMENT, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998


                                    ASSETS


CURRENT ASSETS
      Cash                                                  $ 57,947
      Due from Auburn Fund  (Note 2)                           5,294
      Due from Fremont Fund (Note 2)                           1,017

            Total Current Assets                              64,258

      Investment in Auburn Fund,
       Limited Partnership (Note 3)                           23,712
      Investment in Fremont Fund,
       Limited Partnership (Note 3)                           20,613


            Total Investments                                 44,325


                                                            $108,583



                LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

LIABILITIES
      Current Liabilities
            Accrued interest payable                        $ 30,500

      Subordinated long-term debt  (Note 4)                  100,000


STOCKHOLDER'S EQUITY (DEFICIT)
            Capital stock, no par value (1,500 shares
             authorized; 1,000 issued and outstanding)         1,000
            Accumulated deficit                              (22,917)

                  Total Stockholder's
                     Equity (Deficit)                        (21,917)


                                                            $108,583

                         PACULT ASSET MANAGEMENT, INC.

                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                         YEAR ENDED DECEMBER 31, 1998



REVENUES
      Management fees                                       $ 58,495
      Interest income                                          2,617

                        Total Revenues                        61,112


EXPENSES
      Registration and dues                                    4,530
      Professional accounting, legal and
       audit fees                                              5,127
      Other administrative expenses                              554
      Interest expenses                                       12,000

                  Total Expenses                              22,211


INCOME BEFORE LOSS ON EQUITY
 IN LIMITED PARTNERSHIPS                                      38,901


LOSS ON EQUITY IN LIMITED PARTNERSHIPS                        (2,849)


NET INCOME                                                    36,052


ACCUMULATED DEFICIT
      Beginning of year                                       (6,687)

      Less:  dividends                                       (52,282)

      End of year                                           $(22,917)

                         PACULT ASSET MANAGEMENT, INC.

                            STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                $ 36,052
  Adjustments to reconcile net income to net
   cash provided by operating activities -
    Loss on equity in limited partnerships                     2,849
      Changes in operating assets and liabilities -
        Decrease in accrued interest receivable                  215
        Increase in due from Auburn Fund                      (5,294)
        Decrease in due from Fremont Fund                        644
        Increase in accrued interest payable                  12,000

            Net Cash Provided By
             Operating Activities                             46,466


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment in Auburn Fund                      (25,000)

            Net Cash (Used In)
             Investing Activities                            (25,000)


CASH FLOWS FROM FINANCING ACTIVITIES
      Dividends paid to shareholder                          (52,282)

            Net Cash (Used In)
             Financial Activities                            (52,282)



NET DECREASE IN CASH                                         (30,816)


CASH -
  Beginning of year                                           88,763

  End of year                                               $ 57,947

                         PACULT ASSET MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            The Company, Pacult Asset Management, Inc. (the Company) was formed on October 13, 1994 under the laws of the State of Delaware to act as general partner of the Fremont Fund, Limited Partnership (the Fund). The Fund is a publicly offered commodity pool. In 1998, the Company became the general partner of Auburn Fund, Limited Partnership (the Fund), which is a private placement commodity pool. Both partnerships are currently operating.

            The responsibilities of the General Partner, in addition to selection of the commodity trading advisors, include executing and filing all necessary legal documents, statements and certificates of each Fund, retaining independent public accountants to audit each Fund, employing attorneys to represent each Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of each Fund as limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and effect the disclosure of contingent assets and liabilities at the date of the financial statements, and effect reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - There have not been cash payments for interest for the year ended December 31, 1998. The Company has elected to be treated as an S-Corporation for Federal and State tax purposes, and thus there is no provision for income taxes or benefits at the corporation level.


2.      CORPORATE AFFILIATION

            The Company's sole shareholder is also owner of Ashley Capital Management, Inc., a Delaware corporation, formed to serve as the General Partner of Atlas Futures Fund, Limited Partnership, which is to be offered as a public commodity pool. The sole shareholder is a joint owner of Futures Investment

                         PACULT ASSET MANAGEMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



2.      CORPORATE AFFILIATION - CONTINUED

      Company, an Illinois corporation, formed on December 6, 1983, (formerly CDTA, Inc.). Futures Investment Company serves as an introducing broker (commodities) to members of the public and, subsequently, for the commodity pools formed under the direction of Ms. Shira Del Pacult, the principal of the Company. In addition, the Company is the General Partner of Fremont Fund, an Indiana limited partnership and Auburn Fund, a Delaware limited partnership, as discussed in Note 1, above.
            The Company, at times, has advanced to both intended partnerships monies for various expenses. In addition, the Company receives management fees of 2% of the equity of the Fremont Fund, Limited Partnership and 3% of the equity of The Auburn Fund, Limited Partnership. As a result of these transactions, the Fremont Fund, Limited Partnership and The Auburn Fund, Limited Partnership owed the Company $5,294 and $1,017 at December 31, 1998.


3.      INVESTMENTS

            During 1995 and 1996, the Company purchased its interest in the Fremont Fund, Limited Partnership with an initial investment of $1,000 and an additional $24,000 investment as its General Partner. In 1998, the Company purchased its interest in The Auburn Fund, Limited Partnership with an initial investment of $25,000 as its General Partner. These investments are being accounted for under the equity method. The Company reported its share of the Funds equity losses of $2,828 during the year.


4.      LONG-TERM DEBT

            The Company and its sole shareholder signed a subordinated loan agreement on April 26, 1995, whereby the Company could borrow up to $265,000 from the shareholder until April 27, 1997. The underlying promissory note bears interest at the rate of 12% per annum and is payable on or before
January 12, 2017. The purpose of the loan arrangement was, in part, to fund the expenses of the Company and to advance proceeds to the limited partnership, and also to fulfill its obligation under applicable securities and tax laws requiring General Partner capital.
*******************************************************************************
                         PACULT ASSET MANAGEMENT, INC.
                            UNAUDITED BALANCE SHEET
                            AS OF FEBRUARY 28, 1999


                                      YTD                    TOTAL
                                    BALANCE               YTD BALANCE

                                    ASSETS

CURRENT ASSETS

  COUNTY NATIONAL BANK CHECKING     54,439.77
  AUBURN FUND G.P. INTEREST         25,000.00
  FREMONT FUND G.P. INTEREST        23,183.00
                                 ============

TOTAL CURRENT ASSETS                                    $   102,622.77

FIXED ASSETS

                                                        ==============
TOTAL FIXED ASSETS                                      $          .00

OTHER ASSETS

                                                        ==============
TOTAL OTHER ASSETS                                      $          .00
                                                        ==============
TOTAL ASSETS                                            $   102,622.77
                                                        ==============


                            LIABILITIES AND CAPITAL

CURRENT LIABILITIES

                                                        ==============
TOTAL CURRENT LIABILITIES                               $          .00

                                                        ==============
TOTAL LIABILITIES                                       $          .00

CAPITAL

  COMMON STOCK                       1,000.00
  SHAREHOLDERS 12% SUBORD LOAN     100,000.00
  RETAINED EARNINGS                 (3,533.91)
  NET INCOME (LOSS)                  5,129.35
                                 ============
TOTAL CAPITAL                                           $   102,622.77
                                                        ==============
TOTAL LIABILITIES AND CAPITAL                           $   102,622.77
                                                        ==============

                          PACULT ASSET MANAGEMENT, INC.
                           UNAUDITED INCOME STATEMENT
                            AS OF FEBRUARY 28, 1999


                                   FEBRUARY                   YTD
                                     1999       RATIO       BALANCE    RATIO
SALES

  MANAGEMENT FEES-FREMONT FUND      1,035.43    17.62%      1,035.43   17.62%
  MANAGEMENT FEES-AUBURN FUND       4,842.17    82.38%      4,842.17   82.38%
                                ============            ============

TOTAL SALES                     $   5,877.60   100.00%      5,877.60  100.00%



OPERATING EXPENSES

  LICENSES & FEES                     735.00    12.51%        735.00   12.51%
  SHIPPING EXPENSE                     13.25     0.23%         13.25    0.23%
                                ============            ============

TOTAL OPERATING EXPENSES        $     748.25    12.73%  $     748.25   12.73%
                                ============            ============



NET INCOME FROM OPERATIONS      $   5,129.35    87.27%  $   5,129.35   87.27%



OTHER REVENUE



OTHER EXPENSES

                                ============            ============


NET INCOME (LOSS)               $   5,129.35    87.27%  $   5,129.35   87.27%
                                ============            ============

*******************************************************************************

                                 APPENDIX I
                      COMMODITY TERMS AND DEFINITIONS

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

"1256 Contract".  See "Taxation - Section 1256 Contract".

"Additional Sellers".  See definition of "Selling Agent".

"Affiliated IB". The IB is Affiliated with the principal of the General Partner. The IB has no affiliation with the Partnership. Also see definition of "IB".

"Associated Persons". The persons registered pursuant to the Commodity Exchange Act with the FCM, the Selling Agent, Additional Sellers, or the IB who are eligible to service the Partnership, the Partners and to receive Trailing Commissions.

"Average Price System". The method approved by the CFTC to permit the CTA to place positions sold or purchased in a block to the numerous accounts managed by the CTA. See "The Commodity Trading Advisors" in the main body of the Prospectus.

"Best Efforts". The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

"Capital" means cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership.

"CFTC". Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

"Commodity". Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

"Commodity Broker".  See definitions of "Futures Commission Merchant" and
"IB".

"Commodity Exchange Act". The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

"Commodity Pool Operator" or "CPO". Pacult Asset Management, Incorporated, c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901. An entity that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

"Commodity Trading Advisors" or "CTAs". Bell Fundamental Futures, L.L.C., 889 Ridge Lake Boulevard, Suite 233, Memphis, Tennessee 38120; and, Hanseatic Corporation, 5600 Wyoming N.E., Suite 220, Albuquerque, New Mexico 87109. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Partnership.

"Daily Price Limit". The maximum permitted movement in a single direction (imposed by an exchange and approved- by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

"Exchange for Physicals" ("EFP"). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

"Form K-1". The section of the Federal Income Tax Return filed by the Partnership which identifies the amount of investment in the Partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a Partner on the Partner's tax return.

"Fully-Committed Position". Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in certain commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

"Futures Commission Merchant" or "FCM". ABN AMRO Incorporated, 208 South LaSalle Street, Chicago, IL 60604. The entity that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The IB will be responsible for the negotiation and payment of the commission to the FCM.

"Futures Contract". A contract providing for (i) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (ii) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each Commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity". Trading in futures contracts involves trading in contracts for future delivery of Commodities and not the buying and selling of particular physical lots of Commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

"Futures Investment Company". The selling agent (the "Selling Agent") and introducing broker (the "IB"), 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 which will introduce the trades to the FCM for a fixed commission of 12% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"General Partner". Pacult Asset Management, Incorporated, c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901. The manager of the Fund.

"Gross Profits". The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

"Initial Closing". November, 1996 - when the Minimum offering amount was raised and Escrow funds were released to the Partnership for commencement of trading.

"IB" or "Introducing Broker". The introducing broker, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, which will introduce the trades to the FCM for a fixed commission of 12% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"Introduction of Trades". The term used to describe the function performed by the broker which handles the relationship between the Partnership and the Futures Commission Merchant. See the definition of "IB".

"Limited Partner". Persons admitted without management authority pursuant to the Partnership Agreement.

"Margin". A good faith deposit with a broker to assure fulfillment of the terms of a Futures Contract.

"Margin call". A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an FCM.

"Maximum Offering". The amount which will terminate this offering, $5,000,000.

"NASD". National Association of Security Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker dealers such as the Selling Agent.

"Net Assets" or "Net Asset Value" means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the valuation date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

"Net Unit Value". The Net Assets of the Partnership divided by the total number of Units outstanding.

"Net Gains".  The net profit from all sources.

"New Net Profit". The profit in excess of the highest prior level of equity, before charges and fees, earned by a commodity trading advisor. See "Description of Charges" and the "Limited Partnership Agreement".

"Net Worth". The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

"Offering Expenses". The Partnership has reimbursed the General Partner for offering expenses of $52,000 from the gross proceeds of the offering as of the Initial Closing in November, 1996. The $52,000 in Offering Expenses included the first year operating costs. Each newly admitted Partner's pro rata share of Offering Expenses will be deducted from their investment amount and used to credit the accounts of prior admitted Partners for the Offering Expenses they advanced.

"Organizational Expenses". The General Partner is being reimbursed for certain Organizational Expense in the amount of $5,000, amortized on a straight line method over the first 60 months of Partnership operation, commencing November, 1996. Specifically, these include $500 in accounting fees, and $4500 in legal fees.

"Option Contract". An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid ("premium") for the option.

"Partners". The General Partner, all other general partners, and all Limited Partners in the Partnership.

"Partnership" or "Limited Partnership" or "Commodity Pool" or "Pool" or "Fund". The Fremont Fund Limited Partnership, evidenced by Exhibit A to this Prospectus, 5916 N. 300 West, P.O. Box C, Fremont, IN (219) 833-1306.

"Position Limits". The CFTC has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called Position Limits.

"Principal". Ms. Shira Del Pacult, the principal of the General Partner (who is also a principal of the IB).

"Round-turn Trade". The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

"Redemption". The right of a Partner to tender the Units to the Partnership for surrender at the Net Unit Value, subject to certain conditions. See the Limited Partnership Agreement attached as Exhibit A to the Prospectus.

"Selling Agent". The NASD member broker dealer, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, selected by the General Partner to offer the Units for sale. The General Partner and the Selling Agent may select Additional Selling Agents to also offer Units for sale. See "Plan of Distribution" in the Prospectus.

"Scale in Positions". Some of the CTAs selected by the General Partner presently have a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the Partnership and other accounts under management will be too large too be executed at one time. The CTAs intend to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the CFTC. This procedure is defined as to "Scale in Positions". The same definition and rules apply when the CTA elects to exit a position.

"Taxation - Section 1256 Contract" is defined to mean: (1) any regulated futures contract ("RFC"); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC or any other board of trade, exchange or other market designated by the Secretary of Treasury ("a qualified board of exchange") and which is "market-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A "non-equity option" means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the CFTC of a contract market for a contract bond or such group of stocks or stock index. A "dealer equity option" means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

With certain exceptions discussed below, the following rules apply to Section 1256 contracts. All Section 1256 contracts will be market-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term, and 40% as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%.

Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carryback any net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains, but not against other income. The net loss from Section 1256 contracts will be treated as 60% long-term capital loss and 40% short- term capital loss. To the extent that such losses are not depleted by the carryback, they can be carried forward under the existing capital loss carry forward rules and will be treated as 60% long-term capital losses and 40% short-term capital losses.

During taxable years in which little or no profit is generated from trading activities, a Limited Partner will, none-the-less, still have interest income.

The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions"). The gains and losses from off-exchange positions will not be subject to the 60/40 Rule, but will be treated in accordance with the general holding period rules and taxed at the same rates as ordinary income, on a dollar for dollar basis. Capital gain or loss with respect to property other than Section 1256 contracts generally will be long-term only if such contracts have been held for more than one year. See "Federal Income Tax Aspects".

"Trailing Commissions". The share of the fixed commissions to be paid to the individual associated persons who work for the NASD member broker dealers or the IB who have either sold the Units to the Partners or are providing services to the General Partner or the other Partners.

"Taking Positions Ahead of the Partnership". The allocation of trades by other than legally accepted methods by the CTA or other trader which favors parties who took the position unfairly.

"Trading Matrix". The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. For example, each $50,000 in every account is traded the same by Bell. This is Bell's trading matrix. Some other commodity trading advisors have a different trading matrix for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

"Unit". The term used to describe the ownership of both the General and Limited Partner interests in the Partnership.

"Unrealized Profit Or Loss". The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

"Underwriter".  See "Selling Agent".


                        STATE REGULATORY GLOSSARY

      The following definitions are supplied by the state securities administrators responsible for the review of public futures fund ("commodity pool") offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the General Partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Fund.

      Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the Broker or Brokerage Firm which makes the offer or the residence of the potential investor.

      Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the CTAs and, when it provides such advice, to the General Partner.

      Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Ms. Shira Del Pacult is the sole shareholder and principal of the General Partner and also owns 50% of the outstanding voting shares and is a principal in the Affiliated IB.

      Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the Units.

      Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See "Futures Commission Merchant" and "Introducing Broker" and Appendix III to this Prospectus.

      Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

      Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this Prospectus.

      Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

      Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

      Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

      New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See "New Net Profit".

      Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

      Participant-The holder of a Program Interest.  A Partner in the Fund.

      Person-Any natural Person, partnership, corporation, association or other legal entity.

      Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the Introducing Broker from the fixed commissions.

      Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

      Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the "Futures Commission Merchant" and "Introducing Broker" and Appendix III to this Prospectus.

      Program Interest-A limited partnership interest or other security representing ownership in a program. The "Units" in the Fund. See Exhibit A, the Limited Partnership Agreement.

      Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

      Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

      Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

      Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.
*******************************************************************************
                                  APPENDIX II
                        Performance Record of the Fund

Traders: Bell Fundamental Futures, LLC (as of February, 1999)

[To keep the rows of the following table from exceding 132 characters, it has been broken into two tables where the first table contains columns 1-12 and the second contains columns 1-7 and 13-15.]

         (1)       (2)      (3)     (4)     (5)      (6)      (7)     (8)     (9)      (10)     (11)      (12)
                                   Gross             Net   Change In         Change  Operation
                                  Realized        Realized Unrealized          In     Mgt. and
Period Beginning Capital  Capital Trading  Broker  Trading  Trading   Net    Accrued Incentive  Net      Ending
End    Capital    Adds     W/Ds   Profits  Comm.   Profits  Profits   Int.    Comm.    Fees  Performance Capital
----------------------------------------------------------------------------------------------------------------
1996
Init. 0         610,968  0        0        0       0        0        0       0        0        0        610,968
Nov.  610,968   93,998   0        0        3,039  -3,039    0        7,965   0        58,843   -53,917  651,049
Dec.  651,049   127,360  0        -29      5,502  -5,531    17,861   4,362   0        1,449    15,242   793,651

                      1996 Performance     -6.69%

1997
Jan.  793,651   58,220   0        -18,666  6,504   -25,170  9,481    7,494   0        6,393    -14,588  837,283
Feb.  837,283   164,226  0        24,690   7,557   17,133   -17,870  13,198  0        6,084    6,377    1,007,886
Mar.  1,007,886 44,189   0        10,964   8,124   2,840    -11,728  6,511   0        6,791    -9,168   1,042,907
Apr.  1,042,907 44,831   0        -17,532  9,708   -27,240  5,504    6,466   0        6,974    -22,244  1,065,494
May   1,065,494 0        0        11,527   9,848   1,679    -3,676   4,548   0        9,627    -7,076   1,058,418
Jun.  1,058,418 0        0        2,660    10,141  -7,481   6,553    4,565   0        7,730    -4,093   1,054,325
Jul.  1,054,325 0        0        -18,832  10,380  -29,212  25,576   4,686   0        8,884    -6,834   1,047,491
Aug.  1,047,491 0        0        7,900    10,286  -2,386   -20,248  4,527   0        8,825    -26,932  1,020,559
Sep.  1,020,559 0        0        4,051    9,921   -5,870   3,258    4,386   0        7,211    -5,437   1,015,122
Oct.  1,015,122 0        0        23,014   9,951   -32,965  27,768   4,523   0        7,082    -7,756   1,007,366
Nov.  1,007,366 0       -11,891   42,303   9,852   32,451   -40,647  4,228   0        6,968    -10,936  984,629
Dec.  984,629   0       -11,922   -3,246   9,779   -13,025  -5,465   4,470   0        6,972    -20,992  951,715

                      1997 Performance     -12.21

1998
Jan.  951,715   0        0        -14,099  9,394   -23,493  6,544    9,668   0        6,777    -14,058  937,657
Feb.  937,657   0        0        10,289   9,176   1,113    -1,161   -1,836  0        6,704    -8,588   929,069
Mar.  929,069   0        -77,251  -1,164   9,163   10,327   20,025   3,961   0        6,766    6,893    858,711
Apr.  858,711   0        -84,073  -5,762   9,199   -14,961  -13,528  5,301   0        6,514    -29,702  744,936
May   744,936   0        -51,639   1,334   7,761   -6,427   -8,999   3,494   0        5,219    -17,151  676,146
Jun.  676,146   0        0        (23,390) 10,205  (33,595) 1,250    3,059   0        7,138   (36,424)  639,722
Jul.  639,722   0        0        7,645    3,878   3,767    23,400   5,305   0        5,543   26,929    666,651
Aug.  666,651   0        0        32,507   6,449   26,058   (6,247)  2,952   0        10,928  11,835    678,486
Sep.  678,486   0        (1,138)  (49,248) 6,463   (55,711) 58,368   2,681   0        4,888   450       677,798
Oct.  677,798   0        0        70,018   6,402   63,616   (57,271) 2,583   0        7,191   1,737     679,535
Nov.  665,035   0        0        4,291    6,455   (2,164)  (19,499) 2,552   0        4,191   (23,412)  641,623
Dec.  641,623   0        (10,239) (1,271)  5,967   (7,238)  0        2,378   0        5,390   (10,250)  621,134

                      1998 Performance Y.T.D.    -11.35%

1999
Jan.  621,134   0        (34,181) 2,165    5,762   (3,597)  (2,550)  2,242   0        5,320   (9,225)   577,728
Feb.  577,728   0        (48,471)(6,142)   5,660   (11,802) 61,572   1,945   0        12,795  38,920    568,177

                      1999 Performance Y.T.D.    5.15%

         (1)       (2)      (3)     (4)     (5)      (6)      (7)        (13)     (14)     (15)
                                   Gross             Net   Change In
                                  Realized        Realized Unrealized   Total     NAV
Period Beginning Capital  Capital Trading  Broker  Trading  Trading  Outstanding  Per       %
End    Capital    Adds     W/Ds   Profits  Comm.   Profits  Profits     Units     Unit     Chg.
-------------------------------------------------------------------------------------------------
1996
Init. 0         610,968  0        0        0       0        0                     940
Nov.  610,968   93,998   0        0        3,039  -3,039    0         759.64      857      -8.83%
Dec.  651,049   127,360  0        -29      5,502  -5,531    17,861    904.85      877      2.34%

                      1996 Performance Y.T.D.   -6.69%

1997
Jan.  793,651   58,220   0        -18,666  6,504   -25,170  9,481     972.00      861     -1.79%
Feb.  837,283   164,226  0        24,690   7,557   17,133   -17,870   1,161.77    868     0.71%
Mar.  1,007,886 44,189   0        10,964   8,124   2,840    -11,728   1,213.17    860     -0.91%
Apr.  1,042,907 44,831   0        -17,532  9,708   -27,240  5,504     1,266.46    841     -2.13%
May   1,065,494 0        0        11,527   9,848   1,679    -3,676    1,266.46    836     -0.66%
Jun.  1,058,418 0        0        2,660    10,141  -7,481   6,553     1,266.46    832     -0.39%
Jul.  1,054,325 0        0        -18,832  10,380  -29,212  25,576    1,266.46    827     -0.65%
Aug.  1,047,491 0        0        7,900    10,286  -2,386   -20,248   1,266.46    806     -2.57%
Sep.  1,020,559 0        0        4,051    9,921   -5,870   3,258     1,266.46    802     -0.53%
Oct.  1,015,122 0        0        23,014   9,951   -32,965  27,768    1,266.46    795     -0.76%
Nov.  1,007,366 0       -11,891   42,303   9,852   32,451   -40,647   1251.46     787     -1.09%
Dec.  984,629   0       -11,922   -3,246   9,779   -13,025  -5,465    1,235.98    770     -2.13%

                      1997 Performance     -12.21

1998
Jan.  951,715   0        0        -14,099  9,394   -23,493  6,544     1,235.98    759     -1.48%
Feb.  937,657   0        0        10,289   9,176   1,113    -1,161    1,235.98    752     -0.92%
Mar.  929,069   0        -77,251  -1,164   9,163   10,327   20,025    1,133.96    757     0.74%
Apr.  858,711   0        -84,073  -5,762   9,199   -14,961  -13,528   1,018.96    731     -3.46%
Jun.  676,146   0        0        (23,390) 10,205  (33,595) 1,250     946.66      676     -5.39%
Jul.  639,722   0        0        7,645    3,878   3,767    23,400    946.66      704     4.21%
Aug.  666,651   0        0        32,507   6,449   26,058   (6,247)   946.66      717     1.78%
Sep.  678,486   0        (1,138)  (49,248) 6,463   (55,711) 58,368    945.09      717     0.07%
Oct.  677,798   0        0        70,018   6,402   63,616   (57,271)  945.08      719     0.26%
Nov.  665,035   0        0        4,291    6,455   (2,164)  (19,499)  924.91      694     (3.52%)
Dec.  641,623   0        (10,239) (1,271)  5,967   (7,238)  0         909.91      683     (1.60%)

                      1998 Performance Y.T.D.    -11.35%

1999
Jan.  621,134   0        (34,181) 2,165    5,762   (3,597)  (2,550)   859.08      672     (1.49%)
Feb.  577,728   0        (48,471)(6,142)   5,660   (11,802) 61,572    791.56      718      6.74%

                      1999 Performance Y.T.D.    5.15%

*******************************************************************************
                                 APPENDIX III

                   Supplemental Performance Information For
                       Bell Fundamental Futures, L.L.C.

The following pro forma supplemental performance capsules were compiled based upon BFF's individual managed account fee schedule, which includes a 2% management fee and a 20% incentive fee. Please note that Fremont Fund pays a 4% management fee and a 15% incentive fee to the CTAs.

Pro Forma Performance Capsule B - Eagle Fund, L.P.

The following capsule shows the past performance of the Pro Forma Performance Capsule B - Eagle Fund, L.P. since the inception of trading through the date of the cessation of trading (December 22, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma Performance Capsule B - Eagle Fund, L.P.
           Percentage Rate of Return
    (Computed on a compounded monthly basis)*

MONTH      1997       1996       1995       1994       1993       1992
January    (1.8)       0.2       (1.4)       0.3       (0.6)       0.1
February  (12.0)       1.0       (0.3)      (0.1)      (0.1)      (5.1)
March      (3.6)      (4.1)      (3.2)      (0.6)      (0.1)       2.8
April      (1.3)       7.2       (0.2)       5.5        2.7        9.6
May        20.6        1.0        0.1       (0.8)       0.8       (4.7)
June       15.0        3.3       (6.7)      (0.7)       9.0        0.3
July       (0.7)       2.3       (2.8)      31.2        6.5        0.6
August      0.0       (2.6)      (9.1)      (3.8)      (2.3)       0.9
September   1.1       26.0       22.2       27.1       (0.1)      (4.4)
October     1.1       28.2        8.9       (4.5)      (0.1)       4.7
November    1.1       (1.4)      (9.7)     (16.4)       4.6       (3.3)
December    2.1        3.9       30.2        4.9       29.5        1.6
Year       19.4       79.4       22.6       39.1       57.4        2.2

Name of the Trading Program: Pro Forma Performance Capsule B - Eagle Fund,
L.P.
Date Commodity Trading Advisor Began Trading Client Accounts: January 1983 Date When Client Funds Began Being Traded Pursuant to Trading Program:
January 1992
Largest Monthly Draw-Down**:  16.4% / 11-94
Worst Peak-to-Valley Draw-Down***:  34.4% 9-94 to 8-95

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above pro forma performance information for Eagle Fund, L.P. represents performance history of accounts in which Mr. Bell had limited discretionary trading authority. No proprietary accounts are included. In his capacity as the sole trader employed by Eagle Fund, L.P., Mr. Bell received fixed compensation on a monthly basis in addition to a bonus based primarily on quarterly investment performance.

In order to maintain the account level at the actual amount, any fees which are reflected as being paid are offset by a contribution in an identical amount. If an incentive fee is reduced, due to losses subsequent to an incentive fee being accrued, but prior to payment of the fee, the expense could actually be a negative, reflecting the repayment of the fee. In such a case, that amount will be offset by a withdrawal from the account. Theses adjustment would tend to reduce the historical returns attained by the Fund.

Eagle Fund, L. P. ceased trading December 22, 1997. At that time the assets under management were $3,025,166.

Pro Forma Performance Capsule C - Proprietary Accounts

The following capsule shows the past performance of the Pro Forma Performance Capsule C - Proprietary Accounts since January 1992 through year-to-date (February 28, 1999). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma Performance Capsule C - Proprietary Accounts
             Percentage Rate of Return
      (Computed on a compounded monthly basis)*

MONTH      1999      1998      1997      1996      1995      1994      1993
January    (0.1)     (3.2)      0.1      (1.3)      3.3       1.2       2.6
February   21.4       3.6     (15.9)     (0.5)     (2.5)     (7.6)     (2.2)
March                 3.1      (3.9)      1.0      (5.0)     (3.2)     (3.0)
April                 1.8      (3.0)     12.0      (0.4)     (3.1)      9.1
May                   4.1      19.8       2.9      (3.1)     (7.6)      2.8
June                 (3.6)     11.7       2.6      (7.8)     (2.1)     33.0
July                 (3.1)     (3.6)      2.4       7.7      21.2       1.7
August                7.6      (0.2)      3.3      (5.0)     (2.2)      2.9
September            (0.4)      0.8      22.4      18.9      21.1       0.9
October              (1.2)      6.5      25.9       4.2      (2.7)      0.8
November              0.5       2.0       0.0      (5.8)     (3.8)     12.9
December             (0.7)      5.0       2.6      18.7       3.7      14.0
Year       21.3       8.2      15.4      96.5      20.7      10.4      98.8

Name of the Trading Program: Pro Forma Performance Capsule C - Proprietary Accounts
Date Commodity Trading Advisor Began Trading Client Accounts: January 1983 Date When Client Funds Began Being Traded Pursuant to Trading Program:
January 1983
Largest Monthly Draw-Down**:  8-95 / 34.9%
Worst Peak-to-Valley Draw-Down***:  2-95 to 8-95 / 46.9%

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-
end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
*******************************************************************************
              POST EFFECTIVE AMENDMENT NUMBER SEVEN TO FORM S-1

                                           Registration No. 33-96292

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

       (a)  Exhibits.

Exhibit
Number    Description of Document                                               Date Filed

(1) - 01  Selling Agreement dated March 12, 1996, among the Partnership, the
          General Partner, and World Invest Corporation, the Broker/Dealer.     March 12, 1996
(1) - 02  Selling Agreement dated July 22, 1997, among the Partnership, the     July 30, 1997
          General Partner, and Futures Investment Company, the Broker/Dealer.
(2)       None
(3) - 01  Articles of Incorporation of the General Partner                      August 28, 1995
(3) - 02  By-Laws of the General Partner                                        August 28, 1995
(3) - 03  Board Resolution of General Partner to authorize formation of
          Indiana Limited Partnership                                           August 28, 1995
(3) - 04  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(3) - 05  Indiana Secretary of State acknowledgment of filing of Certificate
          of Limited Partnership                                                April 11, 1996
(3) - 06  Certificate of Limited Partnership, Designation of Registered Agent
          and Certificate of Initial Capital filed with the Indiana Secretary
          of State on January 12, 1996                                          April 11, 1996
(4) - 01  Amended and Restated Agreement of Limited Partnership of the
          Registrant dated January 15, 1996
          (included as Exhibit A to the Prospectus).                            July 17, 1996
(5) - 01  Opinion of The Scott Law Firm relating to the legality of the
          Partnership Units.                                                    August 28, 1995
(6)       Not Applicable
(7)       Not Applicable
(8) - 01  Opinion of The Scott Law Firm with respect to Federal income tax
          consequences.                                                         March 12, 1996
(9)       None

                                     1

(10) - 01 Form of Advisory Agreement between the Partnership and the CTA
          (included as Exhibit F to the Prospectus)                             August 28, 1995
(10) - 02 Form of New Account Agreement between the Partnership and the FCM     March 12, 1996
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).                            August 7, 1998
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the
          Partnership.  (included as Exhibit E to the Prospectus).              August 28, 1995
(10) - 05 Introducing Broker Clearing Agreement dated the 19th day of October,
          1995, by and between The Chicago Corporation as futures commission merchant (the "FCM") and Futures Investment Co. as introducing
          broker (the "IB")                                                     April 11, 1996
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants      April 12, 1999
(23) - 02 Consent of James Hepner, Certified Public Accountant                  August 28, 1995
(23) - 03 Consent of The Scott Law Firm.                                        December 8, 1997
(23) - 04 Consent of Michael J. Frischmeyer, CTA                                December 8, 1997
(23) - 05 Consent of World Invest Corporation                                   August 5, 1996
(23) - 06 Consent of Escrow Agent                                               August 28, 1995
(23) - 07 Consent of The Chicago Corporation                                    June 7, 1996
(23) - 08 Consent of Futures Investment Company                                 December 8, 1997
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital                        April 11, 1996
(99) - 02 Representative's Agreement between World Invest Corporation and
          Shira Del Pacult dated December 10, 1992                              June 7, 1996
(99) - 03 Representative's Agreement between Futures Investment Company and
          Shira Del Pacult dated July 28, 1997                                  June 7, 1996

(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

Insofar as indemnification for liabilities under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act
of 1933 and is, therefore, unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

******************************************************************************
                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Post Effective Amendment Number Seven to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont in the State of Indiana on the 12th day of April, 1999.

PACULT ASSET MANAGEMENT, INC.          FREMONT FUND
                                       BY PACULT ASSET MANAGEMENT, INC.
                                       GENERAL PARTNER


By: /s/ MS. SHIRA PACULT               By: /s/ MS. SHIRA PACULT
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Post Effective Amendment Number Seven has been signed below by the following person on behalf of Pacult Asset Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.


    /s/ MS. SHIRA PACULT
    MS. SHIRA PACULT                   Date:  April 12, 1999
    PRESIDENT


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Pacult Asset Management, Inc., General Partner of the Fund)